                                                                    EXHIBIT 99.1

                     IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE NORTHERN DISTRICT OF TEXAS
                              FORT WORTH DIVISION


IN RE:                           (S)   Chapter 11
                                 (S)
KITTY HAWK, INC.,                (S)   CASE NO. 400-42141-BJH-11
KITTY HAWK AIRCARGO, INC.,       (S)   CASE NO. 400-42142-BJH-11
KITTY HAWK CHARTERS, INC.,       (S)   CASE NO. 400-42143-BJH-11
KITTY HAWK INTERNATIONAL, INC.,  (S)   CASE NO. 400-42144-BJH-11
KITTY HAWK CARGO, INC.,          (S)   CASE NO. 400-42145-BJH-11
OK TURBINES, INC.,               (S)   CASE NO. 400-42146-BJH-11
LONGHORN SOLUTIONS, INC.,        (S)   CASE NO. 400-42147-BJH-11
AIRCRAFT LEASING, INC.,          (S)   CASE NO. 400-42148-BJH-11
AMERICAN INTERNATIONAL           (S)   CASE NO. 400-42149-BJH-11
TRAVEL, INC., AND                (S)
FLIGHT ONE LOGISTICS, INC.       (S)   CASE NO. 400-42069-BJH-11
                                 (S)
      Debtors.                   (S)   Jointly Administered under
                                 (S)   Case No. 400-42141


________________________________________________________________________________

                  DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125
                       IN SUPPORT OF THE DEBTORS' JOINT
                   PLAN OF REORGANIZATION DATED MAY 30, 2001

________________________________________________________________________________

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED BY (COLLECTIVELY, THE "DEBTORS," OR "KITTY HAWK") AND DESCRIBES THE TERMS AND PROVISIONS OF THE DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001 (THE "PLAN"). ANY TERM USED IN THIS DISCLOSURE STATEMENT THAT IS NOT DEFINED HEREIN HAS THE MEANING ASCRIBED TO THAT TERM IN THE PLAN. A COPY OF THE PLAN IS INCLUDED HEREIN FOLLOWING THIS DISCLOSURE STATEMENT.



Dated: May 30, 2001

Robert D. Albergotti          John D. Penn                    Sarah B. Foster
State Bar No. 00969800        State Bar No. 15752300          State Bar No. 07297500
Haynes and Boone, LLP         Haynes and Boone, LLP           Haynes and Boone, LLP
901 Main Street, Suite 3100   201 Main Street, Suite 2200     600 Congress Ave., Suite 1600
Dallas, Texas 75202           Fort Worth, Texas 76102         Austin, Texas 78701
Tel. No. (214) 651-5000       Direct Tel. No. (817) 347-6610  Tel. No. (512) 867-8400
Fax No. (214) 651-5940        Direct Fax No. (817) 348-2300   Fax No. (512) 867-8470

COUNSEL TO THE DEBTORS AND THE DEBTORS-IN-POSSESSION

                               TABLE OF CONTENTS

                                                                                                      Page
SUMMARY OF THE PLAN...................................................................................   1

I    INTRODUCTION.....................................................................................   2
     A    Filing of the Debtors' Chapter 11 Reorganization Cases......................................   2
     B    Purpose of Disclosure Statement.............................................................   2
     C    Hearing on Confirmation of the Plan.........................................................   4
     D    Sources of Information......................................................................   5

II   EXPLANATION OF CHAPTER 11........................................................................   6
     A    Overview of Chapter 11......................................................................   6
     B    Plan of Reorganization......................................................................   6

III  VOTING PROCEDURES AND REQUIREMENTS FOR CONFIRMATION..............................................   8
     A    "Voting Claims" -- Parties Entitled to Vote.................................................   8
     B    Return of Ballots...........................................................................   9
          1.    Voting Record Date....................................................................   9
          2.    Special Procedures for Ballots of Holders of Senior Notes.............................   9
          3.    Deadline for Submission of Ballots....................................................  10
     C    Confirmation of Plan........................................................................  11
          1.    Solicitation of Acceptances...........................................................  11
          2.    Requirements for Confirmation of the Plan.............................................  11
          3.    Acceptances Necessary to Confirm the Plan.............................................  13
          4.    Cramdown..............................................................................  13

IV.  BACKGROUND OF THE DEBTORS........................................................................  14
     A.   Nature of the Debtors' Business.............................................................  14
     B.   Overview of the Debtors' Current Corporate Structure........................................  14
     C.   Creditor Claims Against Multiple Debtors....................................................  16
     D.   Existing and Potential Litigation...........................................................  16
          1.    Claims Against the Debtors............................................................  16
                a.    Securities Litigation Against the Debtors or
                      Their Officers and Directors....................................................  16
                b.    Other Claims Against the Debtors................................................  17
          2.    Claims Held by the Debtors............................................................  17
                a.    Preference Claims...............................................................  17
                b.    Potential Avoidance Claims Against the Noteholders..............................  18
          3.    Other Litigation......................................................................  22
                a.    Litigation with International Brotherhood of Teamsters..........................  22
                b.    Litigation with Conrad Kalitta..................................................  22
                c.    Miscellaneous Litigation........................................................  22

V.   EVENTS LEADING TO BANKRUPTCY.....................................................................  23
     A.   Events Leading to Chapter 11 Bankruptcy Filing..............................................  23

VI.  PROGRESS DURING BANKRUPTCY AND SIGNIFICANT EVENTS................................................  25
     A.   Fort Wayne Hub Improvements.................................................................  25
     B.   Financial Performance.......................................................................  25
     C.   Revenue Performance Improvement.............................................................  27
     D.   Administrative Consolidation................................................................  27
     E.   Management Changes..........................................................................  27
     F.   Asset Sales.................................................................................  28
     G.   Key Contracts...............................................................................  29
     H.   Significant Orders Entered During the Case..................................................  31
     I.   Appointment of Creditors' Committee.........................................................  35
     J.   Professionals' Being Paid by the Estates and Fees to Date...................................  35
          1.    Professionals employed by the Debtors.................................................  35
          2.    Professionals employed by the Creditors' Committee....................................  36
          3.    Fees to Date..........................................................................  36

VII. DESCRIPTION OF THE PLAN..........................................................................  36
     A.   Introduction................................................................................  36
     B.   Consolidation...............................................................................  37
     C.   Designation of Claims and Interests.........................................................  37
          1.    Secured Claims........................................................................  38
          2.    Unsecured Claims......................................................................  38
          3.    Interests.............................................................................  38
     D.   Treatment of Claims and Interests...........................................................  38
          1.    Administrative Claims.................................................................  38
                a.    General.........................................................................  38
                b.    Payment of Statutory Fees.......................................................  39
                c.    Bar Date for Administrative Claims..............................................  39
                      (1)    General Provisions.......................................................  39
                      (2)    Professionals............................................................  39
                      (3)    Ordinary Course Liabilities..............................................  39
                      (4)    Contractual Employee Claims..............................................  39
                      (5)    Tax Claims...............................................................  39
          2.    Treatment of Pre-Petition Priority and Secured Tax Claims.............................  40
     E.   Classification and Treatment of Classified Claims and Interests.............................  40
          1.    Class 1 - Bank Claims.................................................................  40
          2.    Class 2 - Noteholders' Secured Claims.................................................  43
          3.    Class 3 - Secured Claims Other Than Bank Claims and Claims of the Noteholders.........  43
          5.    Class 4 - Priority Claims.............................................................  44
          6.    Class 5 - Convenience Claims..........................................................  44
          7.    Class 6 - Unsecured Noteholder Claims.................................................  45
          8.    Class 7 - Other Unsecured Claims......................................................  45
          9.    Class 8 - Old Common Stock............................................................  47

                 10.      Class 9 - Securities Claims.....................................................   48
        F.       Acceptance or Rejection of the Plan......................................................   48
                 1.       Voting Classes..................................................................   48
                 2.       Presumed Rejection of Plan......................................................   48
        G.       Manner of Distribution of Property Under the Plan........................................   48
                 1.       Distribution Procedures.........................................................   48
                 2.       Distribution of Creditors' New Common Stock.....................................   48
                 3.       Distributions by Indenture Trustee..............................................   49
                 4.       Surrender and Cancellation of Old Securities....................................   49
                 5.       Disputed Claims.................................................................   50
                 6.       Manner of Payment Under the Plan................................................   50
                 7.       Delivery of Distributions and Undeliverable or Unclaimed
                           Distributions..................................................................   50
                          a.       Delivery of Distributions in General...................................   50
                          b.       Undeliverable Distributions............................................   50
                                   (1)      Holding and Investment of Undeliverable Property..............   50
                                   (2)      Distribution of Undeliverable Property After
                                            it Becomes Deliverable and Failure to
                                            Claim Undeliverable Property..................................   51
                 8.       De Minimis Distributions........................................................   51
                 9.       Failure to Negotiate Checks.....................................................   51
                 10.      Compliance with Tax Requirements................................................   51
                 11.      Setoffs.........................................................................   51
                 12.      Fractional Interests............................................................   52
        H.       Treatment of Executory Contracts and Unexpired Leases....................................   52
        I.       Means for Execution and Implementation of the Plan.......................................   52
        J.       Conditions to Effectiveness of the Plan..................................................   58
                 1.       Conditions to Effectiveness.....................................................   58
                 2.       Waiver of Conditions............................................................   58
                 3.       No Requirement of Final Order...................................................   58
        K.       Effects of Plan Confirmation.............................................................   58
        L.       Confirmability of Plan and Cramdown......................................................   60
        M.       Retention of Jurisdiction................................................................   60

VIII.   FEASIBILITY OF THE PLAN...........................................................................   61
        A.       Feasibility..............................................................................   61
                 1.       Business Strategy...............................................................   61
                 2.       Factors Enhancing Kitty Hawk's Future Business Prospects........................   63
                          a.       Diversified Revenue Base...............................................   63
                          b.       Large Market in an Under-served, Growing Industry Segment..............   63
                          c.       Efficient, Utilitarian Aircraft Fleet..................................   63
                          d.       Low Cost Operator of B727-200F.........................................   63
                          e.       Significant Opportunity to Expand Fort Wayne Hub.......................   64
                          f.       Substantial Leverage to Attract Additional
                                   Strategic Partner(s)...................................................   64

     B.   Alternatives to Confirmation of the Plan....................................................  64
          1.    Dismissal.............................................................................  64
          2.    Chapter 7 Liquidation.................................................................  65
          3.    Confirmation of an Alternative Plan...................................................  66
          4.    Christopher Plan......................................................................  66

IX.  VALUATION OF KITTY HAWK, INC. AND ITS SUBSIDIARIES
     ON A STAND-ALONE BASIS...........................................................................  66
     A.   Cautionary Note.............................................................................  66
          1.    Kitty Hawk, Inc.......................................................................  67
          2.    Flight One Logistics, Inc.............................................................  67
          3.    American International Travel, Inc....................................................  67
          4.    Longhorn Solutions, Inc...............................................................  67
          5.    Aircraft Leasing, Inc.................................................................  68
          6.    Kitty Hawk International, Inc.........................................................  68
          7.    OK Turbines, Inc......................................................................  68
          8.    Kitty Hawk Charters, Inc..............................................................  68
          9.    Explanatory Note as to Kitty Hawk Aircargo and
                Kitty Hawk Cargo Valuations...........................................................  69

X.   DESCRIPTION OF SECURITIES TO BE ISSUED UNDER THE PLAN............................................  69
     A.   New Common Stock............................................................................  69
     B.   Issuance of the New Common Stock under the Plan.............................................  71
     C.   Post-Confirmation Transfers of the New Common Stock.........................................  72
     D.   Trading in the Over-the-Counter Market......................................................  73
     E.   Certain Transactions by Stockbrokers........................................................  73

XI.  VALUATION OF NEW COMMON STOCK....................................................................  74

XII. RISK FACTORS.....................................................................................  75
     A.   Risks Relating to Confirmation..............................................................  76
          1.    Risks Related to Exit Financing.......................................................  76
          2.    Risks Related to Annual Meeting.......................................................  76
     B.   Kitty Hawk Related Risks....................................................................  76
          1.    Dependence on Significant Customers...................................................  76
          2.    Employee Relations....................................................................  78
     C.   Aircraft Related Risks......................................................................  78
          1.    Future Operations Based on Continued Acceptance
                of Scheduled Airfreight...............................................................  78
          2.    Dependence on Aircraft Availability...................................................  78
          3.    Capital Intensive Nature of Aircraft Ownership........................................  79
          4.    Aging Aircraft Regulations; Potential Compliance Costs................................  79
     D.   Industry Related Risks......................................................................  80
          1.    Cyclicality and Seasonality of Business...............................................  80
          2.    Volatility of Air Freight Services Market.............................................  80
          3.    Government Regulation.................................................................  80

                a.   General..........................................................................  80
                b.   International Regulation.........................................................  81
                c.   Stock Ownership by Non-U.S. Citizens.............................................  81
                d.   Noise Abatement Regulations......................................................  81
                e.   Safety, Training and Maintenance Regulations.....................................  81
                f.   Hazardous Materials Regulations..................................................  82


XIII. CERTAIN FEDERAL INCOME TAX CONSEQUENCES.........................................................  82
      A.  General.....................................................................................  82
      B.  Tax Consequences to the Debtors.............................................................  83
          1.    In General............................................................................  83
          2.    Carryover of Tax Attributes...........................................................  83
                a.   Net Operating Loss Carryovers....................................................  83
                b.   Section 382......................................................................  83
                c.   Special Bankruptcy Exception to Section 382......................................  84
          3.    Reduction of Debtors' Indebtedness....................................................  85
      C.  Tax Consequences To Creditors...............................................................  85
          1.    Claims Constituting Securities........................................................  85
                a.   Definition of Security...........................................................  85
                b.   Receipt of Stock or Securities...................................................  86
                c.   Determination of Character of Gain...............................................  86
                d.   Tax Basis and Holding Period.....................................................  86
                e.   Market Discount with Respect to Senior Notes.....................................  86
          2.    Claims Not Constituting Securities....................................................  87
                a.   Gain/Loss on Exchange............................................................  87
                b.   Tax Basis and Holding Period.....................................................  87
           3.   Creditors Receiving Solely Cash.......................................................  87
           4.   Consideration Allocable to Interest or Original Issue Discount........................  88
           5.   Backup Withholding....................................................................  88

XIV.  CONCLUSION......................................................................................  88


                               INDEX TO APPENDIX

Appendix A:       Projections of Reorganized Debtor's Operations

Appendix B:       Liquidation Analysis

                     IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE NORTHERN DISTRICT OF TEXAS
                              FORT WORTH DIVISION

IN RE:                             (S)  Chapter 11
                                   (S)
KITTY HAWK, INC.,                  (S)  CASE NO. 400-42141-BJH-11
KITTY HAWK AIRCARGO, INC.,         (S)  CASE NO. 400-42142-BJH-11
KITTY HAWK CHARTERS, INC.,         (S)  CASE NO. 400-42143-BJH-11
KITTY HAWK INTERNATIONAL, INC.,    (S)  CASE NO. 400-42144-BJH-11
KITTY HAWK CARGO, INC.,            (S)  CASE NO. 400-42145-BJH-11
OK TURBINES, INC.,                 (S)  CASE NO. 400-42146-BJH-11
LONGHORN SOLUTIONS, INC.,          (S)  CASE NO. 400-42147-BJH-11
AIRCRAFT LEASING, INC.,            (S)  CASE NO. 400-42148-BJH-11
AMERICAN INTERNATIONAL             (S)  CASE NO. 400-42149-BJH-11
TRAVEL, INC., AND                  (S)
FLIGHT ONE LOGISTICS, INC.         (S)  CASE NO. 400-42069-BJH-11
                                   (S)
     Debtors.                      (S)  Jointly Administered under
                                   (S)  Case No. 400-42141

-------------------------------------------------------------------------------

                          DISCLOSURE STATEMENT UNDER
                 11 U.S.C. (S) 1125 IN SUPPORT OF THE DEBTORS'
                JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

                              SUMMARY OF THE PLAN

The Plan provides for the post-confirmation merger of most of the Debtors into a single Delaware corporation ("Reorganized Kitty Hawk" or the "Reorganized Debtor") which will be called Kitty Hawk, Inc./1/ and for the continuation of the Debtors' core business. The majority of the Debtors' existing secured debt will remain "in place" to be paid in the future through asset sales or future operations. Administrative and Priority Claims, will be paid from cash on hand, asset sales and perhaps the proceeds of a new financing agreement, if any. As part of a settlement with the holders of the Senior Notes, the claims against the Debtors will be consolidated for distribution purposes. The Noteholders will receive 80% of the issued and outstanding shares of stock in Reorganized Kitty Hawk. The other unsecured creditors will be treated in one of the following two ways. If an Allowed Unsecured Claim is $500 or less, or if the holder of the Claim elects to reduce it to $500, the Claim will be paid in full in cash. Holders of Allowed Unsecured Claims that are not Noteholder Claims, will receive their pro rata share of 20% of the issued and outstanding stock of Reorganized Kitty Hawk. See Article XI for discussion of valuation and Article XII for discussion of risks.

_________________________

          /1/ Kitty Hawk Aircargo (a Delaware corporation), Charters and OK Turbines will remain wholly-owned subsidiaries of Reorganized Kitty Hawk.



DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

                                      I.

                                 INTRODUCTION

A.   Filing of the Debtors' Chapter 11 Reorganization Cases

     The Debtors filed their petitions for relief under Chapter 11 of the Bankruptcy Code on May 1, 2000/2/ (the "Petition Date"), in the United States Bankruptcy Court for the Northern District of Texas (the "Bankruptcy Court"). Pursuant to an Order entered by the Bankruptcy Court on the Petition Date, the Debtors' bankruptcy cases were procedurally consolidated and have been jointly administered under Case No. 00-42141-BJH-11. Since the Petition Date, the Debtors have continued to operate their businesses and manage their properties and assets as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.


B.   Purpose of Disclosure Statement

     This Disclosure Statement is submitted in accordance with section 1125 of the Bankruptcy Code for the purpose of soliciting acceptances of the Plan from holders of certain Classes of Claims. The only Creditors whose acceptances of the Plan are sought are those whose Claims are "impaired" by the Plan, as that term is defined in section 1124 of the Bankruptcy Code and who are receiving distributions under the Plan. Holders of Claims that are not "impaired" are deemed to have accepted the Plan.

     The Debtors have prepared this Disclosure Statement pursuant to the provisions of section 1125 of the Bankruptcy Code, which requires that a copy of the Plan, or a summary thereof, be submitted to all holders of Claims against, and Interests in, the Debtors, along with a written Disclosure Statement containing adequate information about the Debtors of a kind, and in sufficient detail, as far as is reasonably practicable, that would enable a hypothetical, reasonable investor typical of Creditors and holders of Interests to make an informed judgment in exercising their right to vote on the Plan.

     Section 1125 of the Bankruptcy Code provides, in pertinent part:

          (b) An acceptance or rejection of a plan may not be solicited after the commencement of the case under this title from a holder of a claim or interest with respect to such claim or interest, unless, at the time of or before such solicitation, there is transmitted to such holder the plan or a summary of the plan, and a written disclosure statement approved, after notice and a hearing, by the court as containing adequate information. The court may approve a disclosure statement without a valuation of the debtor or an appraisal of the debtor's assets.

                                * * *

_______________________

     /2/ With the exception of Flight One Logistics, which filed its voluntary Chapter 11 petition on April 27, 2000.

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

          (d) Whether a disclosure statement required under subsection (b) of this section contains adequate information is not governed by any otherwise applicable nonbankruptcy law, rule, or regulation, but an agency or official whose duty is to administer or enforce such a law, rule, or regulation may be heard on the issue of whether a disclosure statement contains adequate information. Such an agency or official may not appeal from, or otherwise seek review of, an order approving a disclosure statement.

          (e) A person that solicits acceptance or rejection of a plan, in good faith and in compliance with the applicable provisions of this title, or that participates, in good faith and in compliance with the applicable provisions of this title, in the offer, issuance, sale, or purchase of a security, offered or sold under the plan, of the debtor, of an affiliate participating in a joint plan with the debtor, or of a newly organized successor to the debtor under the plan, is not liable, on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing solicitation of acceptance or rejection of a plan or the offer, issuance, sale, or purchase of securities.

     This Disclosure Statement was approved by the Bankruptcy Court during a hearing on May 23, 2001. Such approval is required by the Bankruptcy Code and does not constitute a judgment by the Bankruptcy Court as to the desirability of the Plan, or as to the value or suitability of any consideration offered thereunder. Such approval does indicate, however, that the Bankruptcy Court has determined that the Disclosure Statement meets the requirements of section 1125 of the Bankruptcy Code and contains adequate information to permit the holders of Allowed Claims, whose acceptance of the Plan is solicited, to make an informed judgment regarding acceptance or rejection of the Plan.

     The Approval By The Bankruptcy Court Of This Disclosure Statement Does Not Constitute An Endorsement By The Bankruptcy Court Of The Plan Or A Guarantee Of The Accuracy Or Completeness Of The Information Contained Herein. The Material Herein Contained Is Intended Solely For The Use Of Creditors And Holders Of Interests Of The Debtors In Evaluating The Plan And Voting To Accept Or Reject The Plan And, Accordingly, May Not Be Relied Upon For Any Purpose Other Than The Determination Of How To Vote On The Plan. The Debtors' Reorganization Pursuant To The Plan Is Subject To Numerous Conditions And Variables And There Can Be No Absolute Assurance That The Plan, As Contemplated, Will Be Effectuated.

     The Debtors Believe That The Plan And The Treatment Of Claims Thereunder Is In The Best Interests of Creditors, And Urge That You Vote To Accept The Plan.

     This Disclosure Statement Has Not Been Approved Or Disapproved By The Securities And Exchange Commission, Nor Has The Commission Passed Upon


DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

     The Accuracy Or Adequacy Of The Statements Contained Herein. Any Representation To The Contrary Is Unlawful.

     This Disclosure Statement And The Appendices To It Contain Forward-Looking Statements Relating To Business Expectations, Asset Sales And Liquidation Analysis. Business Plans May Change As Circumstances Warrant. Actual Results May Differ Materially As A Result Of Many Factors, Some Of Which Kitty Hawk Has No Control Over. Such Factors Include, But Are Not Limited
     To: Worldwide Business And Economic Conditions; Recruiting And New Business Solicitation Efforts; Product Demand And The Rate Of Growth In The Air Cargo Industry; The Impact Of Competitors And Competitive Aircraft And Aircraft Financing Availability; The Ability To Attract And Retain New And Existing Customers; Jet Fuel Prices; Normalized Aircraft Operating Costs And Reliability, Aircraft Maintenance Delays And Damage; Regulatory Actions, The Demand For Used Aircraft And Aviation Assets, Contest For Control Of Kitty Hawk; And Kitty Hawk's Ability To Negotiate Favorable Asset Sales. These Risk Factors And Additional Information Are Included In Kitty Hawk's Reports On File With The Securities And Exchange Commissions.

C.   Hearing on Confirmation of the Plan

     The Bankruptcy Court has set August 1, 2001, at 1:15 o'clock, p.m. Dallas, Texas Time, as the time and date for the hearing (the "Confirmation Hearing") to determine whether the Plan has been accepted by the requisite number of Creditors and whether the other requirements for Confirmation of the Plan have been satisfied (with a Pre-Trial Conference regarding confirmation to be held July 18, 2001, at 1:15 o'clock p.m. Dallas, Texas Time). Once commenced, the Confirmation Hearing may be adjourned or continued by announcement in open court with no further notice. Holders of Claims against the Debtors may vote on the Plan by completing and delivering the enclosed Ballot to either of the following (as further indicated in the Ballots): (1) Holders of Claims other than Senior
                                                             -----
Note Claims should send their Ballots to: Haynes and Boone, LLP, Attn: Kitty Hawk Solicitation/Ian Peck, Esq., 901 Main Street, Suite 3100, Dallas, Texas 75202 (for more information, call Ph. 214-651-5144); (2) Record Holders of Senior Note Claims should send their Ballots to: Mellon Investor Services LLC, 44 Wall Street, 7/th/ Floor, New York, New York 10005, Attention: Grainne McIntyre (for more information, Banks and Brokers call Ph. 917-320-6286 or Ph. toll free 888-213-0884). Ballots must be actually received on or before 5:00 p.m. Dallas, Texas time on July 6, 2001. If the Plan is rejected by one or more impaired Classes of creditors or holders of Interests, the Plan, or a modification thereof, may still be confirmed by the Bankruptcy Court under section 1129(b) of the Bankruptcy Code (commonly referred to as a "cramdown") if the Bankruptcy Court determines, among other things, that the Plan does not discriminate unfairly and is fair and equitable with respect to the rejecting Class or Classes of creditors or holders of Interests impaired by the Plan. The procedures and requirements for voting on the Plan are described in more detail below.

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

D.   Sources of Information

     Except as otherwise expressly indicated, the portions of this Disclosure Statement describing the Debtors, their businesses, properties and management, and the Plan have been prepared from information furnished by the Debtors. Unless an information source is otherwise noted, the statement was derived from information provided by the Debtors. The Debtors' management has prepared the financial projections found in Appendix "A"and a large percentage of the assumptions in those financial projections are based solely upon management's industry experience and judgement The assumptions used to derive the pro forma operating results are based on the Debtors' historical experience, industry information available to management, management's experience, and current general U.S. domestic economic information.

     The Information Contained Herein Has Not Been Subjected To A Certified Audit And Is Based, In Part, Upon Information Prepared By Parties Other Than The Debtors. Therefore, Although The Debtors Have Made Every Reasonable Effort To Be Accurate In All Material Matters, The Debtors Are Unable To Warrant Or Represent That All The Information Contained Herein Is Completely Accurate.

     Certain of the materials contained in this Disclosure Statement are taken directly from other readily accessible documents or are digests of other documents. While the Debtors have made every effort to retain the meaning of such other documents or portions that have been summarized, the Debtors urge that any reliance on the contents of such other documents should depend on a thorough review of the documents themselves. In the event of a discrepancy between this Disclosure Statement and the actual terms of a document, the actual terms of such document shall apply.

     The authors of the Disclosure Statement have compiled information from the Debtors without professional comment, opinion or verification and do not suggest comprehensive treatment has been given to matters identified herein. Each creditor and holder of an Interest is urged to independently investigate any such matters prior to reliance.

     The statements contained in this Disclosure Statement are made as of the date hereof unless another time is specified, and neither the delivery of this Disclosure Statement nor any exchange of rights made in connection with it shall, under any circumstances, create an implication that there has been no change in the facts set forth herein since the date hereof.

     No statements concerning the Debtors, the value of their property, or the value of any benefit offered to the holder of a Claim or Interest in connection with the Plan should be relied upon other than as set forth in this Disclosure Statement. In arriving at your decision, you should not rely on any representation or inducement made to secure your acceptance or rejection that is contrary to information contained in this Disclosure Statement, and any such additional representations or inducements should be reported to counsel for the Debtors, Robert D. Albergotti, Esq., Haynes and Boone, LLP, 901 Main Street, Suite 3100, Dallas, Texas 75202, (214) 651-5000.

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

                                      II.

                           EXPLANATION OF CHAPTER 11

A.   Overview of Chapter 11

     Chapter 11 is the principal reorganization chapter of the Bankruptcy Code. Pursuant to Chapter 11, a debtor-in-possession attempts to reorganize its business and financial affairs for the benefit of the debtor, its creditors, and other parties-in-interest.

     The commencement of a Chapter 11 case creates an estate comprising all the legal and equitable interests of the debtor in property as of the date the petition is filed. Unless the Bankruptcy Court orders the appointment of a trustee, sections 1101, 1107 and 1108 of the Bankruptcy Code provide that a Chapter 11 debtor may continue to operate its business and control the assets of its estate as a "debtor-in-possession," as have the Debtors since the Petition Date.

     The filing of a Chapter 11 petition also triggers the automatic stay, which is set forth in section 362 of the Bankruptcy Code. The automatic stay essentially halts all attempts to collect pre-petition claims from the debtor or to otherwise interfere with the debtor's business or its estate.

     Formulation of a plan of reorganization is the principal purpose of a Chapter 11 case. The plan sets forth the means for satisfying the claims of creditors against and interests of equity security holders in the debtor.
Unless a trustee is appointed, only the debtor may file a plan during the first 120 days of a Chapter 11 case (the "Exclusive Period"). After the Exclusive Period has expired, a creditor or any other party-in-interest may file a plan, unless the debtor files a plan within the Exclusive Period. If a debtor does file a plan within the Exclusive Period, the debtor is given sixty (60) additional days (the "Solicitation Period") to solicit acceptances of its plan.
Section 1121(d) of the Bankruptcy Code permits the Bankruptcy Court to extend or reduce the Exclusive Period and the Solicitation Period upon a showing of adequate "cause." The Debtors' Exclusive Period and Solicitation Period were extended by the Bankruptcy Court a number of times and currently expire on May 31, 2001 and July 31, 2001, respectively, unless further extended by Court order.

B.   Plan of Reorganization

     A plan of reorganization provides the manner in which a debtor will satisfy the claims of its creditors. After the plan of reorganization has been filed, the holders of claims against or interests in a debtor are permitted to vote on whether to accept or reject the plan. Chapter 11 does not require that each holder of a claim against or interest in a debtor vote in favor of a plan of reorganization in order for the plan to be confirmed. At a minimum, however, a plan of reorganization must be accepted by a majority in number and two-thirds in amount of those claims actually voting from at least one class of claims impaired under the plan. The Bankruptcy Code also defines acceptance of a plan of reorganization by a class of interests (equity securities) as acceptance by holders of two-thirds of the number of shares actually voted.


DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

     Classes of claims or interests that are not "impaired" under a plan of reorganization are conclusively presumed to have accepted the plan and, thus, are not entitled to vote. Acceptances of the Plan in this case are being solicited only from those persons who hold Claims in an impaired Class (other than Classes of Claims which are not receiving any distribution under the Plan). Holders of Interests in the Debtors will receive no distribution under the Plan and, therefore, are deemed to have rejected the Plan. A Class is "impaired" if the legal, equitable, or contractual rights attaching to the Claims or Interests of that Class are modified. Modification does not include curing defaults and reinstating maturity or payment in full in cash.

     Even if all classes of claims and interests accept a plan of reorganization, the Bankruptcy Court may nonetheless still deny confirmation.
Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation and, among other things, the Bankruptcy Code requires that a plan of reorganization be in the "best interests" of creditors and shareholders and that the plan of reorganization be feasible. The "best interests" test generally requires that the value of the consideration to be distributed to claimants and interest holders under a plan may not be less than those parties would receive if that debtor were liquidated under a hypothetical liquidation occurring under Chapter 7 of the Bankruptcy Code. A plan of reorganization must also be determined to be "feasible," which generally requires a finding that there is a reasonable probability that the debtor will be able to perform the obligations incurred under the plan of reorganization, and that the debtor will be able to continue operations without the need for further financial reorganization.

     The Bankruptcy Court may confirm a plan of reorganization even though fewer than all of the classes of impaired claims and interests accept it. In order for a plan of reorganization to be confirmed despite the rejection of a class of impaired claims or interests, the proponent of the plan must show, among other things, that the plan of reorganization does not discriminate unfairly and that the plan is fair and equitable with respect to each impaired class of claims or interests that has not accepted the plan of reorganization.

     Under section 1129(b) of the Bankruptcy Code, a plan is "fair and equitable" as to a class if, among other things, the plan provides: (a) that each holder of a claim included in the rejecting class will receive or retain on account of its claim property that has a value, as of the effective date of the plan, equal to the allowed amount of such claim; or (b) that the holder of any claim or interest that is junior to the claims of such class will not receive or retain on account of such junior claim or interest any property at all.

     The Bankruptcy Court must further find that the economic terms of the plan of reorganization meet the specific requirements of section 1129(b) of the Bankruptcy Code with respect to the particular objecting class. The proponent of the plan of reorganization must also meet all applicable requirements of section 1129(a) of the Bankruptcy Code (except section 1129(a)(8) if the proponent proposes to seek confirmation of the plan under the provisions of section 1129(b)). These requirements include the requirement that the plan comply with applicable provisions of the Bankruptcy Code and other applicable law, that the plan be proposed in good faith, and that at least one impaired class of creditors has voted to accepted the plan.


DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

                                      III

              VOTING PROCEDURES AND REQUIREMENTS FOR CONFIRMATION

     If you are in one of the Classes of Claims whose rights are affected by the Plan (see "Summary of the Plan" below), it is important that you vote. If you fail to vote, your rights may be jeopardized.

A.   "Voting Claims" -- Parties Entitled to Vote

     Pursuant to the provisions of section 1126 of the Bankruptcy Code, holders of Claims or Interests that are (i) allowed, (ii) impaired, and (iii) that are
                                    -------       ---------
receiving or retaining property on account of such Claims or Interests pursuant
----------------------------------------------------------------------
to the Plan, are entitled to vote either for or against the Plan (hereinafter, "Voting Claims"). Accordingly, in this Reorganization Case, any holder of a Claim classified in Classes 1, 2, 3, 4, 5, 6, and 7 of this Plan may have a Voting Claim and should have received a ballot for voting (with return envelope) in these Disclosure Statement and Plan materials (hereinafter, "Solicitation Package") since these are the Classes consisting of impaired Claims that are
                                                    --------
receiving property.  Note that holders of Claims against or Interests in the
------------------
Debtors that are classified in Classes 8 and 9 of this Plan should not have
                                                                   ---
received ballots in their Solicitation Packages since they are impaired but are not receiving or retaining any property on account of their Claims or Interests
---------------------------------------
pursuant to the Plan (i.e., these Classes are deemed to reject the Plan, pursuant to section 1126(g) of the Bankruptcy Code, and their votes need not be solicited, pursuant to section 1126(g) and Bankruptcy Rule 3017(d)).

     As referenced in the preceding paragraph, a Claim must be allowed to be a
                                                               -------
Voting Claim. The Debtors filed schedules in this Reorganization Case listing Claims against the Debtors. To the extent a creditor's Claim was listed in the Debtors' schedules, and was not listed as disputed, contingent, or unliquidated, it is deemed "allowed." Any creditor whose Claim was not scheduled, or was listed as disputed, contingent or unliquidated, must have timely filed a proof of Claim in order to have an "allowed" Claim. Except for governmental units, the last day for filing proofs of Claim for amounts owed pre-petition was August 30, 2000. Absent an objection to that proof of Claim, it is deemed "allowed." In the event that any proof of Claim is subject to an objection by the Debtors as of or during the Plan voting period ("Objected-to Claim"), then, by definition, it is not "allowed," for purposes of section 1126 of the Bankruptcy Code, and is not to be considered a Voting Claim entitled to cast a ballot. Nevertheless, pursuant to Bankruptcy Rule 3018(a), the holder of an Objected-to Claim may petition the Bankruptcy Court, after notice and hearing, to allow the Claim temporarily for voting purposes in an amount which the Bankruptcy Court deems proper. Allowance of a Claim for voting purposes, and disallowance for voting purposes, does not necessarily mean that all or a portion of the Claim will be allowed or disallowed for distribution purposes.

     By Enclosing a Ballot, The Debtors Are Not Representing That You Are Entitled To Vote On The Plan.

     If you believe you are a holder of a Claim in an impaired Class under the Plan and entitled to vote to accept or reject the Plan, but did not receive a ballot with these materials, please contact


DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

Karen Stephens, Lain Faulkner & Co., 400 N. St. Paul Street, Suite 600, Dallas, Texas 75201, Telephone (214) 720-1929, Telecopy (214) 720-1450; or Ian Peck,
Esq., Haynes and Boone, LLP, 901 Main Street, Suite 3100, Dallas, Texas 75202, Telephone (214) 651-5000, Telecopy (214) 651-5940. Alternatively, if you are a Senior Noteholder and did not receive a Ballot, please either contact the bank or broker through whom you hold, or the Solicitation Agent for the Senior
Noteholders: Mellon Investor Services LLC, 44 Wall Street, 7/th/ Floor, New York, New York 10005, Attention: Grainne McIntyre (for more information, Banks and Brokers call Ph. 917-320-6286 or Ph. toll free 888-213-0884).

B.   Return of Ballots

     If you are a holder of a Voting Claim, your vote on the Plan is important. Except with regard to beneficial holders of debt securities (i.e., the
----------------------------------------------------------------------
Noteholders) that may be voting through a record or nominal holder (see
-----------------------------------------------------------------------
discussion below), completed ballots should either be returned in the enclosed
-----------------
envelope or sent to counsel for the Debtors at the following address:

     Attn: Kitty Hawk Solicitation/Ian Peck
     Haynes and Boone, LLP
     901 Main Street, Suite 3100
     Dallas, Texas 75202

     1.  Voting Record Date

     Pursuant to Bankruptcy Rule 3017(d), May 23, 2001 was established as the "Voting Record Date" for determining which Noteholders may be entitled to vote to accept or reject the Plan. Only holders of record of Claims against the Debtors on that date are entitled to cast ballots.

     2. Special Procedures for Ballots of Holders of Senior Notes

     With regard to debt securities (i.e., the Senior Notes), any person who is
     -------------------------------------------------------
a "record holder" of Senior Notes (a person shown as the registered holder of Senior Notes in the registry maintained by a trustee or registrar of the Senior Notes) on the Voting Record Date -- including any bank, agent, broker or other nominee who holds Senior Notes in its name (the "Nominal Holder" or "Nominee") for a beneficial holder or holders -- should receive Solicitation Packages for distribution to the appropriate beneficial holders. A Nominee shall, upon receipt of the Solicitation Packages, forward the Solicitation Packages to the beneficial owners so that such beneficial security holders may vote on the Plan pursuant to Code section 1126. The Debtors shall provide for reimbursement, as an administrative expense, of all the reasonable expenses of Nominal Holders in distributing the Solicitation Packages to said beneficial security holders. Nominal Holders will have two options for obtaining the votes of beneficial owners of Senior Notes, consistent with usual customary practices for obtaining the votes of securities held in street name: (i) the Nominal Holder may prevalidate the individual ballot contained in the Solicitation Package (by indicating that the record holders of the Senior Notes voted, and the appropriate account numbers through which the beneficial owner's holdings are derived) and then forward the Solicitation Package to the beneficial owner of the Senior Notes, which beneficial owner will then indicate its acceptance or rejection of the Plan

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001
and otherwise indicate his choices to the extent requested to do so on the ballot, and then return the individual ballot directly to the Solicitation
                                                              ------------
Agent for the Senior Notes in the return envelope to be provided in the
--------------------------
Solicitation Package, or (ii) the Nominal Holder may forward the Solicitation Package to the beneficial owner of the Senior Notes for voting along with a return envelope provided by and addressed to the Nominal Holder, with the
                                                 --------------
beneficial owner then returning the individual ballot to the Nominal Holder, the Nominal Holder will subsequently summarize the votes, including, at a minimum, the number of beneficial holders voting to accept and to reject the Plan who submitted ballots to the Nominal Holder and the amount of such Senior Notes so voted and shall also disclose any other individual choices made in response to requests in the ballot, in an affidavit (the "Affidavit of Voting Results"), and then return the Affidavit of Voting Results to the Solicitation Agent for the Senior Notes. By submitting an Affidavit of Voting Results, each such Nominal Holder certifies that the Affidavit of Voting Results accurately reflects votes and choices reflected on the ballots received from beneficial owners holding such Senior Notes as of the Voting Record Date.

     Pursuant to 28 U.S.C. (S)(S) 157 and 1334, 11 U.S.C. (S) 105, and
Bankruptcy Rule 1007(i) and (j), the Nominees shall maintain the individual ballots of its beneficial owners and evidence of authority to vote on behalf of such beneficial owners. No such ballots shall be destroyed or otherwise disposed of or made unavailable without such action first being approved by prior order of the Bankruptcy Court.

      3.  Deadline for Submission of Ballots

      Ballots must be submitted to: (A) Counsel for the Debtors (c/o Haynes and Boone, LLP, Attn: Kitty Hawk Solicitation/Ian Peck, 901 Main Street, Suite 3100, Dallas, Texas 75202), or (B) alternatively, in the case of Senior Notes, (i) to the Solicitation Agent for the Senior Notes (Mellon Investor Services LLC, 44 Wall Street, 7/th/ Floor, New York, New York 10005, Attention: Grainne McIntyre (for more information, Banks and Brokers call Ph. 917-320-6286 or Ph. toll free 888-213-0884)), or (ii) to the Nominal Holders. Ballots must actually be received by any of those persons, whether by mail or hand-delivery, by July 6,
                                                                       -------
2001 at 5:00 P.M. Dallas, Texas Time (The "Ballot Return Date").  Any Ballots
---------------------------------------------------------------
received after that time will not be counted. Any Ballot which is not executed by a person authorized to sign such Ballot will not be counted. In the event that Ballots are submitted by to the Nominees, Affidavits Of Voting Results required of the Nominees must be received by the Solicitation Agent for the Senior Notes within one (1) business day after the Ballot Return Date, but may be sent by facsimile transmission, provided that an original, signed Affidavit Of Voting Results is received by the Solicitation Agent within two (2) business days of the Ballot Return Date.

     If you have any questions regarding the procedures for voting on the Plan, contact the Solicitation Agent for the Senior Notes (Mellon Investor Services LLC, 44 Wall Street, 7/th/ Floor, New York, New York 10005, Attention: Grainne McIntyre (for more information, Banks and Brokers call Ph. 917-320-6286 or Ph. toll free 888-213-0884)) or Counsel for the Debtors, Ian Peck, Esq., Haynes and Boone, LLP, 901 Main Street, Suite 3100, Dallas, Texas 75202, Telephone (214) 651-5144, Telecopy (214) 651-5940.

     The Debtors Urge All Holders Of Voting Claims To Vote In Favor Of The Plan.

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

C.   Confirmation of Plan

     1.  Solicitation of Acceptances

     The Debtors are soliciting your vote. The cost of any solicitation by the Debtors will be borne by the Debtors. No other additional compensation shall be received by any party for any solicitation other than as disclosed to the Bankruptcy Court.

     No Representations Or Assurances, If Any, Concerning The Debtors (Including, Without Limitation, Their Future Business Operations) Or The Plan Are Authorized By The Debtors Other Than As Set Forth In This Disclosure Statement. Any Representations Or Inducements Made By Any Person To Secure Your Vote That Are Other Than Herein Contained Should Not Be Relied Upon By You In Arriving At Your Decision, And Such Additional Representations Or Inducements Should Be Reported To Counsel For The Debtors For Such Action As May Be Deemed Appropriate.

     This Is A Solicitation Solely By The Debtors And Is Not A Solicitation By Any Shareholder, Attorney, Or Accountant For The Debtors. The Representations, If Any, Made Herein Are Those Of The Debtors And Not Of Such Shareholders, Attorneys, Or Accountants, Except As May Be Otherwise Specifically And Expressly Indicated.

     Under the Bankruptcy Code, a vote for acceptance or rejection of a plan may not be solicited unless the claimant has received a copy of a disclosure statement approved by the Bankruptcy Court prior to, or concurrently with, such solicitation. This solicitation of votes on the Plan is governed by section 1125(b) of the Bankruptcy Code. Violation of section 1125(b) of the Bankruptcy Code may result in sanctions by the Bankruptcy Court, including disallowance of any improperly solicited vote.

     2.  Requirements for Confirmation of the Plan

     At the Confirmation Hearing, the Bankruptcy Court shall determine whether the requirements of section 1129 of the Bankruptcy Code have been satisfied, in which event the Bankruptcy Court shall enter an Order confirming the Plan. For the Plan to be confirmed, section 1129 requires that:

         (i) The Plan comply with the applicable provisions of the Bankruptcy Code;

         (ii) The Debtors have complied with the applicable provisions of the Bankruptcy Code;

         (iii) The Plan has been proposed in good faith and not by any means forbidden by law;

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

         (iv) Any payment or distribution made or promised by the Debtors or by a person issuing securities or acquiring property under the Plan for services or for costs and expense in connection with the Plan has been disclosed to the Bankruptcy Court, and any such payment made before the confirmation of the Plan is reasonable, or if such payment is to be fixed after confirmation of the Plan, such payment is subject to the approval of the Bankruptcy Court as reasonable;

         (v) The Debtors have disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the Plan, as a director, officer or voting trustee of the Debtors, an affiliate of the Debtors participating in a joint plan with the Debtors, or a successor to the Debtors under the Plan; the appointment to, or continuance in, such office of such individual is consistent with the interests of Creditors and holders of Interests and with public policy; and the Debtors have disclosed the identity of any insider that will be employed or retained by the Reorganized Debtor and the nature of any compensation for such insider;

         (vi) Any government regulatory commission with jurisdiction, after confirmation of the Plan, over the rates of the Debtors have approved any rate change provided for in the Plan, or such rate change is expressly conditioned on such approval;

         (vii) With respect to each impaired Class of Claims or Interests, either each holder of a Claim or Interest of the Class has accepted the Plan or will receive or retain under the Plan on account of that Claim or Interest property of a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would so receive or retain if the Debtors were liquidated on such date under Chapter 7 of the Bankruptcy Code. If section 1111(b)(2) of the Bankruptcy Code applies to the Claims of a Class, each holder of a Claim of that Class will receive or retain under the Plan on account of that Claim property of a value, as of the Effective Date, that is not less than the value of that holder's interest in the Debtor's interest in the property that secures that Claim;

         (viii) Each Class of Claims or Interests has either accepted the Plan or is not impaired under the Plan;

         (ix) Except to the extent that the holder of a particular Administrative Claim or Priority Claim has agreed to a different treatment of its Claim, the Plan provides that Administrative Claims and Priority Claims shall be paid in full on the Effective Date or the date on which it is Allowed;

         (x) If a Class of Claims or Interests is impaired under the Plan, at least one Class of Claims or Interests that is impaired under the Plan has accepted the Plan, determined without including any acceptance of the Plan by any insider holding a Claim or Interest of that Class; and

         (xi) Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors or any successor to the Debtors under the Plan, unless such liquidation or reorganization is proposed in the Plan.

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

     The Debtors believe that the Plan satisfies all of the statutory requirements of the Bankruptcy Code and that the Plan was proposed in good faith. The Debtors believe they have complied or will have complied with all the requirements of the Bankruptcy Code.

     3.  Acceptances Necessary to Confirm the Plan

     Voting on the Plan by each holder of a Claim or Interest is important. Chapter 11 of the Bankruptcy Code does not require that each holder of a Claim or Interest vote in favor of the Plan in order for the Court to confirm the Plan. Generally, to be confirmed under the acceptance provisions of Section 1126(a) of the Bankruptcy Code, the Plan must be accepted by each Class of Claims that is impaired under the Plan by Class members holding at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class actually voting in connection with the Plan; in connection with a Class of Interests, more than two-thirds (2/3) of the shares actually voted must accept to bind that Class. A Class of Interests that is impaired under the Plan accepts the Plan if more than two-thirds (2/3) in amount actually voting vote to accept the Plan. Even if all Classes of Claims and Interests accept the Plan, the Bankruptcy Court may refuse to Confirm the Plan.

     4.  Cramdown

     In the event that any impaired Class of Claims or Interests, including any of Classes 7A through 7J, does not accept the Plan, the Bankruptcy Court may still confirm the Plan at the request of the Debtors if, as to each impaired Class that has not accepted the Plan, the Plan "does not discriminate unfairly" and is "fair and equitable." A plan of reorganization does not discriminate unfairly within the meaning of the Bankruptcy Code if no class receives more than it is legally entitled to receive for its claims or equity interests.
"Fair and equitable" has different meanings for holders of secured and unsecured claims and equity interests.

     With respect to a secured claim, "fair and equitable" means either (i) the impaired secured creditor retains its liens to the extent of its allowed claim and receives deferred cash payments at least equal to the allowed amount of its claims with a present value as of the effective date of the plan at least equal to the value of such creditor's interest in the property securing its liens,
(ii) property subject to the lien of the impaired secured creditor is sold free and clear of that lien, with that lien attaching to the proceeds of sale, and such lien proceeds must be treated in accordance with clauses (i) and (iii) hereof, or (iii) the impaired secured creditor realizes the "indubitable equivalent" of its claim under the plan.

     With respect to an unsecured claim, "fair and equitable" means either (i) each impaired creditor receives or retains property of a value equal to the amount of its allowed claim or (ii) the holders of claims and equity interests that are junior to the claims of the dissenting class will not receive any property under the plan.

     With respect to equity interests, "fair and equitable" means either (i) each impaired equity interest receives or retains, on account of that equity interest, property of a value equal to the greater of the allowed amount of any fixed liquidation preference to which the holder is entitled, any fixed

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001 redemption price to which the holder is entitled, or the value of the equity interest; or (ii) the holder of any equity interest that is junior to the equity interest of that class will not receive or retain under the plan, on account of that junior equity interest, any property.

     In the event one or more Classes of impaired Claims or Interests rejects or is deemed to have rejected the Plan, the Bankruptcy Court will determine at the Confirmation Hearing whether the Plan is fair and equitable and does not discriminate unfairly against any rejecting impaired Class of Claims or Interests.

     The Debtors believe that the Plan does not discriminate unfairly and is fair and equitable with respect to each Class of Claims and Interests that is impaired.


                                      IV.

                           BACKGROUND OF THE DEBTORS

A.   Nature of the Debtors' Business

     The Debtors have three main businesses. First, they are a leading provider of scheduled air freight services in the U.S., transporting air freight on scheduled routes. Second, the Debtors provide dedicated air lift in the U.S. for its scheduled freight division and customers like the U.S. Postal Service through ACMI contractual arrangements. Third, the Debtors are a U.S. air logistics services provider, arranging expedited air freight pick-up and delivery using either their own aircraft and third-party ground delivery services.

     The Debtors' scheduled air freight service provides overnight delivery to and from a number of U.S. cities using its own aircraft and "wet leased"
aircraft.   As of March 24, 2000 Debtors owned 105 aircraft and held another 15 under operating leases. The aircraft range in size from the Boeing 747-200 to Mitsubishi MU2s. At March 1, 2000, the Debtors employed approximately 2,290 full-time personnel, of which approximately 426 were involved in sales and administrative functions and approximately 1,864 in maintenance and flight operations, including approximately 727 pilots. The Debtors stopped operating their wide body aircraft (747's and L-1011's) and their DC-8's before they commenced their cases. While the wide body aircraft had been used primarily for international operations, they also provided some airlift capacity for some domestic operations as well. Suspending these operations reduced both the number of aircraft operated by the Debtors as well as the number of employees.

B.   Overview of the Debtors' Current Corporate Structure

     The following description identifies the primary business functions of each of the Debtors. The Liquidation Analysis attached as Appendix "B" reflects the assets, liabilities and claims against each Debtor.

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

     Kitty Hawk, Inc. is the parent company of each of the other Debtors who are all wholly-owned subsidiaries. Kitty Hawk, Inc. provides executive management, accounting, administrative and financial management for the other Debtors. Kitty Hawk, Inc. is a public company. However, two shareholders control approximately 58% of its stock. M. Tom Christopher owns approximately 34% of the outstanding shares. Conrad A. Kalitta or entities controlled by him own approximately 24% of the shares. On August 9, 2000, Conrad A. Kalitta granted Tilmon J. Reeves an irrevocable proxy to vote Kalitta's 3,899,150 shares of common stock of Kitty Hawk, Inc. only for the election of directors at a stockholders meeting or a consent in lieu of a stockholders meeting. The proxy expires at the earlier of
(a) August 8, 2001, (b) if Mr. Reeves ceases to be Kitty Hawk's Chief Executive Officer or (c) if M. Tom Christopher becomes the chairman of Kitty Hawk's board of directors. Mr. Reeves paid $100 for the proxy. Mr. Christopher believes that the sale of the proxy violated a stipulation he reached with the Kitty Hawk that Mr. Kalitta's proxy would not be granted without permission of the Bankruptcy Court. Kitty Hawk disputes that contention and believes that it did not violate its agreement because, among other thing, Kitty Hawk did not acquire the proxy and the proxy was granted after the proposed transactions between Mr. Kalitta and Kitty Hawk had been approved by the Bankruptcy Court.

     Kitty Hawk Aircargo, Inc. is a Part 121 certificated air carrier operating a fleet of 41 Boeing 727s and five Douglas DC-9s as of the Petition Date. Many of the 727s are used in Kitty Hawk Cargo's scheduled freight operation, while the remainder are used to service dedicated aircraft contracts for the U.S. Postal Service and BAX Global.

     Kitty Hawk Cargo, Inc. operates scheduled overnight freight service through Kitty Hawk's hub in Ft. Wayne, Indiana. Kitty Hawk Cargo services approximately 50 U.S. cities through 22 airports and serves another 28 cities by truck.

     Kitty Hawk Charters, Inc. is a Part 135 certificated air carrier operating a fleet of 19 Lear jets, one Falcon 20C jet, 8 Beechcraft BE8Ts and two Mitsubishi MU2 as of the Petition Date. Charters serves as Kitty Hawk's same-day, on-demand air logistics service provider.

     Kitty Hawk International, Inc. was a Part 121 certificated air carrier operating a fleet of seven Boeing 747s, six L-1011s and six DC-8s. Three 747s and one L-1011 are used in Kitty Hawk Cargo's scheduled freight operations./3/ Its Part 121 Certificate was sold in September, 2000.

     Longhorn Solutions, Inc. programs and sells aircraft maintenance scheduling software and formerly maintained the information systems of all of the operating subsidiaries

     American International Travel, Inc. previously managed all of the travel arrangements for the various operating subsidiaries.

     OK Turbines, Inc. buys and sells parts for engines used on small jet aircraft.

___________________


     /3/ On April 30, 2000, immediately prior to the Petition Date, Kitty Hawk International suspended all flight operations.

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

     Aircraft Leasing, Inc. is a non-operating entity that owns and leases ten
(10) 727s and three (3) DC-9s to Kitty Hawk Aircargo.

     Flight One Logistics, Inc. is a dormant Michigan corporation.

C.   Creditor Claims Against Multiple Debtors

     Two creditor groups, the Bank Group and the holders of the Senior Notes, have claims against each of the Debtors. The Bank Group's claim is secured by the inventory and receivables of each of the Debtors. Additionally, the Bank Group has liens on a number of other assets of the Debtors, including fourteen 727s. The Bank Group's claim is approximately $75 million as of April 1, 2001. The Debtors believe that the collateral securing the Bank Group's claim is worth more than the claim and that the Bank Group is fully secured.

     The Senior Notes are a direct obligation of Kitty Hawk, Inc. and are guaranteed by each of the other Debtors. The Senior Note obligation exceeds $350 million. The Senior Notes are secured by the Noteholders' Wide Body Collateral and the Noteholders' 727 Collateral (as defined in the Plan). However, the value of the Noteholders' collateral is insufficient to satisfy the Noteholders' claim. The Debtors and the Noteholders acknowledge that the Noteholders will have a significant unsecured claim ranging from $200 million to $250 million or more. Because the Noteholders have a claim against each Debtor for the full amount of their deficiency claim, the Noteholders are the largest unsecured creditors of each Debtor and, on an entity by entity basis, their Claims dwarf all other Unsecured Claims. The Debtors' opinion regarding the Noteholders' likely deficiency is based on recent appraisals of the Noteholders' collateral and market conditions in 2001. M. Tom Christopher has filed a motion (pursuant to section 506 of the Bankruptcy Code) to have the Bankruptcy Court determine the value of the Noteholders' collateral for plan purposes (but no hearing was set upon the Motion). Pursuant to the settlement with the Noteholders incorporated in the Plan and described in Section IV, D 2(b) of the Disclosure Statement, the Noteholders have agreed that 20% of the New Common Stock will be distributed to the holders of other unsecured claims regardless of the Noteholders' deficiency claim. Unless the Noteholders' deficiency is materially lower than the $230 million estimated deficiency, the settlement provides a greater return to unsecureds than they would receive absent the settlement. The distribution of 20% of the New Common Stock results in an estimated recovery to unsecured creditors other than the Noteholders of New Common Stock with a value of at least what they would receive in a chapter 7 liquidation.

D.   Existing and Potential Litigation

     1.   Claims Against the Debtors.

          a. Securities Litigation Against the Debtors or Their Officers and Directors. During April through July 2000, four purported class action lawsuits were filed against Kitty Hawk, Inc. and/or certain of its officers and directors in the United States District Court for the Northern District of Texas, Dallas
Division: (i) Todd Holley v. Kitty Hawk, Inc., M. Tom Christopher and Richard Wadsworth, No. 3:00-CV-0828-P; (ii) Russell Schwegman v. M. Tom Christopher, Conrad A. Kalitta, Richard R. Wadsworth, Jr. and Kitty Hawk, Inc., No. 3:00-CV-0867-P; (iii) Dale

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

Crandall v. M. Tom Christopher, Conrad A. Kalitta, and Richard R. Wadsworth, Jr., No. 3:00-CV-1102- T; and (iv) Charles Landan and Trans American Airlines, Inc. v. M. Tom Christopher and Richard R. Wadsworth, Jr., No. 3:00-CV-1623-P. Each of the complaints alleges that the defendants violated the United States securities laws by publicly issuing materially false and misleading statements and omitting disclosure of material adverse information regarding Kitty Hawk's business during the period from April 22, 1999 through April 11, 2000. Among other things, the complaints allege that the defendants materially overstated Kitty Hawk's earnings and financial condition by refusing to disclose that Kitty Hawk had deferred required maintenance and repairs on its aircraft and engines, and by refusing to timely write down the value of Kitty Hawk's obsolete aircraft that were beyond repair. Each of the complaints alleges that as a result of such alleged improper actions, the market price of Kitty Hawk's securities was artificially inflated at the time that the stockholders in the classes acquired those securities. The complaints seek monetary damages for the losses allegedly incurred by the members of the classes on whose behalf these actions are brought and equitable or injunctive relief as permitted by law. In May 2000, the court entered orders in the actions that had named Kitty Hawk as a defendant staying all claims against Kitty Hawk due to its filing for protection under Chapter 11 of the United States Bankruptcy Code. The actions were not stayed as to the individual defendants. In July 2000, the actions were consolidated into a single action. The court has entered an agreed scheduling order that requires a consolidated amended complaint to be filed after the court appoints a lead plaintiff. The individual defendants are not required to file a response until after the consolidated amended complaint is filed.

     The Claims against Kitty Hawk, Inc. asserted in these lawsuits are treated as Class 9 Claims.

          b. Other Claims Against the Debtors. The Debtors and their subsidiaries are potential and/or named defendants in several other lawsuits, claims and administrative proceedings arising in the ordinary course of business, most of which have been automatically stayed pursuant to section 362(a) of the Bankruptcy Code. While the outcome of such claims, lawsuits or other proceedings against Kitty Hawk cannot be predicted with certainty, the Debtors expect that such liability, to the extent not provided for through insurance or otherwise, will not have a material adverse effect on the financial condition of Kitty Hawk or on distributions to be made under the Plan.

     2.   Claims Held by the Debtors.

          a. Preference Claims. During the ninety (90) days prior to the Petition Date, the Debtors made numerous payments and other transfers to creditors on account of antecedent debts. In addition, during the one-year period prior to the filing date, the Debtors made certain transfers to, or for the benefit of, certain "insider" creditors. While most of those payments were made in the ordinary course of the Debtors' business; some of those payments may be subject to avoidance and recovery by the Debtors' estates as preferential and/or fraudulent transfers pursuant to sections 544, 547, 548 and 550 of the Bankruptcy Code. Specifically, the Debtors have identified payments to various creditors totaling millions of dollars that merit investigation to determine whether some or all of those payments are subject to avoidance and recovery by the Debtors. In determining whether to pursue legal remedies for the avoidance and recovery of any transfers, the likelihood of successful recovery must be weighed against the legal fees and other expenses that would likely be incurred by the Debtors. The Plan provides that the Reorganized Debtors will release all claims against the

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001 creditors arising under sections 544 through 551 of the Bankruptcy Code, which includes preference claims. Since the Debtors agreed to the Committee's request for this release, no additional work analyzing either the claims or defenses has been undertaken.

          Any creditor that received a pre-petition/4/ payment from the Debtors after January 30, 2000 or, in the case of insiders, May 1, 1999, is hereby notified that, if the Plan is NOT confirmed, the Debtors' Estates may sue it to recover those payments if they constitute preferences under section 547 of the Bankruptcy Code.

          b.   Potential Avoidance Claims Against the Noteholders (being settled
by the Plan).   The Plan proposes and  incorporates a settlement of various claims owned by the Debtors regarding the amount and enforceability of the subsidiary guarantees of the Senior Notes (see Section IV, C, "Creditor Claims Against Multiple Debtors"). Under the proposed settlement, the Noteholders allow Other Unsecured Creditors to receive 20% of the New Common Stock, which the Debtors believe is a larger distribution than unsecured creditors would receive if the Noteholders shared pro rata with other unsecured creditors of each Debtor (see Liquidation Analysis, Appendix "B"). The Noteholders receive 80% of the New Common Stock. The Noteholders will also receive a release of the Debtors' fraudulent transfer claims as part of the settlement (see "Release of Fraudulent Transfer Claims,"below). The Other Unsecured Creditors may also receive payments based upon the total of the Allowed Class 7 Claims.

     The Noteholders receive a greater recovery on their unsecured claims in these Cases than Other Unsecured Creditors receive because the Noteholders have a claim against each of the Debtors in the full amount of their deficiency claim. As a result of having a claim against each Estate, the Noteholders's recovery accumulates and the Noteholders receive a recovery in New Common Stock with an estimated value equal to 48.7% of their Claims, assuming an Effective Date value of $125 million for 100% of the New Common Stock.

     The proposed settlement with the Noteholders has not otherwise been approved by the Bankruptcy Court. The Bankruptcy Court will consider approval of the settlement at the hearing on confirmation of the Plan. If the Court finds that the settlement is not in the best interests of the Debtors' creditors, the settlement will not be approved and the Plan (i) may not be confirmed, or (ii) will have to be modified to be confirmed. Generally, the Bankruptcy Court must find that the settlement is fair and equitable after considering the probability of the Debtors' success if it litigates the claims, the complexity, expense, and likely duration of any litigation of the claims, the possible difficulties in collecting on the claims and all other factors relevant to assessing the "wisdom of the proposed compromise." Protective Committee for Independent Stockholders of TMT Trailer Ferry, Inc. v. Anderson (In re TMT Trailer Ferry, Inc.), 88 S.Ct. 1157, 1163 (1968).

     Subsidiary guarantees of a parent corporation's debt, such as the Kitty Hawk subsidiaries' guarantees of the Senior Notes, may raise the issue of whether the guaranties are fraudulent transfers under the Bankruptcy Code or applicable non-bankruptcy law. To demonstrate that the guaranties are avoidable, the Debtors must show that (a) each of the subsidiaries received less than reasonably

___________________


     /4/ Payments after the May 1, 2000 Petition Date are not subject to recovery as preferences.

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001 equivalent value in exchange for the guaranty obligation, and (b) the obligation rendered the subsidiaries insolvent or left them with unreasonably small capital. This analysis is performed as of the time the obligation was incurred, here, November 1997.

     In this case, the guarantees also include language that limits the amount of debt guaranteed to an amount just less than the amount that would make the guarantee avoidable as a fraudulent transfer. The Indenture provides as follows:

     Each Guarantor and, by its acceptance of a Note, each Holder confirms that it is the intention of all such parties that the guarantee by each such Guarantor pursuant to its Note Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and each such Guarantor hereby irrevocably agree that the maximum liability of each Guarantor will be $1.00 less than the lesser of
     (a) the amount which would render the Note Guarantee voidable under either
     Section 548 or 544(b) of the Bankruptcy Code, (b) the amount permitting avoidance of the Note Guarantee as a fraudulent transfer under any applicable Fraudulent Transfer Act or similar law and (c) the amount permitting the Note Guarantee to be set aside as a fraudulent conveyance under any applicable Fraudulent Conveyance Act or similar law. In addition, if the execution and delivery and/or incurrence evidenced by the Note Guarantee constitutes a "distribution" under the Michigan Business Corporation Act (the "MBCA"), the maximum liability under the Note Guarantee with respect to such Guarantor shall be limited to $1.00 less than the maximum liability which such Guarantor is permitted to incur under
     Section 345 of the MBCA.

As is clear from this language, if the guarantees would be avoidable as fraudulent transfers, the guarantees are limited to $1.00 less than the amount that would render the guarantee avoidable under fraudulent transfer or fraudulent conveyance theories. The Creditors' Committee previously argued that the guarantees may be limited even if the Debtors can not demonstrate that the guarantees rendered the Debtors' insolvent as of November 17, 1997. The Debtors believe that the Creditors' Committee's counsel misinterprets this provision of the Indenture.

     The guarantees also include provisions specifically recognizing the rights of contribution among guarantors. Both contractually and under well-established equitable principles, each Debtor had the right on November 17, 1997 and thereafter to collect from each of the other Debtors if it was called upon to pay on its guarantee of the Senior Notes. As a result of the rights of contribution, so long as the Debtors, on a consolidated basis, were not rendered insolvent or left with unreasonably small capital by the Senior Note obligations, no single Debtor should have been rendered insolvent by becoming obligated on the Senior Notes guaranty since each Debtor would have the right to recover from each of the other Debtors the amounts, or a portion of the amounts, it had paid on the Senior Notes in excess of its share.

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

     To assess the merits of the Debtors' potential claims to avoid the subsidiary guarantees of the Senior Notes or to limit the amount of debt guaranteed by each subsidiary, the Debtors reviewed the law on fraudulent transfers and the law related to the allocation of liability among co-sureties of a single debt and among co-obligors. The Debtors' counsel, Haynes and Boone, LLP, has significant experience in analyzing and prosecuting fraudulent transfer claims. Sarah Foster is the author of "Let's Remake a Deal: Fraudulent Transfer Laws as a Tool for Restructuring Leveraged Buyouts" and with other members of the Firm, recently conducted a lengthy investigation of claims, including fraudulent transfer claims, against the creditors of three related debtors in the Chapter 11 case of McGinnis Partners' Focus Fund. Ms. Foster and Mr. Penn worked together on behalf of a Chapter 7 Trustee to analyze and pursue fraudulent transfer and other claims in the David Mann case. That estate's claims were settled very favorably.

     In this case, counsel investigated the factual background for the claims by interviewing a number of Kitty Hawk employees who participated in the transactions giving rise to the Senior Notes as well as employees with knowledge of the Debtors' business operations following the Kalitta transactions. Counsel reviewed documentary evidence regarding the transaction, including appraisals, opinions and financial data as of the effective date of the transaction in question, and Debtors' operations following the transactions. Based on their review of the evidence and the issues and their assessment of the merits of the claims, the Debtors proposed a settlement of those claims whereby general unsecured creditors would recover more for their claims than those creditors would receive if the guarantees were enforced according to their terms. The settlement also, necessarily, provides less value to the Noteholders' deficiency claims than if the guarantees were fully enforced.

     The following description of the benefits of the settlement represents the Debtors' position. This discussion does not represent the views of the Court or the Creditors' Committee.

          The Debtors believe that settling these disputes in the Plan is in the best interest of the Debtors and their creditors for a number of reasons.

     (1) The Debtors do not believe that they have a significant likelihood of success on the merits of any avoidance claims. To avoid the guarantees, the Debtors must prove that the guarantees rendered the Debtors insolvent or left them with unreasonably small capital as of November 17, 1997. The Debtors face considerable problems in proving that the Debtors were rendered insolvent or left with unreasonably small capital as a result of the Senior Note transaction. The Debtors used the majority of the Senior Note proceeds to retire debt of the Kalitta companies that the Debtors acquired concurrently with the Note offering. Arms length negotiations resulted in the Kalitta merger. At the time, Kitty Hawk firmly believed that the merger provided value substantially greater than the acquisition cost. Third party appraisals supported the value of the aircraft pledged to Noteholders. Many acquired assets were left unencumbered and thus available to satisfy other creditors' claims. Alex Brown, an investment banking firm, opined that the transaction was fair to Kitty Hawk. Audited financial statements for both Kitty Hawk and the Kalitta Companies for 1995 and 1996 indicate that the companies were solvent. The audited consolidated financial statements for the merged companies as of December 31, 1997, reflect shareholders' equity of $179 million based on assets of $834 million and liabilities of $655 million (including the Senior Note

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001 obligations). At the time of the merger, the Debtors raised $38 million in equity and entered into a new secured revolving credit facility providing for borrowings of up to $100 million. Therefore, substantial, contemporaneous, third party assessments of the Debtors' value at the time the Debtors incurred the Senior Note and guaranty obligations will have to be discredited to demonstrate that the consolidated Debtors were rendered insolvent or left with unreasonably small capital as a result of the Senior Note obligation.

     The risk that the Debtors will not succeed on the merits of any fraudulent transfer claim combined with the cost and likely duration of any such litigation supports settlement of the potential claims.

     (2) The Debtors believe the settlement in the plan provides general unsecured with a greater recovery sooner than they would receive from the likely outcome of such litigation. The Debtors' analysis of the scheduled assets and liabilities of the subsidiaries indicates that the settlement will provide each subsidiary's creditors with a significantly higher distribution percentage under the Plan than they would receive if the Debtors pursued the litigation and were unsuccessful. The settlement provides the anticipated benefit of litigation, greater recoveries for unsecured creditors, without the costs and delays of litigation. Assuming that the value of 100% of the New Common Stock of $125 million, as of the Effective Date, and further assuming that there are $94 million in Allowed Class 7 Claims, the settlement provides creditors with the right to receive distributions of New Common Stock with a value equal to approximately 30% of the creditor's claim. In contrast, without the settlement, the most that any creditor of a subsidiary would receive would be approximately 8.95% of its claim and creditors of many of the subsidiaries would receive substantially less.

     (3) The settlement eliminates litigation delay and expense. A fraudulent transfer adversary proceeding would consume a significant amount of time and expense. It is unlikely that a trial would occur within six months. Any significant distribution to unsecured creditors would be delayed since a reserve would have to be created for the total alleged amount of the Noteholders' Claims. The value of the major assets of each subsidiary would be in issue, and the Estates would likely incur significant expenses for forensic appraisals and the depositions of the experts preparing those appraisals. If there were material misrepresentations in 1997 regarding the assets, the possible causes of action for those misrepresentations would be disputed and would require even more expenditures.

     (4) Delaying confirmation to allow the litigation to proceed would materially increase the bankruptcy burdens on the Debtors. The Debtors would still face all of the administrative and reporting burdens of debtors in possession. Expenditures for bankruptcy professionals would continue (at a rate of approximately $1 million per month). The "soft costs" of bankruptcy would also continue and increase as the "light at the end of the tunnel" moved further away: declining employee morale, increasing employee departures, increasingly lower employee productivity, increasing questions by customers regarding Kitty Hawk's ability to survive.

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

     (5) Settlement also allows Kitty Hawk's management and employees to focus their time, efforts and energies towards Kitty Hawk's future operations instead of being required to devote material amounts of time and energy to events that occurred years before.

     For all these reasons, among others, the Debtors believe the settlement is in the best interests of the Debtors, their estates and should be approved by the creditors.

     3.   Other Litigation.

          a. Litigation with International Brotherhood of Teamsters ("IBT"). The IBT filed an adversary proceeding against International alleging substantial claims based on International abruptly suspending its flight operations. The suit alleges that, although the suspension occurred before the Petition Date, claims under the Collective Bargaining Agreement ("CBA") and under the WARN Act are effectively treated as super-priority administrative claims - claims ahead of all other claims in the case.

          The IBT alleges that International owes its flight crews and their union over $9 million under a number of theories. The primary theory is that the amounts owed under the CBA for unpaid salaries and benefits must be paid without regard to their priority if the CBA has not been rejected. If the IBT prevails, the recovery by the IBT would effectively eliminate all of the equity in the International's bankruptcy estate leaving little or no available cash to pay other claims. International vigorously disputes the IBT's position on the priority of its claims. The Bankruptcy Court granted an interlocutory summary judgment holding the IBT claims to be pre-petition (and not super-priority administrative) claims. The amount, if any, ultimately allowed for such Claims remains in dispute.

          b. Litigation with Conrad Kalitta. In late May, 2000, Kitty Hawk commenced an arbitration proceeding against Conrad Kalitta based on the 1997 merger of the Kalitta Companies and Kitty Hawk entities. Most of the allegations in the arbitration focus on the condition of the wide body assets and whether the substantially larger maintenance costs and reduced reliability caused significant harm to Kitty Hawk. The arbitration demand alleges that either the operating expenses were too large because the status of the engines was misrepresented or there was an undisclosed material adverse event that harmed the engines. Trial of the arbitration proceeding has been postponed.

          c. Miscellaneous Litigation. The Debtors and their subsidiaries may be potential and/or named plaintiffs in several other lawsuits, claims and administrative proceedings arising in the ordinary course of business. While the outcome of such proceedings cannot be predicted with certainty, the Debtors expect that the potential recovery, as well as the costs of pursuing such claims, will not have a material effect on the financial condition of the Debtors or the distributions to be made under the Plan.

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

                                      V.

                         EVENTS LEADING TO BANKRUPTCY

A.   Events Leading to Chapter 11 Bankruptcy Filing

     In 1997, Kitty Hawk expanded its level of operations and geographic scope through the acquisition and merger of the Kalitta Companies, several entities engaged in air transportation and aviation-related activities. The acquisition was financed by Kitty Hawk through a public debt offering in the amount of $340
million dollars (the "Senior Notes").   After acquiring the Kalitta Companies,
Kitty Hawk commenced integration of the various entities into three units, which at the time of it bankruptcy filing, included:

 .    Kitty Hawk International ("International"); a FAR Part 121 certificated air carrier, which operated scheduled freight from the U.S. to various countries in the Pacific Rim using a fleet of wide body Boeing747 freighter aircraft ("B747F"), Lockheed L-1011 freighter aircraft ("L-1011F") and a fleet of long-range McDonnell Douglas DC-8 freighter aircraft ("DC-8F"). Additionally, International operated certain wide body aircraft in support of Kitty Hawk's scheduled overnight airfreight operations located in Fort Wayne, Indiana.

 .    Kitty Hawk Aircargo, Inc. ("Aircargo"); a FAR Part 121 certificated air carrier engaged primarily in the air transport of domestic freight using a fleet of narrow-body aircraft ("B727-200F") and to a lesser extent McDonnell-Douglas DC-9 ("DC-9-15F") air freighters. Aircargo's operations were substantially in support of Kitty Hawk's scheduled overnight air freight hub located in Fort Wayne, Indiana.

 .    Kitty Hawk Cargo, Inc. ("Cargo") which operates Kitty Hawk's scheduled overnight air freight hub in Fort Wayne, Indiana.

 .    Kitty Hawk Charters, Inc. ("Charters"); a FAR Part 135 certificated air carrier engaged primarily in the on-demand charter aircraft freight and passenger market using a fleet of small jet and turbo-prop aircraft.

 .    OK Turbines, Inc. ("OK Turbines"); a small turbine engine repair and parts-sales/support operation located in Hollister, California, which supports Charters and other similarly situated small airlines.

     After acquiring the Kalitta Companies, Kitty Hawk proceeded to integrate the operations of the Kalitta Companies with those of Kitty Hawk's. However, in late 1999 and continuing into the first quarter of 2000, Kitty Hawk's financial performance began to deteriorate due to: (i) the unscheduled grounding of several wide body aircraft as a result of maintenance scheduling problems, including premature engine failures, (ii) the unscheduled grounding of aircraft (primarily operated by International) for repair of damage caused by various minor unrelated accidents, (iii) higher than expected maintenance costs, on the wide body fleet during the first quarter of 2000, (iv) the higher than expected fuel expenses for Kitty Hawk's scheduled overnight airfreight operations, (v) general

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001 softness in customer demand for international wide body air freight services relative to expectations and (iv) expenses related to the startup of the USPS W-Net contract and the initial expenditures related thereto. Because of Kitty Hawk's aggressive marketing of its services to the USPS, a long-time customer, the W-Net contract caused financial and operational stress on Kitty Hawk because of the extremely short implementation phase allowed and the need to replace aircraft equipment that would be dedicated to W-Net. Kitty Hawk was required to incur transitional costs and lease costs for replacement aircraft to use elsewhere in its system that were higher than it would have otherwise expected them to be in the marketplace.

     Kitty Hawk, as a result, experienced a substantial decrease in projected revenues, an increase in expenses and correspondingly, a substantial decrease in cash.

     The bulk of Kitty Hawk's deteriorating operating and financial condition emanated from International. Before and after acquiring the Kalitta companies, International sustained significant losses due primarily to substantial capital expenditures required to operate and maintain an aging fleet (including engines) of B747Fs, L-1011Fs and DC-8Fs, and poor performance.

     Covenants contained in the Senior Notes mandate compliance with certain maintenance provisions for the aircraft and engines collateralizing this debt. In April 2000, Kitty Hawk projected a cash requirement in excess of $30 million to comply with these maintenance provisions (specifically, bringing the number of serviceable wide-body engines to required levels). In an effort to improve its liquidity and comply with the terms of the Senior Notes, Kitty Hawk unsuccessfully pursued various asset sales, including sale-leaseback financing on its fleet of owned B727-200F aircraft.

     On April 11, 2000, Kitty Hawk publicly disclosed that as a consequence of the aforementioned events it did not have sufficient cash to pay the $16.9 million semi-annual interest installment on its Senior Secured Notes due May 15,
2000.   As a result of this disclosure, general trade creditors, fuel suppliers, and other vendors eliminated payment terms, demanded immediate payment on all outstanding balances, and required pre-payment, deposits, or COD on all future purchases, causing further deterioration of Kitty Hawk's cash position.

     By late April 2000, Kitty Hawk had ceased payments on several of its aircraft leases causing a default on virtually all its lease and loan agreements. Kitty Hawk believed that various creditor actions were imminent, including the seizure of aircraft and other operating assets as well as an involuntary bankruptcy filing.

     On April 30, 2000, Kitty Hawk suspended all flight operations of International, resulting in the grounding of all of the B747F, L-1011F and DC-8F aircraft and the termination of substantially all of International's employees (including all of the flight personnel represented by the International Brotherhood of Teamsters Union).

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

                                      VI.

               PROGRESS DURING BANKRUPTCY AND SIGNIFICANT EVENTS

After filing for Chapter 11 protection, Kitty Hawk focused its operations around the core business lines and on the operation of a single aircraft type, the B727-200F. In addition, Kitty Hawk commenced an aggressive program to streamline maintenance, planning, administration and flight operations functions.

A.   Fort Wayne Hub Improvements

     The operational results for the scheduled overnight freight operation improved significantly after the shutdown of International. Even though the cessation of service by International reduced Fort Wayne's capacity by about 200,000 pounds per night, the resulting decrease in traffic is approximately 100,000 pounds per night, thereby improving load fact and decreasing cost per pound shortly after the Petition Date.

B.   Financial Performance

     There are three significant drivers of Kitty Hawk's financial performance since the May 1, 2000 filing for bankruptcy protection:

     1. Management's strategic decision to concentrate on the scheduled freight business utilizing a streamlined, single aircraft type fleet (727-200 series aircraft).

     2. The high cost and operating losses, and the significant administrative claim risk inherent in the Kitty Hawk International, Inc. and related operations, that caused management to suspend operations at Kitty Hawk International, Inc.

     3. The reduction in automotive manufacturing along with the slow-down in the U.S. domestic economy that began in October 2000.

Before filing for bankruptcy protection, Kitty Hawk was losing money at an extraordinary rate and had come close to running out of cash in April 2000.
Most of the operating losses and cash demands were coming from Kitty Hawk International, Inc. In May 2000, the first month of operations under bankruptcy protection, Kitty Hawk produced operating profits of just over $3.4 million (excluding legal fees) and, more importantly, increased cash position from $14.2 million to $41.2 million. The decision to suspend operations of Kitty Hawk International, Inc. was the key element to Kitty Hawk's survival and initial success.

Through the summer of 2000, the Company's focus was on the scheduled freight business and the airline operations. The cost of fuel had a significant impact on the scheduled freight business and drove several fuel surcharge price escalations. Also during this period, the Company rationalized its airline operations in terms of mechanics and line and airframe maintenance operations. The traditional seasonality the Company experiences causes June to be relatively strong, which it was,

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001 with July a down month due to the automotive industry shut-down for two weeks and general manufacturing slow-downs that impact the scheduled freight business significantly. July was break-even from operations after adjusting for bankruptcy costs and fees. August is typically a strong month as automotive build out of the prior year models and new model change-over creates significant demand in the scheduled freight business. The Company experienced a typical August and generated operating profits of just under $900,000 in the core business after adjusting for bankruptcy costs.

The fall is usually the best revenue and profit season for the Company's core operations. September was a disappointment due to rapidly rising fuel costs and somewhat lesser demand in the scheduled freight business than was expected, coupled with some rising costs in the airline for rotable parts repairs. The Company was essentially break-even from operations after adjusting for bankruptcy costs in September, but judging by August, operating profits in excess of $1.0 million would have been typical. Unfortunately, September was a harbinger for the remainder of the Fall of 2000. October is traditionally one of the strongest months of the year, but the level of shipments in the scheduled freight business was below that of September, which we now know resulted from automotive manufacturing slow-downs due to increasing automotive inventories. The lower than expected revenue coupled with some on-going airline rotable parts expenses caused October to be a loss month, which is highly unusual. It was during this period that management of the airline was able to get the procedures for rotable parts repairs under control, and we have been experiencing reasonable cost levels since. November is typically weak due to the Thanksgiving holiday and the general completion of most of the heavy weight shipping for manufacturing for the year. November proved to be very weak as the automotive industry throttled back to idle in manufacturing and fuel reached all-time high prices. The Company also saw BAX, the Company's ACMI and scheduled freight customer, experience slow-downs in its system as well, and the Company has not performed "above contract minimum" flying in its ACMI service for BAX since October.

December 2000 was very good due to the peak season business from the USPS. Although the Company experienced two bad weather days, they caused minimal cost impact, and the contracts were substantial contributors in terms of Revenue, operating profits, and EBITDA. The Company ended the year with $14.4 million in cash (about $6 million over its forecast) due to management's favorable administration of the USPS contracts and vendors.

First Quarter 2001: January and February are typically weak with revenue increasing in March. The Company experienced a very unusual winter 2001. January was 10% above its plan, while February was 11% below its plan. Additionally, the Company has not seen the traditional business increase over February levels in March 2001. While costs have been at or below projections, the lower revenues in February and March are impacting the Company. Management implemented temporary capacity reductions to right-size the operations and costs to the demand it is experiencing. Most of these savings will take effect in late April, 2001. Additionally, the Company revised its budgets to reflect a lower expectation from the scheduled freight business in 2001 from March through September. The first quarter is a very good cash flow quarter for Kitty Hawk due to the collection of the peak season revenue from the USPS. The Company collected the USPS revenue in record time this year, and has been experiencing better than budgeted variances in airframe and engine

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001 maintenance. Thus, the Company's cash position remains well above plan at more than $39 million as of March 31, 2001, without benefit from any significant asset sales.

The Debtors' financial performance is reflected in monthly operating reports filed with the Court and in Forms 8-K filed with the SEC (available at www.sec.gov).

All indications are that Kitty Hawk is moving forward very well and will be able to meet the financial performance projections attached as Appendix "A" to this Disclosure Statement.

C.   Revenue Performance Improvement

     During June 2000, Kitty Hawk implemented an across-the-board 6 percent price increase to the scheduled hub operation and further improved its yields by increasing the premium rate for its higher yielding "Express" product and by increasing the surcharge rate on oversized freight.

     During June 2000, Kitty Hawk implemented price increases for two of its single-route contracts with the USPS resulting in approximately 10 percent improvement in revenues for these contracts. The contracts were renewed through October 2000. The third single-route contract, which renews in October 2000, is expected to yield similar increased results for Kitty Hawk.

     During May and June 2000, Kitty Hawk restructured its contract with BAX Global (which was unprofitable prior to the restructure) improving its revenue performance by increasing rates under the ACMI contracts in excess of 10 percent. Restructuring the BAX Global contract also reduced the number of dedicated aircraft from 13 to 7. The contract was extended to December 31, 2001.

     During February, 2001, another scheduled freight price increase was enacted to increase revenues and yields. During March 2001, leases upon two aircraft with Republic Advanced Freighter 901, Inc. and Republic Advanced Freighter 902, Inc. were rejected resulting in cash savings of over $340,000.00 per month.

D.   Administrative Consolidation

     In connection with the suspension of International's flight operations and the Chapter 11 filing, Kitty Hawk commenced a comprehensive review of its various administrative departments for efficiency improvements. Kitty Hawk consolidated all general and administrative personnel to its corporate headquarters in Dallas, Texas, thus eliminating duplicative functions in Ypsilanti, Michigan and Fort Wayne, Indiana. This process is ongoing with continued improvements expected going forward.

E.   Management Changes

     In late August, 2000, Susan Hawley decided to leave Kitty Hawk to pursue other interests. Ms. Hawley had played a key role in negotiating and working with the United States Postal Service on Kitty Hawk's account. Upon her departure, Donny Scott, the Vice President for Postal and

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

Ground Operations, assumed Ms. Hawley's responsibilities. He has prior experience with the USPS and Kitty Hawk's Peak Season operations for the USPS. Mr. Scott transitioned successfully into his new Postal responsibilities and managed the 2000 peak season contracts superbly.

     In August, 2000, John Turnipseed, Vice President-Human Resources, announced his resignation. He was replaced by Jane Perelman, Kitty Hawk's assistant general counsel, an attorney with extensive employment law background, including Board Certification in Labor and Employment Law by the Texas Board of Legal Specialization. Jane Perelman announced her resignation in September, 2000. David Ahles currently manages the Human Resources for the Debtors. He previously managed Human Resources for Kitty Hawk International and Kalitta Companies.

F.   Asset Sales

     Kitty Hawk intends to emerge from Chapter 11 focused on its scheduled overnight freight operations and its ACMI business. Accordingly, it intends to divest and sell assets that are not essential to the business. Kitty Hawk has embarked on a series of asset sales designed to streamline its operation, eliminate surplus and/or non-strategic assets, and provide the requisite funding to expeditiously exit the Chapter 11 process as follows:

 .    Kitty Hawk has obtained court approval to sell its authority related to a supplemental type certificate issued by the FAA for certain cargo conversion modifications on B727-200F aircraft. The sale of the supplemental type certificate is for $3.0 million with Kitty Hawk having received a non-refundable deposit of $150,000. The remainder of the sale closed in January 2001.

 .    Kitty Hawk continues its efforts to sell a hangar owned by International and substantially all of Charters and OK Turbines. The proposed buyer was required to meet certain conditions in advance of the expected closing and did not do so. This sale did not close. No contract to sell these assets is pending.

 .    Kitty Hawk has reached an agreement to sell its leasehold interests
     (including the building improvements) in a long-term lease at Honolulu International Airport. The buyer of the leasehold is Fed Ex with an agreed price is $4.45 million. The transaction is subject to various approvals including the State of Hawaii. Closing of this sale remains pending.

 .    Kitty Hawk has obtained court approval to sell the Part 121 Operating
     Certificate of International for $200,000. In addition, the agreement provides that the buyer of the certificate will assume a restructured contract for pilots with the International Brotherhood of Teamsters Union. The transaction is subject to certain other conditions including a non-compete agreement by the buyer. This transaction closed in September 2000.

 .    Kitty Hawk sold one of its surplus DC-9-15F aircraft for $2.95 million.



DISCLOSURE STATEMENT UNDER 11 U.S.C.(S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

 .    Kitty Hawk conducted a series of four auctions in August and September 2000 with an internationally prominent aviation auction firm for the liquidation of its surplus aircraft/engine spare parts, ground equipment and other inventory primarily related to the B747F, L-1011F and DC-8F fleet types.

 .    Kitty Hawk is actively pursuing transactions to sell other surplus assets including: (i) Stage II compliant DC-8F aircraft, (ii) three additional surplus DC-9-15F, (iii) certain fee-simple real estate located near the airport in Ypsilanti, Michigan, and the businesses of Charters and OKT.

G.   Key Contracts

     A significant portion of the Debtors' revenues for its continuing businesses are derived from contracts with BAX Global and the United States Postal Service. Prior to the bankruptcy, in 1998, Aircargo entered into an Agreement to Furnish Fourteen (14) B727-200 Aircraft and Air Cargo Services with BAX. Under the Original Contract, Aircargo agreed to provide and operate for the benefit of BAX fourteen (14) B727-200 aircraft and to provide air cargo services on the routes designated by BAX. The Original Contract is what is known as an ACMI contract. Typically an ACMI contract is entered into between a certified aircraft operator and a lessee, whereby the operator is obligated to provide a properly insured and maintained aircraft together with qualified flight deck crew to the lessee for a specified period of time. The operational and maintenance responsibility for the aircraft remain with the operator. The operator is compensated at a pre-determined rate, which typically covers the operator's direct costs including, crew, maintenance, insurance and ownership plus a mark-up for overhead and profit. Unless otherwise specified, the operator is generally responsible for absorbing increased costs related to flight crews, maintenance, and insurance over the term of the agreement. The lessee is responsible for all other costs, such as fuel, landing and navigation fees, and ground handling.

     Following the bankruptcy, Aircargo and BAX agreed to amend the Original Contract as of July 1, 2000 and to reduce the number of aircraft covered by the Original Contract to seven (7) aircraft: three (3) advanced Boeing 727s and four
(4) non-advanced 727s. The amendments increase the base rate cost of the aircraft to BAX by $40,000 per aircraft per month and change the bonus structure. Aircargo and BAX performed under the terms of the amended agreement since June. Aircargo filed a motion to assume the BAX contract, as amended, which was approved by the Court by an Order entered October 27, 2000.

     The Debtors' important freight customers do not have ongoing contracts with the Debtors. Nevertheless, pounds of freight carried per night through the Fort Wayne hub tended to increase before the economic slowdown which began in October 2000.

     The Debtors have a number of contracts with the USPS. Post-petition, the Debtors have rejected a small number of these contracts that it could not service with its existing fleet.

     Aircargo received an Amendment to Transportation Services Contract, amending contract No. CNB 99-01, on September 19th, 2000. This contract provides for, among other things, the



DISCLOSURE STATEMENT UNDER 11 U.S.C.(S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

Debtors' continued prime contractor status for the C Net peak season line haul/hub/terminal handling/sort operations out of Blytheville, Arkansas ("CNB", or "C Net - Blytheville"). The contract price was $29.3 million, not including pass through direct expenses (landing & parking, de-ice, and fuel). While this contract is $10.1 million less than the 1999 CNB contract, it is above average from a historical perspective, and the Debtors expect to maintain similar profit margins to years past. Aircargo was able to improve on the contract through the end of 2000 by adding additional routes and equipment. The final CNB numbers are included in this chart:

--------------------------------------------------------------------
 CNB HISTORICAL        AMOUNT        AIRCRAFT    AIR-STOPS (CITIES)
--------------------------------------------------------------------
 1997 Actual        $ 25,700,000        24             22
 1998 Actual        $ 28,900,000        29             26
 1999 Actual        $ 39,400,000        39             33
 2000 Actual        $ 32,987,000        34             32
--------------------------------------------------------------------

     2000's CNB was smaller than 1999, but is not actually as much smaller as shown due to three (3) wide-body long haul routes being bid separately (Oakland, Los Angeles, Phoenix). This was due to USPS efforts to reduce the total cost of CNB in 2000, and the Debtors' need to finalize the CNB contract as early as possible for stability reasons. Total peak season contract revenue for 2000 was $39,428,000. Although some ice days reduced the Company's total revenue, the Company reduced some costs as well, so the margin was maintained even though the Company did not collect $41 million as gross contracted.

     The peak season opportunities with the USPS are not limited to CNB. There have been at least three other opportunities, namely CNW (a Western US peak season operation), other single routes, and W-Net peak season flying (the Debtors control through the W-Net contract flown year-round). These opportunities have not yet been awarded or finalized for 2001, and the Debtors' opportunities are as follows:

     . CNW - was a six (6) aircraft operation in 2000, down from ten (10) in 1999.

     . Single routes - there is typically a requirement for additional routes each season depending upon USPS' needs with its system.

     . W-Net - peak season flying through the Sacramento (Mather AFB) hub where the Debtors operate W-Net. This is additional flying that is captive for the Debtors, which typically amounts to approximately 4 extra days of flying.

     In summary, the Debtors had a good peak season with the USPS in 2000. They expect the peak season relationship to continue.

     During January 2001, the USPS and Federal Express Corporation ("FedEx") announced an agreement for FedEx to provide air freight service to the USPS. Also, unrelated to the FedEx/USPS announcement, the USPS announced various cost reduction efforts during the first few months of 2001. These announcements affected the Debtors' business with the USPS and its hub operations



DISCLOSURE STATEMENT UNDER 11 U.S.C.(S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001 in Sacramento, California operated by the Debtors under a long-term contract generally referred to as the W-Net Contract or W-Net.

     In February and March 2001, the USPS notified the Debtors that it was deleting Sunday and all daylight flying on the W-Net. The Debtors negotiated favorable "deductive change orders" with the USPS to change the pricing structure of the remaining W-Net flights and services under the W-Net Contract.

     If the USPS/FedEx agreement is implemented and/or if the USPS elects to eliminate W-Net entirely it may do so. USPS may also choose to eliminate some or all of the three additional routes flown for USPS. In that event, a variety of ways exist to address USPS's obligations under the W-Net Contract. The USPS may terminate the Contract and pay the Debtors for a "termination for convenience" under the applicable regulations. Generally, such a payment pays the contracting party based on a return on the party's investment to fulfill the contract (essentially recasting the contract as a "cost plus" arrangement from the outset). The USPS and Debtors might also negotiate for the use of the Debtor's aircraft in other flying operations. Finally, the USPS and Debtors might negotiate a cash settlement of some amount. At this time, it is premature to establish how this may ultimately be resolved. Likewise, it is premature to estimate the value of such a possible termination for convenience claim. However, if the formal "termination for convenience" process is initiated, it could lead to extensive litigation which may not be resolved within the first two years following the Effective Date.

     Kitty Hawk announced on May 15, 2001, that it reached an agreement with one of its key customers, Eagle Global Logistics, a leading provider of freight transportation, logistics and supply chain management, under which EGL will substantially increase freight volumes in Kitty Hawk Cargo's scheduled overnight freight system. Kitty Hawk will expand its scheduled overnight freight system using some of EGL's former dedicated network of charted aircraft, and the system will continue to be operated and managed by Kitty Hawk Cargo. EGL will be purchasing dedicated, blocked space on this new expanded system, increasing Kitty Hawk's monthly revenues. The expanded system will have the benefit of opening additional markets for Kitty Hawk customers, including cities in Mexico, Puerto Rico, Canada and Hawaii as well as in the continental United States, and Kitty Hawk anticipates it will be more efficient than the separate systems were before the agreement.

H.   Significant Orders Entered During the Case

     During these bankruptcy cases, a number of significant Orders were issued by the Court. The most significant Orders are discussed below:

 .    May 2, 2000 - Order Granting Joint Administration. This Order consolidated the ten cases for administrative purposes but did not substantively consolidate the debtors into one case with only one bankruptcy estate.

 .    May 3 and June 16, 2000 - Cash Collateral Orders. These Orders allow the debtors to use the cash collateral of the Bank Group while reorganizing their affairs. The Orders provide,



DISCLOSURE STATEMENT UNDER 11 U.S.C.(S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001 among other things, that asset sales proceeds from the Bank Group's pre-petition collateral are to be paid to the Bank Group. The Orders also preserve the adequate protection rights and remedies of the Noteholders.

 .    May, 2000 - Order Authorizing Retention of Seabury Advisors, LLC and
     Seabury Securities, LLC. The Bankruptcy Court authorized the Debtors' retention of Seabury Advisors, LLC and Seabury Securities, LLC as financial advisors to the Debtors. Seabury's compensation agreement with Kitty Hawk provides an incentive for successfully reorganizing Kitty Hawk and for obtaining secured debt financing. For secured debt refinancing, the success fee is 1.5% of the loan amount. For reorganizing Kitty Hawk, the success fee is a sliding scale based on the reorganized enterprise value plus the value of certain asset sales. For reorganized enterprises valued between $100 million and $200 million, the success fee is $1.75 million plus 1.5% of the amount over $100 million. Seabury's $150,000 per month retainer is a credit against certain of the success fees.

 .    May 4, 2000, May 5, 2000 and August 11, 2000 - Order Authorizing Debtors to
     Pay Pre-Petition Salaries and Employee Benefits. The first two Orders allow the debtors to pay the pre-petition employee claims for all employees that were employed post-petition. The last Order authorized Kitty Hawk International to pay the pre-petition wage and benefit claims for its employees -- provided that the amount paid to any employee did not exceed the $4,300 priority claim limit under the Bankruptcy Code.

 .    June 16, 2000 - Agreed Order on Debtors' Motion to Abandon Certain Aircraft
     and Engines of Kitty Hawk International. This Order dealt with the "wide body" aircraft securing the Senior Notes. The Order effectively transferred the responsibility and liability for those aircraft to the Noteholders.

 .    June 23, 2000 - Order Approving Motion to Sell Supplemental Type
     Certificates. This Order allowed the sale of two Supplemental Type Certificates and associated inventory for $3 million.

 .    July 7, 2000 - Order Granting Motion to Employ Auctioneer and Sell Surplus
     Assets. This Order allowed the Debtors to assemble a substantial amount of surplus property to be auctioned by Starman Brothers. The assets became unnecessary surplus when the Debtors downsized their operations.

 .    August 4, 2000 - Order Granting Motion to Approve Sale of Air Carrier
     Certificates and Miscellaneous Assets - This Order allowed Conrad Kalitta to purchase the FAA and DOT certificates of Kitty Hawk International for $200,000.

 .    August 11, 2000 - Order Granting Motion to Modify and Assign Collective
     Bargaining Agreement. This Order provided for a modified Collective Bargaining Agreement to be assigned to Mr. Kalitta to govern the prospective labor relations between the startup airline he contemplates and the International Brotherhood of Teamsters. Financially, neither the



DISCLOSURE STATEMENT UNDER 11 U.S.C.(S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

     Order nor the modifications affect the Kitty Hawk International Estate or claims against the Estate.

 .    August 3, 2000 - Order Granting Motion to Assume Lease with Fort Wayne
     Airport Authority. This Order allowed Kitty Hawk to assume the favorable leases on the hub of its scheduled overnight freight business.

 .    August 3, 2000 - Order on Emergency Motion to Require the Calling of an
     Annual Shareholders' Meeting and Oral Motion to Modify Exclusivity. This Order set the annual meeting of the shareholders of Kitty Hawk for October 31, 2000, the date requested by the Debtors in response to the request by
     M. Tom Christopher that the meeting be held earlier. The later meeting date gives the Debtor time to obtain audited financial statements for 1999 and to solicit proxies in connection with the annual meeting. The Order also terminated the Debtors' exclusive period for filing a plan as to Tom Christopher so that he may file a plan of reorganization for Kitty Hawk at any time. On September 28, the Bankruptcy Court ruled (with Mr. Christopher's agreement) that the annual meeting would be set after the Confirmation Hearing.

 .    August 28, 2000 - Order Authorizing Debtors' Payments and Performance of
     Obligations Under Aircraft Equipment Contracts Pursuant to 11 U.S.C. (S) 1110. The Order authorized certain payments previously made by the Debtors to its aircraft lessors and creditors with purchase money security interests in aircraft and further authorized the Debtors continued performance of its obligations to these parties. If the Debtors had not obtained this relief, they would be subject to having certain aircraft repossessed.

 .    August 28, 2000 - Order Granting Debtors' Motion to Approve Key Employee
     Retention Plan. The Order authorized Kitty Hawk to a retention bonus equal to six (6) month's salary in six monthly installments beginning on the earlier of January 1, 2001or the effective date of a plan of reorganization provided that they remained employed during that time and executed a covenant not to compete with Kitty Hawk through December 2001. The Key Employees listed in the motion were nine (9) executive officers of Kitty Hawk. Two of the nine key employees left Kitty Hawk's employ after the Order was signed, including Susan Hawley.

 .    September 8, 2000 - Order Granting Motion to Reject Executory Contracts
     With TIMCO. The Order authorized Aircargo to reject maintenance agreements with TIMCO providing a minimum amount of required maintenance work.

 .    September 12, 2000 - Order Granting Motion to Sell Operating Assets and
     Airline Certificates of Kitty Hawk Charters, Inc. and Other Relief. The Order authorized the sale of a number of assets involving the Debtor's Part 135 airline and operations dealing with similar aircraft. The sale was never closed.

 .    October 2, 2000 - Order Granting Motion to Sell DC-9 Aircraft. This Order
     allowed the sale of two (2) DC-9 aircraft to Reliant Airlines, Inc. for $2.95 million.



DISCLOSURE STATEMENT UNDER 11 U.S.C.(S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

 .    October 2, 2000 - Orders with regard to 1/st/ Source Bank. Two orders authorized rejecting a lease on one DC-9 aircraft and refinance two 727 aircraft with 1/st/ Source Bank.

 .    October 11, 2000 - Order Granting Motion to Sell Honolulu Facility. This
     Order allowed International to sell its facility to Federal Express. This sale has yet to close.

 .    October 27, 2000 - Order Approving Letter of Credit Arrangement and Fixing
     Amount of Carveout for Estate Professionals. This Order allowed the Debtors to provide letters of credit to support their peak season USPS business and other operating needs. It also established the carveout from the Wells Fargo Bank Group collateral of $10 million for professional expenses (the carveout is reduced by interim payments). The Order also provides that the Bank Group will receive 90% of the net sales proceeds from assets which did not secure its pre-petition claims.

 .    November 6, 2000 - Order Denying Motion for Authority to Bring Causes of
     Action on Behalf of the Debtors Arising From Fraudulent Transfers. On September 6, 2000, after a contested hearing, the Bankruptcy Court denied the Creditors' Committee's motion requesting authority to file and prosecute a fraudulent transfer adversary proceeding to avoid (set aside) one or more of Kitty Hawk's subsidiaries' guarantee of the debt to the Senior Notes as fraudulent transfers under state law. The Bankruptcy Court denied the Motion without prejudice to reasserting it.

 .    December 26, 2000 - Order Granting Motion for Interlocutory Partial Summary
     Judgment. This Order and Memorandum Opinion determined that the substantial WARN and collective bargaining agreement claims asserted by the International Brotherhood of Teamsters against International were pre-petition claims and not entitled to administrative expense priority.

 .    November 27, 2000 - Order Approving Settlement With Israel Aircraft
     Industries. This Order provided a mechanism for repatriating JT9D engines and engine parts from Israel, dealing with the $4.5 million mechanics liens against the engines and providing a mechanism to sell the engines and parts.

 .    December 7, 2000 - Order Authorizing Assumption of Seven Leases with
     Pegasus Aviation, Inc. This Order allowed Aircargo to assume 7 of the 9 aircraft originally leased from Pegasus and resolved the dispute regarding whether Aircargo had to assume all 9 of the aircraft. The Order also limits the lease damage claim if Aircargo's case converts to chapter 7 to three
     (3) months of future rent payments.

 .    January 23, 2001 - Order Approving Charters' Settlement With General Motors
     Corporation. This Order approved the settlement whereby the pre-petition claims for Charters' work for GM were settled for $700,000 and mutual releases.

 .    February 5, 2001 - Order Approving Settlement of Disputes with FAA. This
     Order settled five (5) separate disputes involving $169,000 in potential claims for a payment of $18,700.



DISCLOSURE STATEMENT UNDER 11 U.S.C.(S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

 .    February 16, 2001 - Order Granting Motion to assume Flight Simulator Use
     Agreement With FlightSafetyBoeing. This Order allowed Aircargo to obtain three years of simulator time for a lower per hour charge. It also allowed Aircargo to pay out the $449,000 cure amount over a one year period.

 .    March 2, 2001 - Order Granting Motion to Sell DC-8 Aircraft. This Order
     authorized International to sell four (4) Stage II aircraft for a total of $600,000.

 .    March 15, 2001 - Order Approving Rejection of Aircraft Leases with Republic
     Advanced Freighter. This Order approved Aircargo's rejecting leases on two
     (2) aircraft.

I.   Appointment of Creditors' Committee

     The Official Committee of Unsecured Creditors was appointed by the United States Trustee on May 11, 2000. The Creditors' Committee is composed of the following creditors:

Mercury Air Group, Inc.                     Cherry-Air
5456 McConnell Avenue                       4584 Claire Chennault
Los Angeles, CA 90066                       Addison, TX 75001

Heico Corporation                           Chevron Corporation
825 Brickell Bay Dr., Suite 1644            2005 Diamond Blvd., Room 2182B
Miami, FL 33131                             Concord, CA 94520-5739

Zantop International Airlines, Inc.         Avfuel Corporation
840 Willow Run Airport                      P.O. Box 1387
Ypsilanti, MI 48198-0840                    Ann Arbor, MI 48106-1387

BF Goodrich Aerospace Component & Repair
5250 NW 33/rd/ Avenue
Ft. Lauderdale, FL 33309

The Debtors' books and records are the source of the Debtors' identification of the entity against which each member of the Committee has a claim. The Committee members may assert claims against other Debtors.

J.   Professionals' Being Paid by the Estates and Fees to Date

     1.   Professionals employed by the Debtors

     The Debtors have employed the following professionals:



DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

-------------------------------------------------------------------------------
Haynes and Boone, LLP                         General Counsel
-------------------------------------------------------------------------------
Dickinson Wright, PLLC                        Special Litigation Counsel
-------------------------------------------------------------------------------
Silverberg, Goldman and Bokoff, LLP           Special Regulatory Counsel
-------------------------------------------------------------------------------
Ford & Harrison, LLP                          Special Labor Relations Counsel
-------------------------------------------------------------------------------
Seabury Advisors, LLC                         Financial Advisors
-------------------------------------------------------------------------------
Grant Thorton                                 Accountants (audit)
-------------------------------------------------------------------------------
Lain, Faulkner & Co.                          Accountants (claims)
-------------------------------------------------------------------------------
Doyle & Bachman, PC                           Special Counsel (USPS matters)
-------------------------------------------------------------------------------
Morris, Nichols, Arscht & Tunnell             Special Corporate Counsel
-------------------------------------------------------------------------------
Quilling, Selander                            Special Counsel (collections)
-------------------------------------------------------------------------------

     2.   Professionals employed by the Creditors' Committee

Verner, Liipfert, Bernhard, McPherson and     General Counsel
Hand, Chartered
-------------------------------------------------------------------------------
Forshey & Prostok, LLP                        Former General Counsel
-------------------------------------------------------------------------------
Schafer and Weiner, PC                        Former Co-Counsel
-------------------------------------------------------------------------------
Jay Alix and Associates                       Financial Advisors
-------------------------------------------------------------------------------

     3.   Fees to Date

     Through the fee applications due for the four (4) month cycle ended February 28, 2001, approximately $6.1 million in fees and expenses to the professionals identified above were incurred (including professionals of the Debtors and Creditors' Committee). Of that amount, $5.6 million has been paid.

                                     VII.

                            DESCRIPTION OF THE PLAN

A.   Introduction

     A summary of the principal provisions of the Plan and the treatment of Allowed Claims and Interests is set out below. The summary is qualified in its entirety by the Plan.



DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

     The Plan provides for the post-confirmation merger of the Debtors into a single Delaware corporation ("Reorganized Kitty Hawk" or the "Reorganized Debtor") which will be called Kitty Hawk Aircargo and for the continuation of the Debtors' core business. The majority of the Debtors' existing secured debt will remain "in place" to be paid in the future through asset sales or future operations. Administrative and Priority Claims, will be paid from cash on hand, asset sales and perhaps the proceeds of a new financing agreement, if any. As part of a settlement with the holders of the Senior Notes, the claims against the Debtors will be consolidated for distribution purposes. The Noteholders will receive 80% of the issued and outstanding shares of stock in Reorganized Kitty Hawk. The other unsecured creditors will be treated in one of the following two ways. If an Allowed Unsecured Claim is $500 or less, or if the holder of the Claim elects to reduce it to $500, the Claim will be paid in full in cash. Holders of Allowed Unsecured Claims that are not Noteholder Claims, will receive their pro rata share of 20% of the issued and outstanding stock of Reorganized Kitty Hawk.

B.   Consolidation

     The Plan does not substantively consolidate the Debtors. Although the Plan
                   ---
consolidates claims against the various Debtors for distribution purposes, the Plan does not consolidate them for voting or other purposes. A creditor's vote on the Plan will be considered only with the votes of other creditors of the same Debtor for purposes of determining whether a class of creditors has accepted or rejected the Plan. If, for example, the holders of Other Unsecured Claims against Cargo vote to reject the Plan, the Debtors will have to demonstrate that the Plan is fair and equitable as to those creditors and meet the other criteria for forcing a class of creditors to accept their treatment under the Plan despite their rejection of the Plan. Similarly, the votes of the creditors of Cargo will not be combined with the votes of creditors of another Debtor for purposes of determining whether the creditors of Cargo have accepted the Plan.

C.   Designation of Claims and Interests

     The following is a designation of the classes of Claims and Interests under this Plan. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Tax Claims described in Article 3 of this Plan have not been classified and are excluded from the following classes. A Claim or Interest is classified in a particular class only to the extent that the Claim or Interest qualifies within the description of that class, and is classified in another class or classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other class or classes. A Claim or Interest is classified in a particular class only to the extent that the Claim or Interest is an Allowed Claim or Allowed Interest in that class and has not been paid, released or otherwise satisfied before the Effective Date; a Claim or Interest which is not an Allowed Claim or Interest is not in any Class. Notwithstanding anything to the contrary contained in this Plan, no distribution shall be made on account of any Claim or Interest which is not an Allowed Claim or Allowed Interest. The Plan consolidates distributions to creditors of each of the Debtors as part of a settlement. Classes are considered separately among the Debtors for voting purposes and jointly among the Debtors for distribution purposes. The treatment provided for each Class shall be the same for each of the Debtors as if Claims against each Debtor had been separately classified.



DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

     Class                                          Status
     -----                                          ------

1.   Secured Claims

     Class 1: Bank Claims                           Impaired - entitled to vote

     Class 2: Noteholders' Secured Claims           Impaired - entitled to vote

     Class 3: Secured Claims Other Than Bank        Impaired - entitled to vote
              Claims and Claims of the Noteholders

2.   Unsecured Claims

     Class 4: Priority Claims                       Impaired - entitled to vote

     Class 5: Convenience Claims                    Impaired - entitled to vote

     Class 6: Unsecured Noteholder Claims           Impaired - entitled to vote

     Class 7: Other Unsecured Claims                Impaired - entitled to vote

3.   Interests

     Class 8: Old Common Stock                      Impaired - deemed to have
                                                    rejected, not entitled to
                                                    vote

     Class 9: Securities Claims                     Impaired - deemed to have
                                                    rejected, not entitled to
                                                    vote

D.   Treatment of Claims and Interests

     1.   Administrative Claims.

          a. General. Subject to the bar date provisions herein, unless otherwise agreed to by the parties, each holder of an Allowed Administrative Claim shall receive Cash equal to the unpaid portion of such Allowed Administrative Claim on the later of (a) the Effective Date or as soon as practicable thereafter, (b) the Allowance Date, and (c) such other date as is mutually agreed upon by the Debtors and the holder of such Claim; provided,
                                                                  --------
however, that, unless the holder objects prior to the Confirmation Hearing Date,
-------
Administrative Claims that represent liabilities incurred by the Debtors in the ordinary course of their business during the Reorganization Cases shall be paid by Reorganized Kitty Hawk in the ordinary course of business and in accordance with any terms and conditions of any agreements relating thereto. Payments on Administrative Claims shall be made by the Reorganized Debtor.



DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

          b. Payment of Statutory Fees. All fees payable pursuant to 28 U.S.C. (S)1930 shall be paid in Cash equal to the amount of such Administrative Claim when due.

          c.   Bar Date for Administrative Claims.

               (1) General Provisions. Except as provided below in Sections 3.1(c)(iii), 3.1(c)(iv) and 3.1(c)(v) of the Plan, requests for payment of Administrative Claims must be Filed no later than forty-five (45) days after the Effective Date. Holders of Administrative Claims (including, without limitation, professionals requesting compensation or reimbursement of expenses and the holders of any Claims for federal, state or local taxes) that are required to File a request for payment of such Claims and that do not File such requests by the applicable bar date shall be forever barred from asserting such Claims against the Debtors, any of their affiliates or any of their respective property.

               (2) Professionals. All professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered before the Effective Date (including, without limitation, any compensation requested by any professional or any other entity for making a substantial contribution in the Reorganization Case) shall File and serve on Reorganized Kitty Hawk and the Creditors' Committee an application for final allowance of compensation and reimbursement of expenses no later than forty-five (45) days after the Effective Date. Objections to applications of professionals for compensation or reimbursement of expenses must be Filed and served on Debtors and the professionals to whose application the objections are addressed no later than seventy (70) days after the Effective Date. Any professional fees and reimbursements or expenses incurred by the Reorganized Debtor subsequent to the Effective Date may be paid without application to the Bankruptcy Court.

               (3) Ordinary Course Liabilities. Holders of Administrative Claims based on liabilities incurred in the ordinary course of the Debtors' business (other than Claims of governmental units for taxes or Claims and/or penalties related to such taxes) shall not be required to File any request for payment of such Claims. Such liabilities shall be paid by the Reorganized Debtor as they become due in the ordinary course of business after the Effective Date.

               (4) Contractual Employee Claims. Holders of Claims under employment contracts approved by the Court shall not be required to File any request for payment of such Claims and such Claims shall be paid in full on the Effective Date.

               (5) Tax Claims. All requests for payment of Administrative Claims and other Claims by a governmental unit for taxes (and for interest and/or penalties related to such taxes) for any tax year or period, all or any portion of which occurs or falls within the period from and including the Petition Date through and including the Effective Date ("Post-Petition Tax Claims") and for which no bar date has otherwise been previously established, must be Filed on or before the later of (i) 45 days following the Effective Date; and (ii) 90 days following the filing with the applicable governmental unit of the tax return for such taxes for such tax year or period. Any holder of any Post-Petition Tax Claim that is required to File a request for payment of such taxes and does

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001 not File such a Claim by the applicable bar date shall be forever barred from asserting any such Post-Petition Tax Claim against any of the Debtors, Kitty Hawk, or their respective property, whether any such Post-Petition Tax Claim is deemed to arise prior to, on, or subsequent to the Effective Date. To the extent that the holder of a Post-Petition Tax Claim holds a lien to secure its Claim under applicable state law, the holder of such Claim shall retain its lien until its Allowed Claim has been paid in full.

     2. Treatment of Pre-Petition Priority and Secured Tax Claims. Each holder of an Allowed Pre-Petition Tax Claim or Secured Tax Claim shall be paid by the Reorganized Debtor, pursuant to the provisions of Section 1129(a)(9)(c) of the Bankruptcy Code, in equal quarterly installments commencing on the first day of the first full month following the Effective Date (or the Allowance Date, if later) with the final payment of the remaining unpaid balance to be made on the sixth anniversary of the assessment of the tax, together with interest thereon at 8% per annum commencing on the earlier of the Effective Date or the 41/st/ day after the Confirmation Date until the date of final payment. Interest, if any, accruing from the 41/st/ day after the Confirmation Date until the Effective Date will be paid on the Effective Date or as soon thereafter as is practicable. The Reorganized Debtor may prepay any Pre-Petition Priority Tax Claim or Secured Tax Claim without penalty or premium, or may pay any Allowed Pre-Petition Priority Tax Claim or Secured Tax Claim on such terms as the holder of the Allowed Claim and the Debtors may agree. The liens of each holder of a Pre-Petition Secured Tax Claim shall remain in full force and effect until the Pre-Petition Secured Tax Claim is paid in full. Failure by the Reorganized Debtor to timely make a payment on an Allowed Pre-Petition Priority Tax Claim or Secured Tax Claim shall be an event of default. If the Reorganized Debtor fails to cure a default within twenty (20) days after service of written notice of default from the holder of the Allowed Pre-Petition Secured Tax Claim, then the holder of such Allowed Pre-Petition Priority Claim or Secured Tax Claim may enforce the total amount of its Claim, plus interest as provided in the Plan, against the Reorganized Debtor in accordance with applicable state or federal laws.

E.   Classification and Treatment of Classified Claims and Interests

     1.   Class 1 - Bank Claims.

          a. Classification: Class 1 consists of all Allowed Secured Bank Group Revolver Claims and Bank Group Term Loan Claims (collectively, the "Bank Group Claims").

          b. Treatment: Class 1 is impaired and the holders of Allowed Claims in Class 1 are entitled to vote on the Plan. The holders of the Allowed Secured Bank Group Claims may vote their Claims in each case of a Debtor whose property secures the Allowed Secured Bank Group Revolver Claims. The Allowed Secured Bank Group Claims shall be satisfied as set forth herein or in such other manner as is acceptable to the Debtors and the holders of the Allowed Secured Bank Group Revolver Claims. The Bank Group shall retain all its liens, including post-petition liens granted pursuant to the Final Order Authorizing Use of Cash Collateral and Granting Adequate Protection entered by the Bankruptcy Court on June 16, 2000 (the "Cash Collateral Order").

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

     Within five business days after a request by the Reorganized Debtor, the Bank Group shall provide the Debtors with a statement of all amounts constituting Bank Group Revolver and/or Term Loan Claims as of the requested date (the "Pay-off Amount"). If the Reorganized Debtor disputes the Pay-off Amount, both the Reorganized Debtor and the Bank Group agree that the Bankruptcy Court may determine the Pay-off Amount on an expedited basis. Upon payment of the Pay-off Amount, the Bank Group shall release all of its liens or assign such liens as directed by the Reorganized Debtor or the Bankruptcy Court.

     After notice and hearing following the Effective Date, the Bankruptcy Court will determine the Allowed amount of the Bank Group Claims as of the Effective Date, including reviewing the charges and payments to, or for the benefit of, the Bank Group's professionals and advisors. If adjustments based on professional or other fees or charges are warranted, appropriate adjustments shall be made to the Bank Group Claims to increase the balance for any underpayments and to decrease the amount for any overpayments. If adjustments in the Bank Group Claims are ordered, the adjustments shall be made effective as of the date the item was actually paid by either the Bank Group or Debtors and interest shall accrue or be credited from such date as appropriate.

     The Allowed Secured Bank Group Term Loan Claims shall be satisfied as set forth herein or in such other manner as is acceptable to the Debtors and the holders of the Allowed Secured Bank Group Term Loan Claims. At the option of the Reorganized Debtor, the Bank Group Term Loan shall be satisfied as follows: (i) the Reorganized Debtor may continue the regular payments required by the Term Loan, including the principal and interest payments between the Effective Date and the stated maturity of the Bank Group Term Loan in November, 2002 and at the non-default variable interest rate provided therein (as provided by the applicable credit agreement terms existing before acceleration and without regard to the pre-petition acceleration) or (ii) delivering aircraft (both 727 and DC-8) securing Bank Group Term Loan to the Bank Group at any time before the stated maturity in satisfaction of the amount of the Debtors' obligations either agreed to by the Bank Group and Reorganized Kitty Hawk or established by the Bankruptcy Court as the value of the aircraft collateral. The value shall be a prepayment upon the Bank Group Term Loan with any surplus being applied to the Bank Group Revolver.

     The Bank Group Revolver shall be converted to an amortizing loan being repaid in no more than sixty (60) equal monthly installments of $1 million. Payments will be applied first to outstanding interest and then to principal. After the Effective Date, interest will accrue at the non-default variable interest rate provided in the Bank Group Revolver (as provided by the applicable credit agreement terms existing before acceleration and without regard to the pre-petition acceleration). If Reorganized Kitty Hawk's payments reduce the balance of the Bank Group Revolver below $1 million, the next succeeding payment will only be the amount needed to satisfy the outstanding principal and interest thereon. Likewise, if, after fifty-nine (59) monthly payments and all prepayments, the Bank Group Revolver balance is more than $1 million, the final payment will be the amount needed to satisfy the outstanding principal and interest thereon.

     Pursuant to 11 U.S.C. (S)1123(a)(5)(D), the Reorganized Debtor may sell all or any part of assets securing the Bank Group Claims free and clear of all liens and encumbrances with liens and encumbrances attaching to the proceeds thereof. If the Reorganized Debtor and the agent bank for

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

Bank Group cannot agree upon the amount to be paid for a release of the specific asset(s) being sold, the Bankruptcy Court may (upon motion and after notice and a hearing following the procedures used for sales under 11 U.S.C. (S)363), determine the release price for the specific asset(s), order the sale to be free and clear of liens or order the Bank Group to execute and deliver to the Reorganized Debtor a release of its liens upon the specific asset(s) being sold.

     As the Reorganized Debtor sells assets, proceeds from those asset sales will be applied as prepayments to the Bank Group Claims as described below. For collateral encumbered by liens obtained before the Petition Date, all of the "Net Sales Proceeds" (being the proceeds after paying applicable closing costs, taxes incurred as a result of the sale, commissions and similar costs incident to the sale) will be paid to the Bank Group as a prepayment. For collateral encumbered only by liens granted after the Petition Date (the "Postpetition Collateral" as provided in the Cash Collateral Order), the Bank Group's liens will extend to only 80% of the Net Sales Proceeds and 20% of the Net Sales Proceeds may be used by the Reorganized Debtor free and clear of the Bank Groups liens. When the Reorganized Debtor receives the Net Sales Proceeds from the sale of Postpetition Collateral before February 28, 2002, the 80% of the Net Sales Proceeds subject to the Bank Group liens shall be deposited into a segregated, interest bearing account where they (and the interest they generate) will remain subject to the Bank Group liens until March 1, 2002 when the proceeds and interest accrued thereon shall be paid to the Bank Group as a prepayment upon the Bank Group Claims. The Reorganized Debtor may only use the funds in the segregated account in support of the financial or operational needs supporting peak season work for the United States Postal Service ("USPS").

     If the USPS terminates the W-Net Contract for its convenience, the Bank Group's liens will extend to the "termination for convenience claim" (referred to as the "TforC") created thereby. Upon collecting the TforC, the Reorganized Debtor shall pay up to 80% of the net TforC (being net of cost incurred as a result of collecting the TforC, including professional fees and expenses, taxes incurred from the collection and similar costs incident thereto) to the Bank Group as a prepayment upon the Bank Group Claims. If the Bank Group Claims are less than 80% of the net TforC, only the outstanding balance shall be paid. Conversely, if the Bank Group Claims are greater than 80% of the net TforC, the full 80% of the net TforC shall be paid.

     The Reorganized Debtor may tender renewal and extension loan and security documents to the Bank Group to reflect the repayment terms provided in the Plan. Proposed renewal and extension loan and security documents may be included within the Plan Supplement. In the event of a discrepancy between those documents and the Plan, the Plan shall control.

     All or any part of the Bank Group Claims may be prepaid at any time without penalty. The Reorganized Debtor may designate or allocate all or any part of such prepayments upon the Bank Group Claims between the Revolver and the Term Loan in the Reorganized Debtor's sole and absolute discretion. The Bank Group may only accelerate the Bank Group Revolver or Bank Group Term Loan if a payment default is not cured within thirty (30) days after the Reorganized Debtor receives actual notice of default. Upon satisfaction of either the Bank Group Revolver or Bank Group Term Loan, the Bank Group shall execute and deliver to the Reorganized Debtor lien releases to effect the release of the liens securing the loan facility being repaid.

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

     2.   Class 2 - Noteholders' Secured Claims

          a. Classification: Class 2 consists of all Allowed Secured Claims of the Noteholders. The Allowed Class 2 Claims shall be subclassified so that the holders of the Allowed Class 2 Claims shall have a Claim against each Debtor whose property serves as the Noteholders' Wide Body Collateral or the Noteholders' 727 Collateral.

          b. Treatment: Class 2 is impaired and the holders of Allowed Claims in Class 2 are entitled to vote on the Plan. The Noteholders may vote their Allowed Class 2 Claims in the case of each Debtor whose property serves as the Noteholders' Wide Body Collateral. The Reorganized Debtor shall satisfy the Allowed Class 2 Claims by (i) releasing and/or delivering to the Indenture Trustee the proceeds of any of the Noteholders' Wide Body Collateral, which proceeds the Indenture Trustee may distribute in accordance with the Indenture and the Plan without further order of the Court; (ii) paying the Noteholders' Fees no later than the six month anniversary of the Effective Date; and (iii) liquidating all Wide Body Collateral and Engines not liquidated as of the Effective Date ("Remaining Collateral"), provided that the Reorganized Debtor shall not sell any Remaining Collateral without the consent of the Indenture Trustee and provided further that the Reorganized Debtor shall cooperate with the Indenture Trustee and its Agents in the liquidation of the Remaining Collateral. The Indenture Trustee shall pay all costs for the maintenance and preservation of the Noteholders' Wide-Body Collateral including, but not limited to, insurance and storage fees. Notwithstanding (iii) above, at the direction of the Indenture Trustee the Reorganized Debtor shall transfer all or any of the Remaining Collateral to an entity designated by the Indenture Trustee and, upon such transfer, the Indenture Trustee shall direct the liquidation of the collateral, provided that the Reorganized Debtor shall continue to cooperate with the Indenture Trustee and its Agents until the collateral has been sold or leased. The net proceeds of Remaining Collateral shall be paid to the Indenture Trustee which proceeds the Indenture Trustee may distribute in accordance with the Indenture and the Plan without further order of the Court. The Bankruptcy Court shall retain jurisdiction to enter Orders approving the sale of Remaining Collateral free and clear of any liens, claims, and encumbrances that arose before the Confirmation Date. Subject to the provisions of the Plan, either the Reorganized Debtor or the Indenture Trustee may file and prosecute a motion seeking approval of the sale of Remaining Collateral. The Indenture Trustee may take any actions necessary to implement any of the foregoing and, to the extent necessary, the Indenture shall be deemed amended accordingly. The Noteholders' 727 Collateral shall be dealt with as provided in the Motion to Approve Agreed Order Authorizing Use of Cash Collateral for Payments on Post-Petition Boeing 727 Lease Obligations (that is, the cash payment, financing lease, Engines and additional collateral contemplated by, and as provided in, the Motion and, when entered, the Order granting such Motion).

     3. Class 3 - Secured Claims Other Than Bank Claims and Claims of the Noteholders.

          a.   Classification:4.   Classification: Class 3 consists of all
Allowed Secured Claims other than the Bank Claims and the Claims of the Noteholders. Each secured creditor shall be treated as a separate sub-class of Class 3.

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

          b. Treatment: Class 3 is impaired, and the holders of Allowed Claims in Class 3 are entitled to vote on the Plan. Holders of Allowed Class 3 Claims may vote their Claims in the Case of each Debtor whose property secures their Claims. At the Debtors' option, on the Effective Date (a) the Plan may leave unaltered the legal, equitable, and contractual rights of the holder of an Allowed Secured Claim, or (b) notwithstanding any contractual provision or applicable law that entitles the holder of an Allowed Secured Claim to demand or receive accelerated payment from the Debtors after the occurrence of a default, the Debtors may cure any such default, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code, reinstate the maturity of such Claim as such maturity existed before such default, compensate the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law, and otherwise leave unaltered the legal, equitable or contractual rights to which such Claim entitles the holder, all pursuant to section 1124 of the Bankruptcy Code, or (c) the Debtors may either (i) pay an Allowed Secured Claim in full, in cash, or
(ii) reinstate the pre-petition repayment terms by curing all post-petition arrearages, decelerating any acceleration of the maturity thereof and paying such reasonable fees and costs as may be approved by the Bankruptcy Court, or
(iii) the Debtors may deliver to the holder of an Allowed Secured Claim the property securing such Claim, or (iv) at Kitty Hawk's election and direction, Reorganized Kitty Hawk may deliver to the holder of an Allowed Secured Claim deferred cash payments in accordance with the requirements of section 1129(b)(2)(A)(II) of the Bankruptcy Code, in all of such events, the value of such holder's interest in such property shall be determined (A) by agreement of the Reorganized Debtor and the holder of such Allowed Secured Claim or (B) if they do not agree, by the Bankruptcy Court, or (d) the Debtors may assume and assign the contract or agreement governing an Allowed Secured Claim pursuant to section 365(b) of the Bankruptcy Code, or (e) the Debtors may pay an Allowed Secured Claim in such manner as may be agreed to by the holder of such Claim.

     5.   Class 4 - Priority Claims.

          a.   Classification: Class 4 consists of all non-tax Priority Claims.

          b. Treatment: Class 4 is impaired and the holders of Allowed Claims in Class 4 are entitled to vote on the Plan. The treatment set forth below shall be the same for each holder of an Allowed Priority Claim against each of the Debtors and each holder of an Allowed Priority Claim may vote in the case of the Debtor liable on such Claim. Unless otherwise agreed to by the parties, each holder of an Allowed Claim in Class 4 will be paid the Allowed amount of such Claim in full in cash by the Reorganized Debtor on or before the later of (a) the first practicable date after the Effective Date, (b) the Allowance Date, and
(c) such other date as is mutually agreed upon by the Reorganized Debtor and the holder of such Claim.

     6.   Class  5 - Convenience Claims

          a. Class 5 consists of Allowed Convenience Claims. Allowed Convenience Claims shall be subclassified based on the Debtor liable on such Claim.

          b. Treatment: Class 5 is impaired and the holders of Allowed Claims in Class 5 are entitled to vote on the Plan. The holder of Allowed Class 5 Claims against more than one

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

Debtor may vote their Allowed Class 5 Claims in the case of each Debtor that is liable on such Claims. However, if more than one Debtor is liable on the same Class 5 Claim, the holder of such claim shall be paid no more than $500 on account of such Claim and such payment shall be in full satisfaction of all Debtors' liability on such Claim. Each holder of an Allowed Unsecured Claim(s) that is $500 or less, or that is more than $500, but the holder of which elects on the Ballot to have its Allowed Unsecured Claim(s) reduced to $500 and treated as a single Allowed Class 5 Convenience Claim, shall receive, on the Effective Date or as soon thereafter as practicable, payment from the Debtors in cash in an amount equal to the lesser of $500 or the allowed amount of such Claim(s). Creditors electing to reduce their Claims to $500 waive the remainder of their Claims and shall not be entitled to any other distribution in the Plan or from the Debtors.

     7.   Class 6 - Unsecured Noteholder Claims

          a. Classification: Class 6 consists of all Allowed Unsecured Claims of Noteholders. Allowed Class 6 Claims shall be subclassified based on the Debtor(s) liable on such Claim.

          b. Treatment: Class 6 is impaired and the holders of Allowed Claims in Class 6 are entitled to vote on the Plan. The holders of Allowed Class 6 Claims shall be entitled to vote their Claims in the Case of each Debtor that is liable on such Claim. Nevertheless, holders of Allowed Unsecured Claims in Class 6 (including each subclass of Class 6) shall receive a Pro Rata distribution of the Class 6 Stock Distribution based on the proportion that their Allowed Class 6 Claim (counted once only) bears to all Allowed Class 6 Claims (with each Allowed Class 6 Claim counted only once) and such distribution shall be in full satisfaction of all Debtors' liability on such Claim.

     8.   Class 7 - Other Unsecured Claims

          7.1  Class 7A

          a. Classification: Class 7A consists of all Allowed Other Unsecured Claims against Kitty Hawk, Inc.

          b. Treatment: Class 7A is impaired and the holders of Allowed Claims in Class 7A are entitled to vote on the Plan. Holders of Allowed Other Unsecured Claims in Class 7A shall receive a Pro Rata distribution of the Class 7A Stock Distribution and the Class 7A Contingent Cash Distribution.

          7.2  Class 7B

          a. Classification: Class 7B consists of all Allowed Other Unsecured Claims against Cargo.

          b. Treatment: Class 7B is impaired and the holders of Allowed Claims in Class 7B are entitled to vote on the Plan. Holders of Allowed Other Unsecured Claims in Class 7B shall

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001 receive a Pro Rata distribution of the Class 7B Stock Distribution and the Class 7B Contingent Cash Distribution.

          7.3  Class 7C

          a. Classification: Class 7C consists of all Allowed Other Unsecured Claims against Aircargo.

          b. Treatment: Class 7C is impaired and the holders of Allowed Claims in Class 7C are entitled to vote on the Plan. Holders of Allowed Other Unsecured Claims in Class 7C shall receive a Pro Rata distribution of the Class 7C Stock Distribution and the Class 7C Contingent Cash Distribution.

          7.4  Class 7D

          a. Classification: Class 7D consists of all Allowed Other Unsecured Claims against International.

          b. Treatment: Class 7D is impaired and the holders of Allowed Claims in Class 7D are entitled to vote on the Plan. Holders of Allowed Other Unsecured Claims in Class 7D shall receive a Pro Rata distribution of the Class 7D Stock Distribution and the Class 7D Contingent Cash Distribution.

          7.5  Class 7E

          a. Classification: Class 7E consists of all Allowed Other Unsecured Claims against Charters.

          b. Treatment: Class 7E is impaired and the holders of Allowed Claims in Class 7E are entitled to vote on the Plan. Holders of Allowed Other Unsecured Claims in Class 7E shall receive a Pro Rata distribution of the Class 7E Stock Distribution and the Class 7E Contingent Cash Distribution.

          7.6  Class 7F

          a. Classification: Class 7F consists of all Allowed Other Unsecured Claims against Longhorn Solutions.

          b. Treatment: Class 7F is impaired and the holders of Allowed Claims in Class 7F are entitled to vote on the Plan. Holders of Allowed Other Unsecured Claims in Class 7F shall receive a Pro Rata distribution of the Class 7F Stock Distribution and the Class 7F Contingent Cash Distribution.

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

          7.7  Class 7G

          a. Classification: Class 7G consists of all Allowed Other Unsecured Claims against Aircraft Leasing.

          b. Treatment: Class 7G is impaired and the holders of Allowed Claims in Class 7G are entitled to vote on the Plan. Holders of Allowed Other Unsecured Claims in Class 7G shall receive a Pro Rata distribution of the Class 7G Stock Distribution and the Class 7G Contingent Cash Distribution.

          7.8  Class 7H

          a. Classification: Class 7H consists of all Allowed Other Unsecured Claims against American International Travel.

          b. Treatment: Class 7H is impaired and the holders of Allowed Claims in Class 7H are entitled to vote on the Plan. Holders of Allowed Other Unsecured Claims in Class 7H shall receive a Pro Rata distribution of the Class 7H Stock Distribution and the Class 7H Contingent Cash Distribution.

          7.9  Class 7I

          a. Classification: Class 7I consists of all Allowed Other Unsecured Claims against Flight One Logistics.

          b. Treatment: Class 7I is impaired and the holders of Allowed Claims in Class 7I are entitled to vote on the Plan. Holders of Allowed Other Unsecured Claims in Class 7I shall receive a Pro Rata distribution of the Class 7I Stock Distribution and the Class 7I Contingent Cash Distribution.

          7.10 Class 7J

          a. Classification: Class 7J consists of all Allowed Other Unsecured Claims against OK Turbines.

          b. Treatment: Class 7J is impaired and the holders of Allowed Claims in Class 7J are entitled to vote on the Plan. Holders of Allowed Other Unsecured Claims in Class 7J shall receive a Pro Rata distribution of the Class 7J Stock Distribution and the Class 7J Contingent Cash Distribution.

     9.   Class 8 - Old Common Stock

          a. Classification: Class 8 consists of all Interests in Old Common Stock.

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

          b. Treatment: Holders of Interests in Class 8 will receive no distribution under the Plan and are deemed to have rejected the The Old Common Stock will be canceled on the Effective Date.

     10.  Class 9 - Securities Claims

          a.   Classification: Class 9 consists of all Allowed Securities
Claims.

          b. Treatment: Holders of Class 9 Claims shall be treated with the same priority as the Old Common Stock pursuant to Section 510(b) of the Code and will receive no distribution under the Plan.

F.   Acceptance or Rejection of the Plan

     1. Voting Classes. The holders of Claims in Classes 1, 2, 3,4, 5, 6 and 7 are impaired and shall be entitled to vote to accept or reject the Plan.

     2. Presumed Rejection of Plan. The holders of Interests and Claims in Classes 8 and 9 are not being solicited to accept or reject the Plan and will be deemed to have rejected the Plan.

G.   Manner of Distribution of Property Under the Plan

     1. Distribution Procedures. Except as otherwise provided in the Plan, all distributions of Cash and other property shall be made by the Reorganized Debtor on the later of the Effective Date or the Allowance Date, or as soon thereafter as practicable. Distributions required to be made on a particular date shall be deemed to have been made on such date if actually made on such date or as soon thereafter as practicable. No payments or other distributions of property shall be made on account of any Claim or portion thereof unless and until such Claim or portion thereof is Allowed.

     2. Distribution of Creditors' New Common Stock. Reorganized Kitty Hawk shall distribute all of the New Common Stock to be distributed under the Plan. The initial distribution of Creditors' New Common Stock on account of Allowed Claims shall be on the Effective Date or as soon thereafter as practicable. Reorganized Kitty Hawk may employ or contract with other entities to assist in or perform the distribution of New Common Stock. The initial distribution of New Common Stock to Class 6 and Class 7 shall be pro rata as if the Total Allowed Claims in each such Class is the maximum amount if all disputed, unliquidated, contingent or otherwise objectionable Claims were resolved in the Claimant's favor. Reorganized Kitty Hawk will not make a distribution to disputed, contingent, unliquidated or objected to Claims until entry of an Order of the Bankruptcy Court involving the dispute or objection. Stock held for possible distribution will be held in the Class 6 and Class 7 Stock Reserve Surplus Accounts. On each Quarterly Surplus Distribution Date, Reorganized Debtor shall distribute to holders of Allowed Class 6 and Class 7 Claims, in accordance with the terms of the Plan, all shares in the Class 6 Stock Reserve Surplus Account and the Class 7 Stock Reserve Surplus Account, provided however,
                                                               ----------------
that if, in Reorganized Debtor's judgment, the aggregate value of the shares remaining in the Class 6 Stock Reserve Surplus Account or the Class

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

7 Stock Reserve Surplus Account is less than can be economically distributed, Reorganized Debtor may elect to hold such shares and distribute them on the next Quarterly Surplus Distribution Date. All distributions on account of Class 6 Claims shall be made by Reorganized Kitty Hawk to the Indenture Trustee. Reorganized Kitty Hawk shall pay all reasonable fees and expenses of the Indenture Trustee and/or the Depository Trust Corporation or Cede & Co. in acting as distribution agent as and when such fees and expenses become due without further order of the Bankruptcy Court.

     To the extent that a Class 6 Claim is a Disputed or undetermined Claim on the Effective Date, the distribution of New Common Stock allocable to the Disputed or undetermined portion of such Claim shall be deposited in the Class 6 Stock Reserve Account. To the extent that a Class 7 Claim is a Disputed or undetermined Claim on the Effective Date, the distribution of New Common Stock allocable to the Disputed or undetermined portion of such Claim shall be deposited in the Class 7 Stock Reserve Account.

     To the extent that a Class 6 or Class 7 Claim is Allowed after the Effective Date, the holder thereof shall be entitled to receive the New Common Stock reserved with respect to the Allowed amount of such Claim (including Shares representing distributions of Debtor's shares from the Class 6 Stock Reserve Surplus Account or the Class 7 Stock Reserve Surplus Account).

     3.   Distributions by Indenture Trustee.

     Subject to any liens it may assert under the Indenture for the recovery of expenses, and subject to Section 6.4 of the Plan, the Indenture Trustee shall distribute to the record Noteholders, as appearing on the books and records of the Indenture Trustee on the Distribution Date, all cash and New Common Stock received by the Indenture Trustee under the Plan. In the event a record Noteholder is a depository or custodian for legal or beneficial owners of the Notes (such party being a "Custodian") and is unwilling to receive distributions on behalf of such owners of the Notes then the Indenture Trustee shall obtain from such Custodian a list of the parties for whom, as of the Distribution Date, it serves as custodian and/or depository and (i) the Indenture Trustee shall directly distribute to such owners of Notes their Pro Rata share of Cash received by the Indenture Trustee on Account of Class 2 Claims (subject to the lien of the Indenture Trustee) and (ii) the Indenture Trustee shall furnish to the Debtors such information as the Indenture Trustee has or may reasonably obtain that will permit the Debtors to issue New Common Stock to the owners of the Notes as appearing in the records of the Custodian, certificates for which the Debtors will forward directly to the owners. As of the close of business on the Distribution Date, the transfer ledgers with respect to the Senior Notes shall be closed and the Debtors, the Reorganized Debtor, and the Indenture Trustee shall have no obligation to recognize any transfer of the Senior Notes occurring thereafter.

     4.   Surrender and Cancellation of Old Securities.

     As a condition to receiving the New Securities distributable under the Plan, the record holders of Senior Notes shall surrender their Senior Notes, if held in certificate form, to the Indenture Trustee. When a holder surrenders its Senior Notes to the Trustee, the Indenture Trustee shall hold the instrument in "book entry only" until such instruments are canceled. Any holder of Senior Notes

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001 whose instrument has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such instrument, deliver to the Indenture Trustee: (a) evidence satisfactory to the Indenture Trustee of the loss, theft, mutilation or destruction of such instrument, and (b) such security or indemnity that may be reasonably required by the Indenture Trustee to hold the Indenture Trustee harmless with respect to any such representation of the holder. Upon compliance with the preceding sentence, such holder shall, for all purposes under the Plan, be deemed to have surrendered such instrument. Any holder of a Senior Note which has not surrendered or have been deemed to surrender its Senior Notes within two years after the Effective Date, shall have its Claim as a holder of Senior Notes disallowed, shall receive no distribution on account of its Claim as a holder of Senior Notes, and shall be forever barred from asserting any Claim on account of its Senior Notes. Any New Common Stock issued and held for distribution on account of such disallowed claims of holders of Senior Notes shall be returned to the Reorganized Debtor and shall be deposited in the Stock Reserve Surplus Account.

          As of the Effective Date, all Senior Notes shall represent only the right to participate in the distributions provided in the Plan on account of such Senior Notes.

     5. Disputed Claims. Notwithstanding any other provisions of the Plan, no payments or distributions shall be made on account of any Disputed Claim until such Claim becomes an Allowed Claim, and then only to the extent that it becomes an Allowed Claim.

     6. Manner of Payment Under the Plan. Cash payments made pursuant to the Plan shall be in U.S. dollars by checks drawn on a domestic bank selected by the Reorganized Debtor, or by wire transfer from a domestic bank, at Reorganized Debtor's option, except that payments made to foreign trade creditors holding Allowed Claims may be paid, at the option of Reorganized Debtor in such funds and by such means as are necessary or customary in a particular foreign jurisdiction. All distributions of Cash on account of Class 2 Claims shall be made to the Indenture Trustee. Upon receipt of such Cash, the Indenture Trustee shall distribute the cash as provided in Section 6.3 of the Plan.

     7.   Delivery of Distributions and Undeliverable or Unclaimed
Distributions.

          a. Delivery of Distributions in General. Except as provided below in Section 6.7(b) for holders of undeliverable distributions, distributions to holders of Allowed Claims shall be distributed by mail as follows: (a) except in the case of the holder of a Senior Note, (1) at the addresses set forth on the respective proofs of claim filed by such holders; (2) at the addresses set forth in any written notices of address changes delivered to the Reorganized Debtor after the date of any related proof of claim; or (3) at the address reflected on the Schedule of Assets and Liabilities Filed by the Debtors if no proof of claim or proof of interest is Filed and the Reorganized Debtor have not received a written notice of a change of address; and (b) in the case of the holder of the Senior Notes, as provided in Sections 6.3 and 6.4 of the Plan.

           b.  Undeliverable Distributions.

               (1) Holding and Investment of Undeliverable Property. If the distribution to the holder of any Claim other than the holder of Senior Notes is returned to the

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

Reorganized Debtor as undeliverable, no further distribution shall be made to such holder unless and until the Reorganized Debtor is notified in writing of such holder's then current address. Subject to Section 7.8(b)(ii) of the Plan, undeliverable distributions shall remain in the possession of the Reorganized Debtor pursuant to this Section until such times as a distribution becomes deliverable.

               Unclaimed Cash (including interest, dividends and other consideration, if any, distributed on or received for undeliverable New Common Stock) shall be held in trust in a segregated bank account in the name of the Reorganized Debtor, for the benefit of the potential claimants of such funds, and shall be accounted for separately. Undeliverable New Common Stock shall be held in trust for the benefit of the potential claimants of such securities by the Reorganized Debtor in a number of shares sufficient to provide for the unclaimed amounts of such securities, and shall be accounted for separately.

               (2) Distribution of Undeliverable Property After it Becomes Deliverable and Failure to Claim Undeliverable Property. Any holder of an Allowed Claim other than a holder of a Senior Note who does not assert a claim for an undeliverable distribution held by the Reorganized Debtor within one (1) year after the Effective Date shall no longer have any claim to or interest in such undeliverable distribution, and shall be forever barred from receiving any distributions under the Plan. In such cases, any New Common Stock shall be deposited in the Stock Reserve Surplus Account.

     8. De Minimis Distributions. No Cash payment of less than twenty-five dollars ($25.00) shall be made to any holder on account of an Allowed Claim unless a request therefor is made in writing to the Reorganized Debtor.

     9. Failure to Negotiate Checks. Checks issued in respect of distributions under the Plan shall be null and void if not negotiated within 60 days after the date of issuance. Any amounts returned to the Reorganized Debtor in respect of such checks shall be held in reserve by the Reorganized Debtor. Requests for reissuance of any such check may be made directly to the Reorganized Debtor by the holder of the Allowed Claim with respect to which such check originally was issued. Any claim in respect of such voided check is required to be made before the second anniversary of the Effective Date. All Claims in respect of void checks and the underlying distributions shall be discharged and forever barred from assertion against the Reorganized Debtor and their property.

     10. Compliance with Tax Requirements. In connection with the Plan, to the extent applicable, the Reorganized Debtor shall comply with all withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements.

     11. Setoffs. Unless otherwise provided in a Final Order or in the Plan, the Debtors may, but shall not be required to, set off against any Claim and the payments to be made pursuant to the Plan in respect of such Claim, any claims of any nature whatsoever the Debtors may have against the holder thereof or its predecessor, but neither the failure to do so nor the allowance of any Claim

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001 hereunder shall constitute a waiver or release by the Debtors of any such Claims the Debtors may have against such holder or its predecessor.

     12. Fractional Interests. The calculation of the percentage distribution of New Common Stock to be made to holders of certain Allowed Claims as provided elsewhere in the Plan may mathematically entitle the holder of such an Allowed Claim to a fractional interest in such New Common Stock. The number of shares of New Common Stock to be received by a holder of an Allowed Claim shall be rounded to the next lower whole number of shares. The total number of shares of New Common Stock to be distributed to a class of Claims shall be adjusted as necessary to account for the rounding provided for in this Section. No consideration shall be provided in lieu of the fractional shares that are rounded down and not issued.

     For purposes of applying this Section, the holders of Allowed Claims under or evidenced by Senior Notes shall, in the case of Senior Notes held in street name, mean the beneficial holders thereof as of the Distribution Date.

 H.  Treatment of Executory Contracts and Unexpired Leases

     The Plan constitutes and incorporates a motion by the Debtors to reject, as of the Confirmation Date, all pre-petition executory contracts and unexpired leases to which the Debtors are a party, except for any executory contract or unexpired lease that (i) has been assumed or rejected pursuant to a Final Order,
(ii) is the subject of a pending motion for authority to assume the contract or lease Filed by the Debtors prior to the Confirmation Date, or (iii) is identified in the Plan Supplement as an executory contract or lease that Debtors intend to assume. Assumption by any of the Debtors shall constitute assumption by the Reorganized Debtor as the successor to each of the Debtors. The filing of the Plan Supplement shall constitute a motion by Debtors to assume, effective on the Effective Date, the executory contracts and leases identified therein. With respect to leases and executory contracts not previously assumed, the Plan Supplement shall set forth a cure amount in accordance with section 365(b)(1) of the Bankruptcy Code for each unexpired lease and executory contract to be assumed. Unless the non-debtor parties timely object to such amount, the confirmation of the Plan shall constitute consent to the approval of the assumption of such executory contracts and unexpired leases and a determination that such cure amount is sufficient under section 365(b)(1) of the Bankruptcy Code.

     The Plan also establishes a bar date for filing claims for rejection under the Plan of an executory contract or unexpired lease.

 I.  Means for Execution and Implementation of the Plan

     1. Working Capital Financing. On the Effective Date, the Reorganized Debtors may enter into a loan agreement for a revolving credit facility which, when combined with the Debtors' available resources, will be sufficient to meet its ongoing business needs (the "Working Capital Financing"). Simultaneously with the closing of a Working Capital Financing transaction, the Reorganized Debtors may satisfy the Allowed Secured Bank Group Revolver Claims from Cash on hand and, as necessary, a draw on the Working Capital Financing, and the Bank Group shall, at the

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001 option of Reorganized Kitty Hawk, either release such liens on the property of the Reorganized Debtors or assign such liens as directed by Reorganized Kitty Hawk to provide such collateral as may be required by the lender of the Working Capital Financing. The Working Capital Financing lender shall be granted a lien on assets of the Reorganized Debtors.

      2. Monetization of Unneeded Assets. The Debtors own a number of assets that, as a result of the shift in the Debtors' business focus going forward, are no longer necessary to the Debtors' operations. The Debtors have been marketing these assets during the case and sales are pending on some of these assets. The Debtors may monetize the assets and use the proceeds, along with cash on hand (and if available) draws on the Working Capital Financing to fund obligations under the Plan. Simultaneously with marketing the unneeded assets for sale, the Debtors may attempt to monetize the value of the unneeded assets through a financing secured by the unneeded assets. The financing may take the form of a debt instrument which is convertible to an equity investment on agreed terms.

      3. Merger of Corporate Entities. On the Effective Date, (i) Aircraft Leasing will merge with and into Aircargo, with Aircargo being the surviving corporation in the merger, and (ii) American International Travel, Cargo, Flight One Logistics, International, and Longhorn Solutions will merge with and into Kitty Hawk, with Kitty Hawk being the surviving corporation in each of the mergers. Upon consummation of the foregoing mergers, Aircargo, Charters and OK Turbines will be the only subsidiaries of Kitty Hawk, and Kitty Hawk will succeed to all of the assets, liabilities and rights of the remaining Debtors. Each of the three subsidiaries have certificates issued by the FAA and having them remain subsidiaries (rather than being part of the merger into Reorganized Kitty Hawk) makes transactions involving those entities more attractive.

      4. Board of Directors of the Reorganized Debtor. On the Effective Date, the existing directors of Kitty Hawk, Inc. shall be deemed removed from office pursuant to the operation of the Confirmation Order. On the Effective Date, the Reorganized Debtor will amend its bylaws to provide that the board of directors of the Reorganized Debtor shall be comprised of seven (7) members, five (5) of which shall be selected by the Noteholders and two (2) of which shall be selected by the Debtors. The initial board of directors of Reorganized Kitty Hawk shall also name the directors of Reorganized Aircargo, OK Turbines and Charters from among its members. Such amended bylaws shall provide that all such directors shall serve for a one-year term and shall not be subject to removal other than for cause during the first year following the Effective Date. Such amended bylaws shall provide that thereafter directors shall be elected at annual meetings of the shareholders of the Reorganized Debtor in accordance with the bylaws of the Reorganized Debtor and applicable law. The initial directors of the Reorganized Debtor shall be John Malloy, Peter Ghee, Glen Langdon, David Beatson, Janice Bryant, Tilmon J. Reeves, and Jim Craig.

      5. Post-Confirmation Management. Kitty Hawk's current officers, who, except as noted, are anticipated to continue in similar jobs post-confirmation:

      . Tilmon J. Reeves - Chairman of the Board and Chief Executive Officer. Mr. Reeves has extensive experience in the airline and airfreight industries with a number of companies, including Emery and American Airlines.


DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

     . James R. Craig - Director, Vice President and General Counsel. Mr. Craig was Kitty Hawk's outside counsel for many years and has been its Vice President and General Counsel since 1998.

     . Jack A. ("Drew") Keith - Vice President and Chief Financial Officer. Mr. Keith, formerly Kitty Hawk's lender while Wells Fargo employed him, joined Kitty Hawk in September, 1999 and became the Chief Financial Officer in April 2000.

     . Toby Skaar - Vice President of Scheduled Freight for Kitty Hawk Cargo. Mr. Skaar manages Kitty Hawk's scheduled overnight freight system.

     . Clark Stevens - President of Kitty Hawk Aircargo. Mr. Stevens is responsible for all of the ongoing aircraft operations (which excludes the operations of Kitty Hawk Charters and Kitty Hawk International).

     . Donny Scott - Vice President-Postal and Ground Operations. Mr. Scott manages all ground handling operations for the U.S. Postal Service and ground handling operations at Kitty Hawk's facilities other than its Fort Wayne, Indiana hub operation.

     . Davis Green - Vice President-Sales for Kitty Hawk Aircargo. Mr. Green is responsible for all of Kitty Hawk's Sales efforts (excluding the U.S. Postal Service and Kitty Hawk Charters).

     . David Ahles - Vice President-Human Resources. Mr. Ahles manages the personnel of Kitty Hawk.

     . Jessica Wilson - Chief Accounting Officer. Ms. Wilson is the longest serving employee in Kitty Hawk's accounting department and is responsible for maintaining the accuracy of Kitty Hawk's accounting records.

     6. Cancellation of Old Securities. On the Effective Date, all Old Securities shall be terminated and canceled, and the indenture or statements of resolution governing such Old Securities shall be rendered void except that, with respect to the powers of the Indenture Trustee, the Indenture for the Senior Notes shall remain in force and effect until all of the Noteholders' Wide Body Collateral has been liquidated and all distributions to Noteholders as provided in the Plan have been made. Notwithstanding the foregoing, such termination will not impair the rights and duties under such indenture as between Indenture Trustee and the beneficiaries of the trust created thereby including, but not limited to, the right of the Indenture Trustee to receive payment of its fees and expenses, to the extent not paid by the Company, from amounts distributable to holders of Senior Notes.

     7. Authorization and Issuance of New Common Stock. The Confirmation Order shall provide for the authorization of 65 million shares of stock in the Reorganized Debtor, of which 50 million shall be the New Common Stock (the issued and outstanding shares of the Reorganized


DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

Debtor). The remaining 15 million authorized shares shall be reserved and shall not be distributed without action by the Board of Directors selected in the manner described in Section 8.4 of the Plan.

      8. Registration Exemption for Debtor's New Common Stock Distributed to Creditors. The Confirmation Order shall provide that the distribution of the New Common Stock to holders of Allowed Claims pursuant to the Plan and the Amended Certificate of Incorporation shall be exempt from any and all federal, state and local laws requiring the registration of such security, to the extent provided by section 1145 of the Bankruptcy Code.

      9. Charter and Bylaws. The certificate of incorporation of the Reorganized Debtors shall read substantially as set forth in the Amended Certificate of Incorporation. The Bylaws of the Reorganized Debtors shall read substantially as set forth in the Amended Bylaws.

      10. Corporate Action. Upon entry of the Confirmation Order, the following shall be and be deemed authorized and approved in all respects: (i) the filing by Reorganized Kitty Hawk of the Amended Certificate of Incorporation, (ii) the Amended Bylaws, (iii) the mergers contemplated by Section 8.3 of the Plan, and
(iv) the issuance of the New Common Stock. On the Effective Date, or as soon thereafter as is practicable, the Reorganized Kitty Hawk shall file with the Secretary of State of the State of Delaware, in accordance with applicable state law, the Amended Certificate of Incorporation which shall conform to the provisions of the Plan and prohibit the issuance of non-voting equity securities. On the Effective Date, the matters provided under the Plan involving the capital and corporate structures and governance of the Reorganized Kitty Hawk, including the mergers effectuated pursuant to Section 8.3 of the Plan, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to applicable state laws without any requirement of further action by the stockholders or directors of the Debtors or the Reorganized Kitty Hawk. On the Effective Date, the Reorganized Debtors shall be authorized and directed to take all necessary and appropriate actions to effectuate the transactions contemplated by the Plan and the Disclosure Statement.

      11. Release of Fraudulent Conveyance Claims. On the Effective Date, in consideration of the compromise with the holders of the Senior Notes incorporated into the Plan and more fully described in Section IV, D, 2(b) of the Disclosure Statement, which settlement results in a greater distribution to holders of Allowed Unsecured Claims that are not Noteholder Claims, Reorganized Kitty Hawk, on its own behalf and as representative of the Debtors' Estates, releases the Indenture Trustee and the Noteholders, their predecessors and successors in interest, from all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, in law or in equity, based in whole or in part on an allegation that any of the Debtors' obligations on the Senior Notes, including any guaranty liabilities, are avoidable or unenforceable.

      12. Other Releases by Debtors. On the Effective Date, the Reorganized Debtor, on its own behalf and as representative of the Debtors' Estates, in consideration of services rendered in the Reorganization Case and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, releases unconditionally, and is hereby deemed to release unconditionally, each of the Released Officers and Directors from any and all claims, obligations, suits, judgments,


DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001 damages, rights, causes of action and liabilities whatsoever (including, without limitation, those arising under the Code), whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part on any act, omission, transaction, event or other occurrence taking place before, on or after the Petition Date up to the Effective Date, in any way relating to the Debtors (before, on or after the Petition Date), the Reorganization Case, or the Plan. The foregoing release shall not apply to (a) any action or omission that constitutes actual fraud or criminal behavior (b) any claims or causes of action against Conrad Kalitta, the Kalitta Companies or any entity owned or controlled by either or (c) the receivable owed by M. Tom Christopher to the Debtors. Additionally, nothing in the Plan or the Confirmation Order shall constitute a release of any obligations, whether based on contract, statute or other applicable law, of present or former officers and directors of the Debtors in respect of the Debtors' confidential or proprietary information or of their agreements, obligations or undertakings not to engage in activities that are competitive with the Debtors' businesses.

     The Released Officers and Directors include the following people:

     Officers:
     Tilmon J. Reeves              Chief Executive Officer
     James R. Craig                Vice President and General Counsel
     J. Andrew Keith               Vice President and Chief Financial Officer
     Donny Scott                   Vice President, Postal and Ground Operations
     Michael A. Clark              Vice President - Security
     David P. Ahles                Vice President - Human Resources
     E. Pierce Marshall, Jr.       Deputy General Counsel
     John Clark Stevens            President (Aircargo)
     Toby J. Skaar                 Vice President and General Manager (Cargo)
     Ted J. Coonfield              Former Vice President
     John Turnipseed               Former Vice President - Human Resources
     Jane Perelman                 Former Assistant General Counsel and
                                   Vice President - Human Resources

     Directors:
     Tilmon J. Reeves              Lewis S. White
     James R. Craig                Steve Wood
     Ted Coonfield                 Bruce Martin
     Philip J. Sauder              Thomas J. Smith


     The Debtors are not aware of any causes of action that the Debtors could assert against the Released Officers and Directors. Moreover, the Debtors are not aware of any facts that suggest that the Debtors may have claims against the Released Officers and Directors that should be investigated. The consideration for the releases provided for herein is, inter alia, the valuable services the Released Officers and Directors provided to the Debtors and the cooperation they continue to provide to the Debtors.


DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

     This is a release of claims held by the Debtors. It does not release third party claims such as the recission claims asserted by certain class action plaintiffs.

     13. Release of Claims Arising Under Sections 544 through 551 of the Bankruptcy Code. On the Effective Date, the Reorganized Debtors release all claims against creditors arising under sections 544 through 551 of the Bankruptcy Code.

     14. Preservation of Rights of Action. Except as otherwise provided in the Plan, or in any contract, instrument, release, or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce any claims, rights and causes of action that the Debtors or the Estates may hold against any entity, including, without limitation, any claims, rights or causes of action arising under Chapter 5 of the Bankruptcy Code or any similar provisions of state law, or any other statute or legal theory. The Reorganized Debtor shall retain and may enforce the rights of each of the Debtors to object to Claims on any basis; provided however, holders of Claims in Classes 5, 6 and
                        -------- -------
7 will not be subject to objections to claims solely based upon grounds contained in 11 U.S.C. (S) 502(d). The Reorganized Debtors may pursue those rights of action, as appropriate, in accordance with what is in the best interests of the Reorganized Debtors.

     15. Objections to Claims. Except as otherwise provided for with respect to applications of professionals for compensation and reimbursement of expenses under Section 3.1(c)(ii) hereof, or as otherwise ordered by the Bankruptcy Court after notice and a hearing, objections to Claims, including Administrative Claims, shall be Filed and served upon the holder of such Claim or Administrative Claim not later than the later of (a) one hundred twenty (120) days after the Effective Date, and (b) one hundred twenty (120) days after a proof of claim or request for payment of such Administrative Claim is Filed, unless this period is extended by the Court. Such extension may occur ex parte. After the Effective Date, Reorganized Kitty Hawk shall have the exclusive right to object to Claims.

     16. Retiree Benefits. On or after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Company will continue to pay all retiree benefits, as that term is defined in section 1114 of the Bankruptcy Code, at the level established pursuant to subsection (e)(1)(B) or (g) of section 1114, at any time prior to confirmation of the Plan, for the duration of the period the Debtors have obligated themselves to provide such benefits.

     17. Exemption from Stamp and Similar Taxes. The issuance and transfer of Debtors' New Common Stock as provided in the Plan shall not be taxed under any law imposing a stamp tax or similar tax in accordance with 11 U.S.C. (S) 1146(c).

     18. Creditors' Committee. The Creditors' Committee shall continue after the Effective Date for the limited purpose of monitoring the Reorganized Debtor's prosecution and resolution of claim objections. The Creditors' Committee will be dissolved on the first anniversary of the Effective Date and all obligations and responsibilities of the members and professionals for the Creditors' Committee shall terminate. Fees for counsel to the Creditors' Committee during the


DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001 period after the Effective Date shall be capped at $75,000. The Creditors' Committee's professionals will be limited to attorneys after the Effective Date.

J.   Conditions to Effectiveness of the Plan

     1. Conditions to Effectiveness. Except as expressly waived by the Debtors, the following conditions must occur and be satisfied on or before the Effective Date:

          (a) the Confirmation Order shall have been signed by the Court and duly entered on the docket for the Reorganization Cases by the clerk of the Court in form and substance acceptable to the Debtors;

          (b) the Confirmation Order shall have become an Effective Confirmation Order and not have been stayed, modified, reversed or amended; and

          (c) the Debtors have available resources, including any working capital financing, to fund the Reorganized Debtor's obligations under the Plan and to meet its ongoing business needs.

     2. Waiver of Conditions. The Debtors may waive any condition set forth in Article 9 of the Plan at any time, without notice, without leave of or order of the Court, and without any formal action other than proceeding to consummate the Plan.

     3. No Requirement of Final Order. So long as no stay is in effect, the Debtors' Effective Date of the Plan will occur notwithstanding the pendency of an appeal of the Confirmation Order or any Order related thereto. In that event, the Debtors or Reorganized Debtor may seek dismissal of any such appeal as moot following the Effective Date of the Plan.

K.   Effects of Plan Confirmation

     1. Binding Effect. The Plan shall be binding upon all present and former holders of Claims and Equity Interests, and their respective successors and assigns, including the Reorganized Debtors.

     2. Moratorium, Injunction and Limitation of Recourse For Payment. Except as otherwise provided in the Plan or by subsequent order of the Bankruptcy Court, the Confirmation Order shall provide, among other things, that from and after the Confirmation Date, all Persons or entities who have held, hold, or may hold Claims against or Equity Interests in the Debtors are permanently enjoined from taking any of the following actions against the Estates, the Reorganized Debtors, the Creditors' Committee, the Indenture Trustee, and the Unofficial Noteholders' Committee or any of their property on account of any such Claims or Equity Interests: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors other than through a proof of claim or adversary proceeding; and (v) commencing or continuing, in


DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001 any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained herein shall preclude such persons from exercising their rights pursuant to and consistent with the terms of this Plan.

     This provision enjoins the enumerated actions against the Debtors on claims that have been discharged or treated pursuant to Section 1141 of the Bankruptcy Code. The provision expands the discharge of Section 1141 to include the Creditors' Committee, the Indenture Trustee and the Unofficial Noteholders' Committee. The purpose of expanding the injunction is to prevent lawsuits against the Committees and the Indenture Trustee on matters that are forever resolved by the Plan. None of the Creditors' Committee, the Indenture Trustee or the Unofficial Noteholders' Committee has provided any consideration for the inclusion of this language. This provision will be removed or limited to the Debtors if the Court finds that the Plan cannot be confirmed with this provision included.

     3.   Exculpation and Limitation of Liability.

     None of the Indenture Trustee and any professional Persons retained by it; the Creditors' Committee and any professional Persons retained by it; the Unofficial Noteholders' Committee, its members and any professional Persons retained by it; the Debtors and the professional Persons employed by the Debtors; any of their affiliates nor any of their officers, directors, partners, associates, employees, members of agents (collectively, the "Exculpated Persons"), shall have or incur any liability to any person for any act taken or omission made in good faith in connection with or related to the Bankruptcy Cases or actions taken therein, including negotiating, formulating, implementing, confirming or consummating the Plan, the Disclosure Statement, or any contract, instrument, or other agreement or document created in connection with the Plan. The Exculpated Persons shall have no liability to any Creditors or Equity Security Holders for actions taken under the Plan, in connection therewith or with respect thereto in good faith, including, without limitation, failure to obtain Confirmation of the Plan or to satisfy any condition or condition, or refusal to waive any condition or conditions, precedent to Confirmation or to the occurrence of the Effective Date. Further, the Exculpated Persons will not have or incur any liability to any holder of a Claim, holder of an Interest, or party-in-interest herein or any other Person for any act or omission in connection with or arising out of their administration of the Plan or the property to be distributed under the Plan, except for gross negligence or willful misconduct as finally determined by the Bankruptcy Court, and in all respect such person will be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

     This provision essentially releases any claim that any party has against the Debtors, the Unofficial Committee, the Indenture Trustee for the Senior Notes, and the Unofficial Noteholders' Committee and professional Persons retained by them for actions related to the Bankruptcy Cases, other than claims arising out of gross negligence or willful misconduct. This provision is common in reorganization plans and is designed to prevent harassment suits by parties who are dissatisfied with the treatment provided in a Plan. None of the Creditors' Committee, the Indenture Trustee or the Unofficial Noteholders' Committee has provided any consideration for the inclusion of this language. This provision will be removed if the Court finds that the Plan cannot be confirmed with this provision included.


DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

      4. Revesting. On the Effective Date, the Reorganized Debtors will be vested with all the property of the respective estates of the Debtors free and clear of all Claims and other interests of creditors and equity holders, except as provided herein; provided, however, that the Debtors shall continue as debtors in possession under the Bankruptcy Code until the Effective Date, and, thereafter, the Reorganized Debtors may conduct their business free of any restrictions imposed by the Bankruptcy Code or the Court.

      5. Other Documents and Actions. The Debtors, the Debtors-In-Possession, and Reorganized Debtors may execute such documents and take such other action as is necessary to effectuate the transactions provided for in the Plan.

      6. Post-Consummation Effect of Evidences of Claims or Interests. Senior Notes, Old Common Stock certificates, and other evidences of Claims against or Interests in the Debtors shall, effective upon the Effective Date, represent only the right to participate in the distributions contemplated by the Plan.

      7. Term of Injunctions or Stays. Unless otherwise provided, all injunctions or stays provided for in the Reorganization Cases pursuant to sections 105 or 362 of the Bankruptcy Code or otherwise and in effect on the Confirmation Date shall remain in full force and effect until the Effective Date.

 L.   Confirmability of Plan and Cramdown.

      The Debtors request Confirmation under section 1129(b) of the Bankruptcy Code if any impaired class does not accept the Plan pursuant to section 1126 of the Bankruptcy Code. In that event, the Debtor reserves the right to modify the Plan to the extent, if any, that Confirmation of the Plan under section 1129(b) of the Bankruptcy Code requires modification.

 M.   Retention of Jurisdiction.

      The Plan provides for the Bankruptcy Court to retain the broadest jurisdiction over the reorganization case as is legally permissible so that the Bankruptcy Court can hear all matters related to the consummation of the Plan and the claims resolution process. The Plan specifically retains jurisdiction for the Bankruptcy Court to enter orders (a) approving the sale of the Noteholders' Wide Body Collateral and (b) confirming that such sale is free and clear of all liens, claims and interests in property that arose before the Confirmation Date.


DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

                                     VIII.

                            FEASIBILITY OF THE PLAN

A.   Feasibility

     Kitty Hawk carefully reviewed its options for future operations. In doing so, it charted a course that should provide it with stable operations in the upcoming years. Its strategy for future operations is grounded in fundamental business strategies - sound capitalization (through avoiding excessive debt), concentration in an area with demonstrated growth potential, streamlined operations (operating a single type of aircraft) and conservative financial forecasting. These "fundamentals" should keep Kitty Hawk from a "round trip" back into bankruptcy court.

     The projections for Reorganized Kitty Hawk's future operations, as well as the assumptions supporting these projections, are set forth in Appendix "A."

     1.   Business Strategy

     Kitty Hawk's business strategy is based upon the premise of the following macroeconomic trends:

     .    Stabilizing Demand for Airfreight

          The demand for airfreight softened during the first quarter of 2001. Kitty Hawk's projections for its scheduled freight business line reflect conservative growth of weight by 5% and yield by 3% (compounded annually) during 2002-2005.

     .    Increased Requirement for Time-definite Delivery

          The projected growth in airfreight demand is partially attributable to overall changes in business and new air cargo-eligible commodities, such as those resulting from customer-direct and on-line retail sales. Reliability and time-definite delivery have joined price and speed, traditional factors considered in shipping by air, to become significant factors in bolstering demand. Moreover, airfreight has evolved from an "airport-to-airport" service to a "door-to-door" service, requiring the effective integration of ground and air logistics as part of an overall production process. The requirement for time-definite delivery, which effectively has fueled the growth of the small-package and overnight segment of the airfreight industry, is now impacting the heavyweight sector.

     .    Stable Demand for Dedicated Air Freighter Capacity

          Although over half of all airfreight is presently transported on scheduled passenger aircraft, freighter aircraft continue to increase their share of total world cargo capacity


DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001 relative to cargo transportation in passenger aircraft. Bolstering this trend is the projected slower passenger traffic growth relative to growth in airfreight, which translates into slower growth in the scheduled passenger aircraft fleet and consequently slower growth in lower-hold cargo capacity. Increasingly important has been the trend toward the ubiquitous use of smaller aircraft by the scheduled passenger airlines, including regional jets, which reduces cargo capacity. As passenger load factors and passenger related baggage rises, space available for freight is reduced.

     Kitty Hawk's business strategy includes the following primary lines of business:

     .    Scheduled Airfreight Overnight System

          A growing number of U.S. shippers require expedited time-definite heavyweight shipments. Kitty Hawk believes that the heavyweight segment of the U.S. expedited cargo market has historically been underserved and that the marketplace will increase its demand for a provider focused solely on the heavyweight, time-definite freight market over the long term. Asset-based/integrated carriers, such as Airborne, FedEx, UPS, BAX, Emery and USPS (referred to collectively as the "Integrated Carrier(s)") have been able to garner a share of the heavyweight airfreight market because they presently offer time-definite service available to shippers.

          Kitty Hawk differentiates its scheduled overnight freight operations in the marketplace with time-definite systems that enable freight forwarders to provide superior performance with respect to the features of service that are most critical to shippers of heavyweight freight: highly reliable and scheduled on-time delivery, superior customer service, track and trace service and reasonable prices.
          Kitty Hawk expects to expand its position as the critical component to freight forwarders, enabling them to increase their share of the total U.S. domestic expedited cargo market against further encroachment by the Integrated Carriers.

     .    United States Postal Service "USPS"

          Kitty Hawk has historically performed a variety of services for the USPS, ranging from regularly scheduled delivery throughout the year to special contracts to meet increased demand during the holiday season during the fourth quarter of the calendar year. Kitty Hawk's USPS contracts generally allow it to pass-through fuel costs, landing charges and other variable costs. Depending upon the USPS' decisions regarding implementing its agreement with FedEx (discussed above), this may or may not continue as a primary line of business. However, Kitty Hawk expects to continue to provide significant services to the USPS annually through peak season / holiday contracts (sometimes referred to as "C-Net").


DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

     .    ACMI Services

          Freighter aircraft continue to increase their share of total world cargo capacity relative to cargo transportation in passenger aircraft. As a result of this trend Kitty Hawk believes that there will be, over the long term, an increasing demand for dedicated airlift in support of shippers. As of April 1, 2001, Kitty Hawk has six Boeing 727-200F aircraft dedicated to BAX Global pursuant to ACMI contracts. Although Kitty Hawk does not necessarily intend to increase the number of aircraft devoted to this business line, it expects to maintain a stable rate for the ACMI Service.

     2.   Factors Enhancing Kitty Hawk's Future Business Prospects

          a. Diversified Revenue Base

          Kitty Hawk plans to maintain revenue diversification through participation in three complementary core markets segments of the airfreight industry: (i) scheduled overnight airfreight, (ii) USPS and (iii) ACMI Services. Kitty Hawk believes that its diversification strategy allows it to mitigate risk by placing a portion of its fleet under contract at fixed rates (i.e. USPS and ACMI Services).

          b. Large Market in an Under-served, Growing Industry Segment

          Kitty Hawk believes that the heavyweight freight segment of the U.S. expedited cargo market has historically been underserved because much of the existing freight service is dependent upon operational systems designed for other types of traffic (i.e. small packages - FedEx, UPS and USPS). Kitty Hawk expects to enhance its position as critical component to the freight forwarder market, enabling intermediaries such as freight forwarders to protect and expand their share of the total U.S. domestic expedited cargo market against further encroachment by the Integrated Carriers.

          c. Efficient, Utilitarian Aircraft Fleet

          Kitty Hawk expects to conduct its operations with a fleet of company-operated B727-200F aircraft. The B727-200F is considered to be one of the most versatile and cost-effective freighter aircraft in its category. By focusing its operation on a single aircraft type Kitty Hawk expects to improve overall efficiencies, through reduced maintenance costs, reduced flight crew and maintenance personnel training and reduced spare part inventories. In operating a common aircraft type, Kitty Hawk believes it will also be able to streamline hub operations for its scheduled airfreight services, which is expected to improve overall customer service.

          d. Low Cost Operator of B727-200F

          Kitty Hawk believes that it is one of the lowest cost operators of the B727-200F in cargo operations.


DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

          e. Significant Opportunity to Expand Fort Wayne Hub

          Based on its current level of operations, Kitty Hawk's typical throughput utilizes approximately 50 percent of the facility's capacity. By 2005, Kitty Hawk expects to increase utilization to 65 percent of capacity. Fort Wayne International Airport provides Kitty Hawk with access to a 12,000 foot lighted runway equipped for full instrument approach which allows for flights to be operated anywhere on the globe using all current and prospective freighter aircraft in service.

          f. Substantial Leverage to Attract Additional Strategic Partner(s)

          Kitty Hawk believes its scheduled overnight airfreight operations are ideally suited to complement the requirements of strategic alliance partners such as an international airfreight carrier, freight forwarders and surface transport cargo operators. Kitty Hawk's new facility in Fort Wayne is capable of handling transoceanic freighter services from across the Atlantic and Pacific Rim. Kitty Hawk will continue reviewing strategic opportunities from time to time. While none (other than the strategic alliance with Eagle Global Logistics) are currently contemplated, one or more opportunities might be presented in the future for other alliance in the transportation industry.

          Kitty Hawk believes that there is a strategic fit with surface-based freight carriers. Fort Wayne is geographically positioned such that more than 65 percent of the total U.S. and Canadian population are within 650 miles. Access to global and coastal markets is provided in record time. Fort Wayne is currently served by two major rail freight services operated by Norfolk Southern Rail Road and Conrail. Additionally, 43 trucking firms operate terminals in Fort Wayne, and serve all states as well as Canada and Mexico.

B.   Alternatives to Confirmation of the Plan

     There are three possible consequences if the Plan is rejected or if the Bankruptcy Court refuses to confirm the Plan: (a) the Bankruptcy Court could dismiss the Debtors' Chapter 11 bankruptcy cases, (b) the Debtors' Chapter 11 bankruptcy cases could be converted to liquidation cases under Chapter 7 of the Bankruptcy Code or (c) the Bankruptcy Court could consider an alternative plan of reorganization proposed by some other party.

     1.   Dismissal

     If the Debtors' bankruptcy cases were to be dismissed, the Debtors would no longer have the protection of the Bankruptcy Court and the applicable provisions of the Bankruptcy Code. The Bank Group would immediately exercise its rights as a secured creditor to foreclose and liquidate the Debtors' most valuable assets. The Noteholders would similarly exercise their rights with respect to the Noteholders' 727 Collateral. Dismissal would force a race among other creditors to take over and dispose of any remaining assets. In the event of dismissal, even the most diligent unsecured creditors would likely fail to realize any significant recovery on their claims.


DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

     2.   Chapter 7 Liquidation

     If the Plan is not confirmed, it is possible that the Debtors' Chapter 11 cases will be converted to cases under Chapter 7 of the Bankruptcy Code, in which a trustee would be elected or appointed to liquidate the assets of the Debtors for distribution to creditors in accordance with the priorities established by the Bankruptcy Code. Whether a bankruptcy case is one under Chapter 7 or Chapter 11, secured creditors, Administrative Claims and Priority Claims are entitled to be paid in cash and in full before unsecured creditors receive any funds.

     If the Debtors' Chapter 11 cases were converted to Chapter 7, the present Priority Claims may have a priority lower than priority claims generated by the Chapter 7 cases, such as the Chapter 7 trustee's fees or the fees of attorneys, accountants and other professionals engaged by the trustee.

     The Debtors believe that liquidation under Chapter 7 would result in far smaller distributions being made to Creditors than those provided for in the Plan. Conversion to Chapter 7 would give rise to (a) additional administrative expenses involved in the appointment of a trustee and attorneys and other professionals to assist such trustee; (b) additional expenses and Claims, some of which would be entitled to priority, which would be generated during the liquidation and from the rejection of leases and other executory contracts in connection with a cessation of the Debtors' operations; and (c) a failure to realize the going concern value of the Debtors' assets. In a Chapter 7 liquidation, it is likely that general unsecured creditors would receive a significantly smaller distribution on their claims. The Liquidation Analysis attached as Appendix "B" reflects the likely distribution to unsecured creditors in the event of an orderly liquidation of the Debtors in Chapter 11. The Liquidation Analysis assumes the total allowed amount of Claims in Class 7 will be $94 million. In a Chapter 7, additional administrative claims would likely reduce distributions. Additionally, the Liquidation Analysis assumes that the Bank Claims will be paid equitably out of the proceeds of each Debtors' estate that has assets pledged to the Bank Group. In reality, the proceeds of the first assets that sell would be used to pay the Bank Claims so that one Debtor may bear a disproportionate share of repaying the Bank Claims and distributions to its unsecured creditors would be materially reduced. The following chart compares distributions under the Plan with the distributions in an orderly Chapter 11 liquidation with the Bank Claims allocated proportionately to asset value among the Debtors.


DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

                                      Recovery in Orderly
                                      Liquidation on an          Estimated Approximate
                                     Unconsolidated Basis         Recovery Under Plan
Debtor                            (Expressed as % of Claim)   (Expressed as % of Claim)**
------                            -------------------------   ---------------------------
Kitty Hawk                               3.07%                           30%
Kitty Hawk Cargo                         4.13%                           30%
Kitty Hawk Aircargo                      8.95%                           30%
Kitty Hawk International                 2.03%                           30%
Kitty Hawk Charters                      8.28%                           30%
Longhorn Solutions*                      0.03%                           30%
Aircraft Leasing                         3.63%                           30%
American International Travel*           0.00%                           30%
Flight One Logistics*                    0.00%                           30%
OK Turbines                              0.22%                           30%

*These entities have few unsecured creditor claims.
**This assumes that 100% of Reorganized Kitty Hawk's equity has a value of approximately $125 million, Allowed Class 7 claims total $94 million and $3 million of Class 7 Contingent Cash Distribution payments are disbursed. The possible "Termination for Convenience" claim against the USPS is not included in the value of the equity as described below in Section XI.

     3.  Confirmation of an Alternative Plan.

     If the Plan is not confirmed, it is possible that the Debtors or a third party would file and pursue confirmation of an alternative plan. The Debtors believe the Plan provides the best prospect for reorganizing the Debtor and maximizing creditor recoveries that can be achieved quickly. The Debtors believe that any material delay in the Debtors' exit from bankruptcy will harm its business and lessen creditor recoveries. By exiting bankruptcy, the Debtors will eliminate the expense of being in bankruptcy (currently approximately $1 million per month). A quick confirmation will also assist the Debtors in maintaining the confidence of their key customers.

     4.  Christopher Plan

     On August 31, 2000, M. Tom Christopher filed a plan of reorganization (the "Christopher Plan") and a disclosure statement regarding the Christopher Plan. Although the Christopher Plan remains on file with the Bankruptcy Court, the Debtors believe Mr. Christopher will not seek its confirmation.

                                      IX.

              VALUATION OF KITTY HAWK, INC. AND ITS SUBSIDIARIES
                            ON A STAND-ALONE BASIS

 A.  Cautionary Note.

     The Debtors have presented a substantial amount of their financial information upon the assumption that there would be cooperation between the Debtors, on the one hand, and the Bank Group and the Senior Noteholders, on the other in regard to their rights in collateral. Among other


DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001 things, in its Liquidation Analysis (Appendix B), the Debtors have allocated the assets available to pay the Bank Group among all obligors on a proportionate basis. In an adversarial context, the Debtors believe the Bank Group would seek to realize upon its most liquid collateral first, resorting to tangible collateral for only the unpaid balance. If the Bank Group proceeded against its more liquid collateral first, it could substantially impair the stand-alone going concern viability of both Kitty Hawk Cargo and Kitty Hawk Aircargo unless alternative financing was immediately available. The subsequent analysis assumes either cooperation from the Bank Group or entry of court orders, limiting as necessary for stand-alone viability, the right of the Bank Group in applying proceeds to its debt. Moreover, this analysis assumes a relatively high recovery by the Senior Noteholders from their wide body and 727 collateral; hence a Class 6 deficiency claim of $230,120,000. In a stand-alone scenario, the net credit to the Senior Note obligation from collateral dispositions could be substantially less than the credits on such Notes in the event of a less controlled, less orderly collateral disposition. For example, the Noteholders could conduct auctions of the aircraft and could likely have substantially fewer proceeds. This in turn would increase the amount of their claims in all Cases, particularly Kitty Hawk Cargo and Kitty Hawk Aircargo. A larger Class 6 Noteholder claim would correspondingly reduce the share of Class 7 creditors in any distribution at the entity level. Finally, this analysis assumes that the Reorganized Debtors will emerge from bankruptcy in July or August 2001.

      1. Kitty Hawk, Inc. owns 100% of the stock of each of the subsidiaries. Based on the debt levels and asset values of each of these subsidiaries, Kitty Hawk, Inc.'s investment in its subsidiaries is of little or no value. Since Kitty Hawk, Inc. has no operations; it would not be a candidate for a stand-alone reorganization. Kitty Hawk, Inc. had limited cash on the petition date and has not generated any cash from operations and the cash is assumed to be
consumed by administrative expenses in its Chapter 11 proceeding.   Kitty Hawk,
Inc. had petition date assets consisting of intercompany claims against several of its subsidiaries, a leasehold interest in the Fort Wayne, Indiana airport cargo facility, and a leasehold interest in an office building and aircraft hangar/maintenance facility at DFW Airport, Texas, pursuant to a ground lease with the DFW Airport Authority. Under a stand-alone outcome, Kitty Hawk, Inc.'s assets would be liquidated and the proceeds distributed to its Creditors. On a liquidation basis, the Debtors estimate that the amount available for distribution to unsecured creditors of Kitty Hawk, Inc. would be $7,315,000 for a recovery of 3.07% of their claims. See Liquidation Analysis attached as
                                          --------------------------------
Appendix B to Disclosure Statement.
-----------------------------------

      2. Flight One Logistics, Inc. is a non-operating company with no operations, assets or liabilities.

      3. American International Travel, Inc. no longer has any operations, assets, or personnel. As a stand-alone entity, American International Travel, Inc. would have no value for distribution to pre-petition creditors.

      4. Longhorn Solutions, Inc. owns software utilized by airlines for maintenance tracking, parts and material tracking and purchasing, and airline records. The value of this software is limited, and the company has only one customer utilizing its software other than Kitty Hawk Aircargo, Inc. Longhorn has no operations and no working capital and, without the infusion of new

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001
capital, does not have an ability to operate on a stand-alone basis. Under a stand-alone analysis, Longhorn would liquidate its limited assets and distribute the proceeds to its creditors. On a liquidation basis, the Debtors estimate that the amount available for distribution to unsecured creditors of Longhorn
Solutions, Inc. would be $71,000 for a recovery of 0.03% of their claims.   See
                                                                           ----
Liquidation Analysis attached as Appendix B to Disclosure Statement.
--------------------------------------------------------------------

      5. Aircraft Leasing, Inc. owns aircraft that are operated by Kitty Hawk Aircargo, Inc. Since Aircraft Leasing, Inc. is not an FAA certificated air carrier, it cannot operate aircraft even on an ACMI basis. As such, Aircraft Leasing has no option on a stand-alone basis other than to relinquish to the holders of Senior Notes its ten (10) 727 aircraft (or alternatively to sell them), to sell or lease its DC-9 aircraft and to deliver the proceeds of such sale or lease to its creditors. Aircraft Leasing has no material creditors other than the Wells Fargo Bank Group and the Holders of the Senior Notes. On a stand-alone basis, Aircraft Leasing would dispose of its aircraft and deliver the proceeds to secured and unsecured creditors. In this case, it is anticipated that all of the 727 proceeds and all but a de minimus amount of the proceeds of the sale of the DC-9's would be distributed to the holders of Senior Notes. On a liquidation basis, the Debtors estimate that the amount available to unsecured creditors of Aircraft Leasing would be $8,362,000 for a recovery of 3.63% of their claims. See Liquidation Analysis attached as Appendix B to
                        --------------------------------------------------
Disclosure Statement.
---------------------

      6. Kitty Hawk International, Inc., the former operator of the wide-body aircraft, has sold its FAR Part 121 operating certificate. Unless it were able to acquire a new operating certificate and to regain operational control of its wide body fleet, Kitty Hawk International has no prospect of reorganization in any configuration comparable to its pre-petition operations. To return to stand-alone operations would require a very substantial capital infusion. Thus, on a stand-alone basis, there is no going concern value to Kitty Hawk International. The only practical course for Kitty Hawk International is to dispose of or abandon its wide body aircraft for the account of the holders of Senior Notes and to use collection of its accounts receivables to reduce its indebtedness to the Wells Fargo Bank Group. Kitty Hawk International's remaining assets, which consist primarily of two parcels of real estate, one fee simple and one leasehold, would be sold and proceeds distributed to its priority and unsecured creditors. The results for creditors in such event are indicated in the Debtors' Liquidation Analysis. On a liquidation basis, the Debtors estimate that the amount available for distribution to unsecured creditors of Kitty Hawk International would be $5,440,000 for a recovery of 2.03% of their claims. See Liquidation Analysis attached as Appendix B to Disclosure
         -------------------------------------------------------------
Statement.
----------

      7. OK Turbines, Inc. continues to operate and is viable as a stand-alone entity. OK Turbines has been marketed for sale, and has offers pending in the range of $3.0 million to $3.5 million. the distribution of sales proceeds is indicated in the Debtors' Liquidation Analysis. On a liquidation basis, the Debtors estimate that the amount available for distribution to unsecured creditors of OK Turbines would be $501,000 for a recovery of 0.22% of their claims. See Liquidation Analysis attached as Appendix B to Disclosure
               -------------------------------------------------------------
Statement.
---------

      8. Kitty Hawk Charters, Inc. continues to operate and is viable as a stand-alone entity. On a liquidation basis, the Debtors estimate that the amount available for distribution to unsecured

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001
creditors of Kitty Hawk Charters would be $19,918,000 for a recovery of 8.28% of their claims. See Liquidation Analysis attached as Appendix B to Disclosure
              -------------------------------------------------------------
Statement.
---------

      9. Explanatory Note as to Kitty Hawk Aircargo and Kitty Hawk Cargo Valuations. Kitty Hawk Aircargo, Inc. and Kitty Hawk Cargo, Inc. are the entities whose ongoing operations form the cornerstone for Kitty Hawk's plan of reorganization. Both entities could be viable on a stand-alone basis. However, the following analysis maintains the benefits of a consolidated group, as it simply allocates the respective operating income and expenses, and overhead expenses, pursuant to Kitty Hawk's consolidated plan of reorganization. Thus it does not take into account increased costs and expenses that would likely be born by each of the two entities if they were truly separated. For example, both entities benefit in terms of employee benefits costs, insurance rates, working capital interest expense, facility rent, utilities, and equipment costs, etc., on a combined basis. Additionally, certain overhead costs, including senior management, sales/marketing/customer service, accounting management and audits, human resources, legal support and contract administration, billing, credit and collections, board of director costs and expenses, computer system and software licensing costs, etc., are less when shared on an allocated basis rather than purchased separately by each of the two entities. Therefore, if the two entities were actually separated, the Debtors believe that their respective costs would be higher, and thus their respective values would be less, but this has not been quantified at this time.

     On a liquidation basis, the Debtors estimate that the amount available for distribution to unsecured creditors of Kitty Hawk Aircargo would be $23,407,000 for a recovery of 8.95% of their claims. See Liquidation Analysis attached as
                                          ------------------------------------
Appendix B to Disclosure Statement.
-----------------------------------

     Kitty Hawk Cargo, Inc. is the operator of the Scheduled Freight business out of the Fort Wayne, Indiana overnight freight hub. On a liquidation basis, the Debtors estimate that the amount available for distribution to unsecured creditors of Kitty Hawk Cargo would be $9,746,000 for a recovery of 4.13% of their claims. See Liquidation Analysis attached as Appendix B to Disclosure
               -------------------------------------------------------------
Statement.
----------

     The projected EBITDA contribution of the BAX ACMI business is approximately $6.5 million for each of the years 2001-2005. Likewise, the projected EBITDA contribution of the C-NET operation for the USPS is approximately $11 million for each of the years 2001-2005.

                                      X.

             DESCRIPTION OF SECURITIES TO BE ISSUED UNDER THE PLAN

 A.  New Common Stock

     Reorganized Kitty Hawk will have 65,000,000 shares of common stock, par value $.01 per share, authorized pursuant to its Certificate of Incorporation ("New Common Stock"). On the Effective Date, or as soon thereafter as practicable, Reorganized Debtor will issue approximately 50,000,000 shares of New Common Stock pursuant to the Plan. Of these shares, 50,000,000 will be distributed to Class 6 and Class 7. The 15,000,000 shares of New Common Stock not distributed

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001 on the Effective Date or as soon thereafter as practicable, will be reserved for future issuance, as determined by the Board of Reorganized Kitty Hawk. No fractional shares will be issued pursuant to the Plan. The shares of New Common Stock will be fully paid and non-assessable. The Certificate of Incorporation limits the aggregate voting power of non-U.S. persons to 22 1/2% of the votes voting on or consenting to any matter.

     Holders of shares of New Common Stock:

     . are entitled to one vote per share in the election of directors and on all other matters submitted to a vote of stockholders;

     . do not have the right to cumulate their votes in the election of directors;

     . have no redemption, conversion or preemptive rights or other rights to subscribe for securities of Reorganized Debtor;

     . upon the liquidation, dissolution or winding up of Reorganized Debtor, are entitled to share equally and ratably in all of the assets remaining, if any, after satisfaction of all of Reorganized Debtor's debts and liabilities and the preferential rights of any series of preferred stock then outstanding; and

     . have an equal and ratable right to receive dividends, when, as and if declared by the board of directors out of funds legally available therefor and only after payment of, or provision for, full dividends on all outstanding shares of any series of preferred stock and after any provision for any required sinking or purchase funds for series of preferred stock.

     The rights, preferences and privileges of holders of New Common Stock are subject to the rights, preferences and privileges granted to the holders of any series of preferred stock which the Reorganized Debtor may issue in the future.

     The Certificate of Incorporation and bylaws of Reorganized Kitty Hawk include provisions that could have anti-takeover effects. The provisions are intended to enhance the likelihood of continuity and stability in the composition of and in the policies formulated by, the board of directors. These provisions also are intended to help ensure that the board of directors, if confronted by a surprise proposal from a third party that has acquired a block of New Common Stock, will have sufficient time to review the proposal, to develop appropriate alternatives to the proposal and to act in what the board of directors believes to be the best interests of Reorganized Kitty Hawk and its stockholders.

     The following is a summary of the provisions contained in the Certificate of Incorporation and bylaws.

     Number of Directors; Filling Vacancies; Removal. The Certificate of Incorporation provides that the board of directors will fix the number of members of the board of directors to consist of at

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001 least one member (plus such number of directors as may be elected from time to time pursuant to the terms of any series of preferred stock that may be issued and outstanding from time to time). The bylaws provide that the board of directors, acting by majority vote of the directors then in office, may fill any newly created directorship or vacancies on the board of directors.

     Special Meetings. The bylaws and Certificate of Incorporation provide that special meetings of stockholders may be called by a majority of the board of directors, the chairman of the board of directors, or by any holder or holders of at least 25% of any class of the Reorganized Debtor's outstanding capital stock then entitled to vote at the meeting.

     Advance Notice Requirements for Stockholder Proposals and Director Nominees. The bylaws establish an advance notice procedure with regard to business proposed to be submitted by a stockholder at any annual or special meeting of stockholders of the Reorganized Debtor, including the nomination of candidates for election as directors. The procedure provides that a written notice of proposed stockholder business at any annual meeting must be received by the Secretary of the Reorganized Debtor not more than 90 days nor less than 60 days before the first anniversary of the prior year's annual meeting or, in the event of a special meeting, not more than 10 days after the notice of the special meeting.

     Notice to Reorganized Debtor from a stockholder who proposes to nominate a person at a meeting for election as a director must contain all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, including such person's written consent to being named in a proxy statement as a nominee and to serving as a director if elected.

     The chairman of a meeting of stockholders may determine that a person is not nominated in accordance with the nominating procedure, in which case such person's nomination will be disregarded. If the chairman of a meeting of stockholders determines that other business has not been properly brought before such meeting in accordance with the bylaw procedures, such business will not be conducted at the meeting. Nothing in the nomination procedure or the business will preclude discussion by any stockholder of any nomination or business properly made or brought before the annual or any other meeting in accordance with the foregoing procedures.

     Restrictions on Foreign Directors, Officers and Voting. Reorganized Kitty Hawk's Certificate of Incorporation limits the aggregate voting power of non-U.S. persons to 22 1/2% of the votes voting on or consenting to any matter. Furthermore, the bylaws do not permit non-U.S. citizens to serve as directors or officers of Reorganized Kitty Hawk.

B.   Issuance of the New Common Stock under the Plan

     Section 1145 of the Bankruptcy Code exempts the original issuance of securities under a plan of reorganization from the registration requirements of section 5 of the 1933 Act and state and local laws requiring registration or licensing if three principal requirements are satisfied: (i) the securities must be issued by the debtor, its successor, or an affiliate participating with the debtor under a plan

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001 of reorganization; (ii) the recipients of the securities must hold a claim against the debtor, an interest in the debtor or a claim for an administrative expense against the debtor; and (iii) the securities must be issued entirely in exchange for the recipient's claim against or interest in the debtor, or "principally" in such exchange and "partly" for cash or property. The issuance of the New Common Stock to creditors under the Plan satisfies these requirements and will be, therefore, exempt from the registration requirements of section 5 of the 1933 Act and applicable state laws.

C.   Post-Confirmation Transfers of the New Common Stock

     Resales of and subsequent transactions in the New Common Stock issued pursuant to the Plan after the original issuance are also exempted from the registration requirements of section 5 of the 1933 Act and applicable state laws, except for certain transactions by "underwriters," as that term is defined in section 1145(b) of the Bankruptcy Code. Section 1145(b) of the Bankruptcy Code defines four types of "underwriters":

          (i) persons who purchase a claim against, an interest in, or a claim for administrative expense against the debtor with a view to distributing any security received in exchange for such a claim or interest ("accumulators");

          (ii) persons who offer to sell securities offered under a plan for the holders of such securities ("distributors");

          (iii) persons who offer to buy such securities for the holders of such securities, if the offer is (a) with a view to distributing them or
     (b) made under a distribution agreement ("syndicators"); and

          (iv) a person who is an "issuer" with respect to the securities, as the term "issuer" is defined in section 2(11) of the 1933 Act.

     Under section 2(11) of the 1933 Act, an "issuer" includes any person directly or indirectly controlling or controlled by Reorganized Debtor, or any person under direct or indirect common control with Reorganized Debtor (a "control person").

     Whether a person is an "issuer", and therefore an "underwriter", for purposes of section 1145(b) of the Bankruptcy Code, depends on a number of factors. These include: (i) the person's equity interest in the Reorganized Debtor; (ii) the distribution and concentration of other equity interests in Reorganized Debtor; (iii) whether the person is an officer or director of Reorganized Debtor; (iv) whether the person, either alone or acting in concert with others, has a contractual or other relationship giving that person power over management policies and decisions of Reorganized Debtor; and (v) whether the person actually has such power notwithstanding the absence of formal indicia of control. An officer or director of Reorganized Debtor may be deemed a controlling person, particularly if his position is coupled with ownership of a significant percentage of voting stock. In addition, the legislative history of section 1145 of the Bankruptcy Code suggests that a creditor with at least 10% of the securities of a debtor could be deemed a controlling person.

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

     At the Confirmation Hearing, the Debtors will request that the Bankruptcy Court make a specific finding and determination that the issuance and distribution of the New Common Stock will be covered by the provisions of section 1145 of the Bankruptcy Code.

     To the extent that a holder of an Allowed Claim is deemed to be an "underwriter," such holder may make public offers and sales of the New Common Stock only in accordance with the registration requirements of the 1933 Act or exemptions therefrom (see disclosure concerning Rule 144 below). In addition, transfers of such securities may be restricted by, and will require compliance with, state securities laws.

     The staff of the Securities and Exchange Commission (the "Commission") has taken the position that control persons may resell securities issued under a plan or reorganization that was confirmed under the Bankruptcy Code by complying with Rule 144 (except for the holding period of Rule 144(d)). Holders of Allowed Claims who believe that they may be statutory "underwriters" under the definition of that term contained in section 1145(b) of the Bankruptcy Code are advised to consult with their own counsel as to the availability of any exemptions under the 1933 Act.

GIVEN THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A PARTICULAR HOLDER MAY BE AN UNDERWRITER, THE PLAN PROPONENTS MAKE NO REPRESENTATION CONCERNING THE RIGHT OF ANY PERSON TO TRADE THE NEW COMMON STOCK. THE PLAN PROPONENTS RECOMMEND THAT RECIPIENTS OF THE NEW COMMON STOCK CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES OR WHETHER THERE ARE ANY RESTRICTIONS ON THE RESALE OF THE NEW COMMON STOCK UNDER ANY APPLICABLE "BLUE SKY" OR OTHER SECURITIES LAWS.

D.   Trading in the Over-the-Counter Market

     Reorganized Kitty Hawk will take reasonable efforts to have the New Common Stock traded in the over-the-counter market and listed on the NASDAQ National Market. Even if the New Common Stock is listed on the NASDAQ National Market, there is no assurance that an active market will develop for the New Common Stock.

E.   Certain Transactions by Stockbrokers

     Under section 1145(a)(4) of the Bankruptcy Code, stockbrokers are required to deliver a copy of this Disclosure Statement (and supplement hereto, if any) at or before the time of delivery of securities issued under the Plan to their customers for the first 40 days after the Effective Date. This requirement specifically applies to trading and other after-market transactions in such securities.

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

                                      XI.

                         VALUATION OF NEW COMMON STOCK

     As noted elsewhere in this Disclosure Statement, the Debtors have estimated that the Reorganized Kitty Hawk common stock to be issued to holders of claims in Classes 6 and 7 will have an aggregate value of $125 million. The Company and its financial advisor, Seabury Securities LLC, estimated the value of the New Common Stock using conventional, well-accepted methodologies for valuation of equity securities.

     The Company and Seabury used a variety of methods in assessing the valuation of the Company, which methods were of necessity dependent on the financial forecasts and the Business Plan prepared by management.

     After considering a number of ways to value the company, it was concluded, based on the available information, that the best methods of valuing the Company were the discounted cash flow (DCF) method and the comparable company method. After reviewing the results of the different methodologies, the Company and Seabury derived a valuation for the equity of the reorganized company in the range of $120-140 million, including the value of the assets held for sale but excluding the Termination for Convenience Claim. In other references in this Disclosure Statement, the mid-point of the range ($125 million) is referred to for convenience.

     In a DCF analysis, the cash to be produced by a company over a period of time and the company's value at the end of that period are forecasted. These amounts are then discounted back to the present using a discount rate that reflects the risk associated with the company. The cash flows used are the net cash flows projected to be produced after taking into account capital expenditures, changes in working capital and non-cash income statement items such as depreciation. The terminal value of the company can be estimated in several different ways, but the most commonly used method is to use a multiple of the projected EBITDA.

     In performing the DCF analysis, Seabury used inputs it considered reasonable based on the Company's status, anticipated capital structure and the valuations of comparable companies and applied them to the Company's projections. Specifically, Seabury used projections prepared through 2005, a 15% discount rate and an "exit multiple" of EBITDA of 4.5-5.0x projected 2005 results. This exit multiple was largely based on the market valuations of comparable companies today. For DCF modeling purposes, it was necessary to include the company's expectations regarding the proceeds from the assets held for sale in the cash flow analysis. The analysis produced a valuation range of $100-120 million, including the assets held for sale but excluding the Termination for Convenience claim.

     Comparable Company Analysis compares a company's financial statistics to those of other similar companies and values the company by analogy to those companies. It is especially useful for valuing a publicly traded company, since the valuation is explicitly based on other public companies. Two of the most common techniques of Comparable Company Analysis are Price/Earnings multiples and Enterprise Value to EBITDA multiple. Price/earnings multiples value

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001 the equity of a company based on reported earnings. This method of valuing public companies is very widely used and easily applied and understood. On the other hand, it can be distorted by the different capital structures or accounting methods used by those companies. For this reason, many financial professionals prefer to analyze companies on the basis of Enterprise Value (i.e., the sum of market value of equity plus net debt plus preferred stock) to EBITDA, since this largely eliminates those distortions.

     Since the companies most comparable to the Company (Emery and BAX) are not independently publicly traded, only a limited universe of imperfect comparables was available. The public comparables selected were Atlas Air and CNF Transportation (the parent of Emery) and to a lesser extent AirNet Systems and Airborne Freight. The price-to-earnings analysis was performed using projected 2002 earnings due to the significant changes in the Company's business from 2001 to 2002. The multiples to 2002 projected earnings for the first two companies were applied to the Company's projection of its 2002 net income, adjusted to eliminate the anticipated loss on sale of certain assets. This produced a range of $165-190 million in equity value, including the value of assets held for sale. For the EBITDA valuation, a multiple of implied 2002 EBITDA for the comparable companies was applied to the Company's projection of 2002 EBITDA. Specifically, a multiple of 4.5-5.0x 2002 EBITDA was used. This produced a value of $132-154 million, including assets held for sale.

     Except where noted, the analysis specifically Excludes the value of both the assets held for sale by the Company and the value of the Termination for Convenience Claim. Seabury expresses no opinion on the reasonableness or accuracy of management's estimate of the proceeds from, or timing of, the sale of assets.

     Seabury has assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by it for the purposes of this valuation. With respect to the Company's financial projections, Seabury has assumed that they have been reasonably prepared by management on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. Seabury expresses no opinion on the reasonableness or accuracy of the projections, including, without limitation, the accuracy of the Company's assumptions regarding revenues, operating expenses, taxes, capital expenditures and the timing of future cash flows. Seabury has assumed that the reorganization plan will be implemented substantially as proposed by management. Seabury has not made any independent valuation or appraisal of the assets or liabilities of the Company, and has relied on management's opinions with respect to such values. The valuation is necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of the date of the valuation.

                                      XII

                                 RISK FACTORS

The following discussion addresses the risk factors that may affect the Reorganized Debtor's ability to meet its projections as well as the value of the New Common Stock.

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

A.   Risks Relating to Confirmation

     1.   Risks Related to Exit Financing.

     Kitty Hawk's Plan is conditioned upon the Debtor's resources being in a sufficient amount to fund the Debtors' obligations under the Plan and to meet its ongoing business needs. If exit financing is required, the Debtors cannot be sure that the selected lender will be willing to lend the Reorganized Debtor the amount that it needs for the exit financing. There is also a risk that the ultimate lending terms are unacceptable to the Debtors. As noted in Appendix "A", the Debtors do not project a need for exit financing through either debt or equity (the prior plan contemplated exit financing to repay the Bank Group claims that are now being repaid over time thereby eliminating the need for debt or equity exit financing. However, if favorable exit financing becomes available, the Debtors reserve the right to pursue and avail themselves of the financing.

     2.   Risks Related to Annual Meeting

     By Order dated August 3, 2000, the Bankruptcy Court ordered Kitty Hawk to conduct an annual meeting of shareholders on October 31, 2000. Tom Christopher, former Chairman and Chief Executive Officer of Kitty Hawk, demanded the annual meeting. By agreement between Mr. Christopher and Kitty Hawk, the Bankruptcy Court will modify its Order to provide that the annual meeting will not be set before the Confirmation Hearing concludes.

     3.   Risks Related to Aviation Leases

     Prior to the chapter 11 filing, Aircargo entered into leases with Pegasus Aviation, Inc. ("Pegasus") for nine Boeing 727-200 aircraft. On December 7, 2000, the Bankruptcy Court approved the assumption of a modified lease for seven of the aircraft (the "Pegasus Aircraft"). The Bankruptcy Court likewise approved the assumption of the lease upon 727 aircraft with Wren Equipment Finance Limited (the "Wren Aircraft"). The Debtors requested the Bankruptcy Court's approval of a post-petition abandonment and financing lease upon the Noteholder 727 Collateral. Each of the leases includes provisions limiting damages from a breach, before the Effective Date, to three (3) months rent. If the Reorganized Debtor could not operate profitably, it would be required to either dispose of the aircraft or seek other ways to mitigate the lessors' potential damage claims.

B.   Kitty Hawk Related Risks

     1.   Dependence on Significant Customers

     Kitty Hawk's three largest customers are the U.S. Postal Service, BAX Global and Eagle Airfreight. Of Kitty Hawk's total revenues in 1999, the USPS accounted for $175.9 million, or 24 percent; BAX Global accounted for $63.7 million, or 8.7 percent; and Eagle Airfreight accounted for $128.4 million, or
17.6 percent. Of its total revenues in 1998, the USPS accounted for $120 million, or 16.8 percent; BAX Global accounted for $71.5 million, or 10%; and Eagle Airfreight accounted for $54.2 million, or 7.7 percent.

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

     Of its total revenues in 1998, the USPS accounted for $120 million, or 16.8 percent; BAX Global accounted for $71.5 million, or 10%; and Eagle Airfreight accounted for $54.2 million, or 7.7 percent.

     As of April 1, 2001, Kitty Hawk had twelve B727-200 aircraft under contract to the USPS. The USPS awards contracts periodically pursuant to a public bidding process which incorporates: (i) quality of service, (ii) financial stability of shipper, and (iii) price. The USPS contracts include both multi-year and seasonal contracts. While the multi-year contracts typically have terms of six years with renewal options, bids for contracts to provide holiday season charters during the fourth quarter of each calendar year are generally submitted in the summer of each year and are awarded in August of the same year. Kitty Hawk's current C-NET contract was first granted in 1996. It had a renewal option limited only by the Procurement Manual's 5-year limit. Each year the contract has been renewed and negotiated under a new contract number. The Procurement Manual's 5-year limit was removed in 1997. Thus, the C-NET contract for 1999 (CNB-9901) permits unlimited renewal. The 2000 renewal was awarded to Kitty Hawk. Kitty Hawk's inability to demonstrate appropriate financial capacity and stability or its inability to remain competitive with respect to quality of service and price could have a material adverse effect on its ability to retain such contracts for future years. Kitty Hawk's inability to retain such contracts in the future would have a material adverse effect on its business. Kitty Hawk's contracts with the USPS are subject to termination at the convenience of the USPS, but in such a case, the USPS would be required to pay Kitty Hawk for services provided to the date of termination and reimburse Kitty Hawk for settlement expenses with suppliers and subcontractors for certain capital expenditures made under the canceled contract. See the discussion above regarding the FedEx, USPS contract announced by FedEx.

     Notwithstanding the USPS and FedEx arrangement, Kitty Hawk believes that the USPS will continue its C-NET operations because the demands on air freight system have historically exceeded its usual capacity requiring the USPS to establish temporary networks to deal with the overflow so it can maintain its
historic commitment to high service standards during its peak season.   Kitty
Hawk has successfully assisted the USPS in this operation for years. To date Kitty Hawk has not received any indication from the USPS that it intends to change its practices regarding C-NET operations. Kitty Hawk anticipates that FedEx's network will be at or near its capacity in dealing with its other customers' shipments thereby precluding it from expanding its capacity for this short term peak business work. Also, since the USPS has given notice of intent to terminate Emery's A-Net operation, only Kitty Hawk has both air freight hub operations and the experience in activating and deactivating a large scale temporary hub facility.

     BAX Global leases six aircraft from Kitty Hawk pursuant to an ACMI contract. BAX Global may terminate the contract if, among other reasons, Kitty Hawk does not meet specified on-time performance standards [or if majority ownership or control of Kitty Hawk is acquired by a competitor of BAX Global.] The loss of this customer, or a reduction in pounds shipped by BAX Global, could have a material adverse effect on Kitty Hawk's business if Kitty Hawk is unable to otherwise place the aircraft into service in another ACMI contract or otherwise. Based on preliminary discussions with BAX Global and the possibility of deploying these aircraft into Kitty Hawk's expanded scheduled freight system, the Debtors believe that this portion of their business will remain stable through 2005.

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

     2.   Employee Relations

     Kitty Hawk's employees have been subject to union organization efforts from time to time, and Kitty Hawk believes they are likely to be subject to future unionization efforts as its operations expand. Several months ago, Aircargo's flight crew members (727-100, 727-200 and DC-9), in an election under the Railway Labor Act, voted overwhelmingly by write-in to be represented by the Air Line Pilots Association ("ALPA"), in preference to the International Brotherhood of Teamsters and an unaffiliated employee group calling themselves the Kittyhawk Pilots Association ("KPA"), which were on the ballot. ALPA declined to accept representation. KPA then petitioned for another election, which is now being conducted, in which only KPA is on the ballot. Ballots were counted in September, 2000 and the KPA was ratified. Although Kitty Hawk believes it has excellent employee relations, the unionization of its workforce could result in higher employee compensation and working condition demands that could increase Kitty Hawk's operating costs or constrain its operating flexibility. To date, there have been no organized efforts by KPA to begin collecting dues or to open negotiations with Aircargo's management.

 C.  Aircraft Related Risks

     1.   Future Operations Based on Continued Acceptance of Scheduled
Airfreight

     Kitty Hawk's business plan is based substantially on the continued acceptance of a scheduled overnight airfreight network in support of the freight forwarders. Kitty Hawk believes there are approximately 3,500 freight forwarders in business today, that comprise a substantial portion of Kitty Hawk's customer base. Recently, there has been an increase in the number of mergers and consolidations among freight forwarders. Certain of the larger freight forwarders have periodically contracted for dedicated air freighter capacity in lieu of using Kitty Hawk's services. The continued consolidation of this sector could have a material adverse impact on Kitty Hawk's business.

     2.   Dependence on Aircraft Availability

     Kitty Hawk's revenues are dependent on having aircraft available for revenue service. The C-NET contract depends very heavily on contracted third-party aircraft. The largest risk-factors for C-NET include the inability to obtain contract lift commitments without guaranteed pre-payments by letters of credit ('LCs") or deposit before Kitty Hawk obtains the enforceable commitment of the USPS, the possibility that Kitty Hawk will be unable to find the cash resources to supply those LCs or make those deposits, if required, the reluctance of aircraft operators to commit aircraft without a deposit or letter of credit, and the risk that fewer cargo aircraft may be available due to the FedEx/USPS agreement becoming effective. In the past, Kitty Hawk performed the C-NET operation without LC's or deposits and anticipates doing without LC's and deposits going forward because Kitty Hawk will have emerged from Chapter 11 and industry sources and Kitty Hawk Management's experience indicate that there will
be adequate aircraft available for this operation.   It is also increasingly
true of the Fort Wayne hub operation that Kitty Hawk relies on third-party lift,
as it expands the use of wet-leased A300s.   Any time Kitty Hawk uses third-
party lift, it incurs the risk that the supplier defaults for any reason, leaving Kitty Hawk without replaceable lift. This is a major exposure in C-NET, where Kitty Hawk depends heavily on a few carriers to supply the

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001 bulk of the lift over a very short period of time. In the past, Kitty Hawk has experienced unanticipated Federal Aviation Administration ("FAA") Airworthiness Directives ("Directives") or excessive unscheduled maintenance due to equipment failures, or accidental damage, that has made its own or third-party contracted aircraft unavailable for revenue service. In the event one or more of Kitty Hawk's aircraft or its third-party contracted aircraft are out of service for an extended period of time, whether due to Directives, unscheduled maintenance, accidents or otherwise, Kitty Hawk may be forced to lease or purchase replacement aircraft and may be unable to fulfill its obligations under customer contracts. Kitty Hawk cannot assure that, if necessary, it could locate suitable replacement aircraft on acceptable terms. Loss of revenue from any such business interruption, damages for non-performance under customer contracts, or costs to replace aircraft could have a material adverse effect on Kitty Hawk's business.

     3.   Capital Intensive Nature of Aircraft Ownership

     Kitty Hawk's airfreight carrier business is highly capital intensive. If needed to expand its airfreight carrier business, Kitty Hawk could acquire used jet aircraft, primarily B727-200F aircraft. Used aircraft typically require certain modifications, including reconfiguring the aircraft from passenger to cargo use and depending upon its prior operator and use, installing equipment to make the aircraft more compatible with the Kitty Hawk fleet or to comply with the noise regulations. The market for used jet aircraft is volatile and can be adversely affected by limited supply, increased demand, and other market factors. Kitty Hawk cannot assure that it would be able to purchase and, if necessary, modify additional B727-200F aircraft at favorable prices or that it will have or be able to obtain sufficient resources with which to make such acquisitions.

     4.   Aging Aircraft Regulations; Potential Compliance Costs

     All of Kitty Hawk's Boeing 727-200F aircraft and its third-party contracted aircraft used in the scheduled-freight operation are subject to FAA Airworthiness Directives ("Directives") issued at any time. These Directives can cause Kitty Hawk or the operator to conduct extensive examinations and structural inspections of its aircraft and to make modifications to its aircraft to address or prevent problems of corrosion and structural fatigue among other things. Kitty Hawk's or the operator's cost to comply with such Directives issued by the FAA cannot currently be estimated, but could be substantial and, if material, could have a material adverse effect on Kitty Hawk's business.

     As of April 1, 2001, Kitty Hawk's active fleet under its Part 121 certificate consists entirely of B727-200F aircraft. The FAA has issued certain Directives that subject B727-200 operators to extensive aircraft examinations and require B727-200 aircraft to undergo structural inspections and modifications to address problems of corrosion and structural fatigue and freighter conversion related issues. A Directive requiring significant modifications to this aircraft type could require Kitty Hawk to invest significant additional funds in its aircraft or potentially ground its fleet pending compliance.

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

     Kitty Hawk cannot predict when and whether new Directives covering its aircraft will be promulgated, and there can be no assurance that compliance with these Directives will not adversely affect Kitty Hawk's business, financial condition or results of operations.

 D.  Industry Related Risks

     1.   Cyclicality and Seasonality of Business

     Kitty Hawk provides services to numerous industries and customers that experience significant fluctuations in demand based on economic conditions and other factors beyond its control. Demand for its services could be materially adversely affected by downturns in its customers' businesses. Kitty Hawk believes a significant percentage of its revenues derived from its scheduled airfreight operations will continue to be generated by the U.S. automotive industry, which has historically been a cyclical industry. A contraction in the U.S. automotive industry, a prolonged work stoppage or other significant labor dispute involving that industry, or a reduction in the use of air transportation could have a material adverse effect on Kitty Hawk's business.

     Additionally, the air cargo industry itself is seasonal in nature with a majority of the industry's flying activities being conducted in the second half of the year (principally the fourth quarter) as more air cargo is transported in anticipation of and during the December holiday season. A significant portion of Kitty Hawk's past and current profitability is dependent on the ability of Kitty Hawk to conduct a significant portion of its flying activities during this critical period. Certain of Kitty Hawk's customers engage in seasonal businesses, especially the USPS, and customers in the U.S. automotive industry. As a result, Kitty Hawk's airfreight carrier business has historically experienced its highest quarterly revenues and profitability during the last three months of the year due to the peak holiday season activity of the USPS in the fourth quarter of the calendar year and during the period from June 1 to November 30 when production schedules of the U.S. automotive industry typically increase. Consequently, Kitty Hawk historically experiences its lowest quarterly revenue and profitability during the first three months of the year, and typically builds steadily through the remaining three quarters.

     2.   Volatility of Air Freight Services Market

     The demand for airfreight services is highly dependent on the strength of both the domestic and global economy. Although the airfreight services industry has experienced strong growth over the last several years, general economic downturns, particularly any downturn affecting North America, could have a material adverse effect on Kitty Hawk's business.

     3.   Government Regulation

          a.   General

          Under Title 49 of the United States Code (formerly the Federal Aviation Act of 1958, as amended), the Department of Transportation ("DOT") and the FAA exercise regulatory authority over Kitty Hawk. Kitty Hawk has obtained the necessary authority to conduct flight operations,

DISCLOSURE STATEMENT UNDER 11 U.S.C (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001 including a Certificate of Public Convenience and Necessity from the DOT and an Air Carrier Operating Certificate from the FAA, however, the continuation of such authority is subject to continued compliance by Kitty Hawk with applicable statutes, rules and regulations pertaining to the airline industry, including any new rules and regulations that may be adopted in the future. All air carriers are subject to the strict scrutiny of FAA officials and to the imposition of regulatory demands that can negatively affect their operations.

          b.   International Regulation

          Although Kitty Hawk does not presently conduct any material international operations, it may do so in the future. As such Kitty Hawk's international operations would be governed by air services agreements between the U.S. and foreign countries in which Kitty Hawk may operate. Under certain of these air services agreements, traffic rights in those countries are available to only a limited number of, and in some cases only one or two, U.S. air carriers and are subject to approval by the applicable foreign regulators, limiting growth opportunities in such countries.

          c.   Stock Ownership by Non-U.S. Citizens

          Under current federal aviation law, Kitty Hawk could cease to be eligible to operate as an airfreight carrier if more than 25 percent of its voting stock were owned or controlled by non-U.S. citizens. Moreover, in order to hold an airfreight carrier certificate, the president and two-thirds of the directors and officers must be U.S. citizens. Kitty Hawk expects that its Plan of Reorganization will not result in a stock ownership profile that will result in more than 25% being held by non-U.S. citizens. There are provisions in the certificate of incorporation of Kitty Hawk, Inc. that limit the voting power of non-U.S. stockholders to protect against this risk. Similar provisions will be in the certificate of incorporation of the Reorganized Kitty Hawk.

          d.   Noise Abatement Regulations

          Airline operators must comply with FAA noise control regulations primarily promulgated under the Airport Noise and Capacity Act of 1990 (the "Noise Regulations"). Under the Noise Regulations, in general, as of January 1, 2000, each jet aircraft operated in the U.S. must comply with Stage 3 of the Noise Regulations. All of the aircraft currently operated by Kitty Hawk are in compliance with Stage 3 of the Noise Regulations. Any jet aircraft that Kitty Hawk may add to its fleet must meet Stage 3 of the Noise Regulations before it can be operate the aircraft in revenue service. Certain airport operators have adopted local regulations that, among other things, impose various time curfews and other noise limiting requirements and other airport operators may adopt similar restrictions in the future.

          e.   Safety, Training and Maintenance Regulations

          Virtually every aspect of Kitty Hawk's air carrier operations is subject to extensive FAA regulation, including the areas of safety, training, and maintenance. To ensure compliance with FAA rules and regulations, the FAA routinely inspects air carrier operations and aircraft and

DISCLOSURE STATEMENT UNDER 11 U.S.C (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001 proposes civil monetary penalties in the event of non-compliance. Periodically, the FAA focuses on particular aspects of air carrier operations occasioned as a result of a major incident. These types of inspections and regulations often impose additional burdens on air carriers and increase their operating costs. Kitty Hawk cannot predict when it will be subject to such inspections or regulations, or the impact of such inspections or regulations. Other regulations promulgated by state and federal Occupational Safety and Health Administrations, dealing with the health and safety of its employees, impact Kitty Hawk's operations. This extensive regulatory framework, coupled with federal, state and local environmental laws, imposes significant compliance burdens and risks that substantially affect Kitty Hawk's operational costs.

          f.   Hazardous Materials Regulations

          The FAA exercises regulatory jurisdiction over transporting hazardous materials. Kitty Hawk regularly transports articles that are subject to these regulations. Shippers of hazardous materials share responsibility with the air carrier for compliance with these regulations and are primarily responsible for proper packaging and labeling. If Kitty Hawk fails to discover any undisclosed hazardous materials or mislabel or otherwise ship hazardous materials, it may suffer possible aircraft damage or liability, as well as, substantial monetary penalties. The FAA has recently increased its monitoring of shipments of hazardous materials.

                                     XIII.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

A.   General

     Under the Internal Revenue Code of 1986, as amended (the "Tax Code"), there
                                                               --------
are certain significant federal income tax consequences associated with the Plan described in this Disclosure Statement. Certain of these consequences are discussed below. Due to the unsettled nature of certain of the tax issues presented by the Plan, the differences in the nature of Claims of the various creditors, their taxpayer status, residence and methods of accounting (including creditors within the same creditor class) and prior actions taken by creditors with respect to their Claims, as well as the possibility that events or legislation subsequent to the date hereof could change the federal tax consequences of the transactions, the tax consequences described below are subject to significant considerations applicable to each creditor. HOLDERS OF CLAIMS AND INTERESTS ARE URGED TO CONSULT THEIR TAX ADVISORS RESPECTING THE INDIVIDUAL TAX CONSEQUENCES OF THE TRANSACTIONS, CONTEMPLATED UNDER OR IN CONNECTION WITH THE PLAN, INCLUDING STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

DISCLOSURE STATEMENT UNDER 11 U.S.C (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

B.   Tax Consequences to the Debtors

     1.   In General

     Section 368 of the Tax Code defines certain tax reorganizations under the Tax Code, including reorganizations under the Bankruptcy Code. Tax reorganizations include an exchange of a corporation's outstanding debt
securities for the corporation's common stock   The Debtor's exchange of  New
Common Stock for the Senior Notes should constitute a tax reorganization under the Tax Code although this issue is not free from doubt. As a result, Debtors should recognize no gain or loss with respect to the transfer of New Common Stock in exchange for the Senior Notes pursuant to the Plan except to the extent Debtors are deemed to incur discharge of indebtedness income upon the exchange (see "Reduction of Debtors' Indebtedness" below). The remainder of the discussion under this "Certain Federal Income Tax Consequences" section assumes that the exchange constitutes a tax reorganization under the Tax Code.

     2.   Carryover of Tax Attributes

          a. Net Operating Loss Carryovers. Under the Tax Code, a portion of the Debtors' net operating loss carryovers (the "NOL Carryovers") should carry
                                                 --------------
over and generally be available for use by Reorganized Debtor. However, the amount of such losses will be reduced by an amount equal to the amount of indebtedness from which Debtors are discharged pursuant to the Plan (see "Reduction of the Debtors' Indebtedness" below). In addition, any remaining amount of NOL Carryovers (following such reduction) may be subject to limitation and/or further reduction pursuant to section 382 of the Tax Code. The amount of these NOL Carryovers also could be reduced as a result of future IRS audits.

          b. Section 382. Section 382 of the Tax Code describes the limitation placed on NOL Carryovers and certain built-in losses following certain changes in a corporation's ownership. Final and Temporary Treasury Regulations issued under section 382 of the Tax Code resolve certain issues, but leave other matters unresolved and subject to varying interpretations. One uncertainty concerns the application of section 382 to a consolidated group of corporations, particularly where certain members of the group are in bankruptcy while other group members are not.

          In general, the limitations under section 382 are triggered by a greater than 50% change in ownership of the value of stock in a loss corporation within a three-year testing period. After such a change, the amount of a loss corporation's taxable income that can be offset by pre-ownership change NOL Carryovers cannot exceed an amount equal to the value of the loss corporation immediately prior to the ownership change (excluding proscribed contributions to capital) multiplied by a specified rate of interest (the federal long-term tax exempt rate). Moreover, no NOL Carryovers will survive unless a continuity of business enterprise requirement is met during the two-year period beginning on the date of the change in ownership of the loss corporation. Under this business requirement, the loss corporation is required to continue its historic business or to use a significant portion of its assets in such business.

DISCLOSURE STATEMENT UNDER 11 U.S.C (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

          The limitations of section 382 of the Tax Code arise upon the occurrence of an "ownership change." An ownership change occurs if, following an owner shift involving a five percent shareholder or any equity structure shift during a three-year testing period, there is more than a 50 percentage point increase in the total value of the stock of the loss corporation held at the close of the testing period by one or more five percent shareholders during the testing period over the lowest percentage holdings by such shareholder(s) during the testing period. An equity structure shift consists of tax reorganizations under the Tax Code and, to the extent provided in Treasury Regulations, other stock issuances, including public offerings and similar transactions. The term "five percent shareholder" includes any person holding five percent (5%) or more in value of the stock of the corporation at any time during the testing period. In general, stock includes all equity interests that participate in the earnings or growth of the corporation, that vote, or are convertible into such stock. Special attribution rules are provided in section
382. Among them, stock owned by a corporation or other entity is attributed to its shareholders.

          c. Special Bankruptcy Exception to Section 382. If an ownership change occurs in a bankruptcy case, the bankrupt corporation may be able to utilize a special bankruptcy exception provided under section 382(1)(5). Under section 382(1)(5), the corporation's NOL Carryovers are reduced according to a formula but any NOL Carryovers that remain following this reduction are not otherwise limited as to their future use (the "Special Bankruptcy Exception").
                                               ----------------------------

          To qualify for this Special Bankruptcy Exception, certain creditors and shareholders of the corporation immediately before the exchange must acquire, as a result of such exchange, at least 50% of the stock of the reorganized corporation after the exchange. Only claims held by persons who were creditors as of the date eighteen months prior to the filing of the bankruptcy petition or whose claims arose in the ordinary course of the debtor corporation's trade or business (and were at all times beneficially owned by such persons) are taken into account ("Qualifying Creditors").
                                       --------------------

          If the bankrupt corporation does not qualify for, or elects out of, section 382(1)(5), then section 382(1)(6) would apply. Under section 382(1)(6), the section 382 limitation is imposed on the corporation, but the amount of this limitation is determined based on the corporation's post-bankruptcy reorganization value. This has the effect of increasing the amount of the section 382 limitation.

          An ownership change will result from the exchange of New Common Stock for Senior Notes under the Plan. Because Qualifying Creditors of the Debtors should receive at least 50% of the stock of Reorganized Debtor, the Special Bankruptcy Exception should apply to Reorganized Debtor, unless Reorganized Debtor makes an election not to have these rules apply. At present, the Debtors currently believe that they will elect out of the Special Bankruptcy Exception.

          If the Special Bankruptcy Exception applies to Reorganized Debtor, then the occurrence of a second ownership change within two years of the bankruptcy exchange will completely eliminate its NOL Carryovers.

DISCLOSURE STATEMENT UNDER 11 U.S.C (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

     3.   Reduction of Debtors' Indebtedness

     Under the Plan, the amount of the Debtors' aggregate outstanding indebtedness will be reduced. In general, the Tax Code provides that a taxpayer that realizes a "discharge of indebtedness" must include the amount of discharged indebtedness in taxable gross income to the extent that the indebtedness discharged exceeds any consideration given in exchange for such discharge. The Tax Code further provides that if a taxpayer is in a Title 11 case and the discharge of indebtedness is pursuant to a plan approved by the bankruptcy court, such discharge of indebtedness is not required to be included in gross income. Accordingly, the Debtors will not be required to include in their income any amounts resulting from any discharge of indebtedness. Discharge of indebtedness will arise to the extent Claims are discharged by the Debtors' payment of cash or distributions of other property with a fair market value less than the face amount of the Claims.

     Although discharge of indebtedness amounts are excluded from gross income, such amounts must be applied to reduce certain of the Debtors' tax attributes. In particular, assuming no election is made to reduce depreciable property first, any net operating loss for the taxable year of the discharge, and any NOL Carryovers to the taxable year are reduced. Thereafter, in most cases, the bases of property held on the first day of the year following the year of the discharge are reduced, provided the basis reduction may not exceed the excess of the aggregate of the bases of the property immediately after the discharge over the aggregate of the Debtors' liabilities after the discharge. The Debtors may elect to reduce the adjusted basis of the depreciable property they hold as of the beginning of the taxable year in which the discharge occurs before reducing the NOL Carryovers and other tax attributes. Net operating losses and the bases of property are reduced on a dollar-for-dollar basis regardless of whether an election is made to reduce the basis of depreciable property first.

C.   Tax Consequences To Creditors

     The tax consequences of the implementation of the Plan to a creditor will depend in part on whether the creditor's present debt constitutes a "security" for federal income tax purposes, the type of consideration received by the creditor in exchange for its Allowed Claim, whether the creditor reports income on the accrual or cash basis, whether the creditor receives consideration in more than one tax year of the creditor, whether the creditor is a resident of the United States, and whether all the consideration received by the creditor is deemed to be received by that creditor in an integrated transaction. The tax consequences of the receipt of cash or property that is allocable to interest are discussed below in the section entitled "Receipt of Interest."

     1.   Claims Constituting Securities

          a. Definition of Security. The determination as to whether a Claim of any particular creditor constitutes a "security" for federal income tax purposes is based on the facts and circumstances surrounding the origin and nature of the claim and its maturity date. Generally, claims arising out of the extension of trade credit have been held not to be securities. Instruments with a five year term or less also rarely qualify as securities. On the other hand, bonds or debentures with an original term in excess of ten years have generally been held to be securities. The Debtors believe

DISCLOSURE STATEMENT UNDER 11 U.S.C (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001 that the Senior Notes constitute securities but that the claims of the trade creditors probably do not constitute securities.

          b. Receipt of Stock or Securities. Section 354 of the Tax Code provides for nonrecognition of gain or loss by holders of securities of a corporation who exchange these claims only for new stock and securities pursuant to certain reorganizations. The nonrecognition rule of section 354 is not applicable if: (i) the principal amount of securities received exceeds the principal amount of securities surrendered; (ii) securities are received, but none are surrendered; or (iii) stock or securities are received for accrued interest.

          An unsecured creditor whose existing Claim constitutes securities may recognize gain (but not loss), if in addition to New Common Stock, it receives other property or money. The amount of such gain, if any, should equal the lesser of (i) the excess, if any, of the fair market value of any New Common Stock received over the basis of the creditor in its existing claim (other than any claim in respect of accrued interest); or (ii) the fair market value of the other property and money received.

          c. Determination of Character of Gain. In the case of a creditor whose existing claim constitutes capital assets in his hands, the gain required to be recognized should be classified as a capital gain, other than amounts received on account of interest. It should be noted that Tax Code section 582(c) provides that the sale or exchange of a bond, debenture, note or certificate, or other evidence of indebtedness by a bank or certain other financial institutions will not be considered the sale or exchange of a capital asset. Accordingly, any gain recognized by such creditors as a result of the implementation of the Plan will be ordinary income, notwithstanding the nature of their claims. Any capital gain recognized by a creditor will be long-term capital gain with respect to those Claims for which the creditor's holding period is more than one year, and short-term capital gain with respect to such Claims for which the creditor's holding period is one year or less.

          d. Tax Basis and Holding Period. The aggregate tax basis for any New Common Stock received, other than amounts received on account of interest, will be a substituted basis equal to the creditor's basis in the claim surrendered (other than any claims in respect of accrued interest), increased by any gain recognized on the exchange, and decreased by the fair market value of any other property or money received. The tax basis of any other property will be equal to such property's fair market value at the time of the exchange. If the creditor subsequently recognizes any gain on the sale or exchange of New Common Stock received, the gain recognized by such creditor on such sale or exchange will be treated as ordinary income to the extent of any bad debt deduction attributable to its claim, and thereafter, as capital gain provided that the New Common Stock constitutes a capital asset in the creditor's hands. The creditor's holding period for the New Common Stock will include the period during which such creditor held the security exchanged. The holding period for any other property will begin on the day following the day such property is deemed received.

          e. Market Discount with Respect to Senior Notes. Generally, a debt instrument will have "market discount" for federal income tax purposes if it is acquired after its original issuance for less than the issue price of such instrument plus the aggregate amount, if any,

DISCLOSURE STATEMENT UNDER 11 U.S.C (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001 of original issue discount included in the income of all holders of such instrument prior to such acquisition. A holder of a Claim with market discount must treat any gain recognized with respect to the principal amount of such Claim on the satisfaction of such Claim pursuant to the Plan as ordinary income to the extent of the Claim's accrued market discount.

          A Noteholder holding a Senior Note with market discount must treat any gain recognized with respect to the principal amount of such Senior Note on the satisfaction of such Senior Note pursuant to the Plan as ordinary income to the extent of the Senior Note's accrued market discount. A Noteholder on an accrual basis will recognize ordinary income to the extent the consideration received that is allocable to accrued interest exceeds the amount of interest previously included in income, and will recognize a loss to the extent that the amount of interest previously included in income exceeds the consideration that is allocated to such interest. It is unclear whether such a loss is capital or ordinary. Any other loss recognized by a Noteholder will generally be a capital loss.

     2.   Claims Not Constituting Securities

          a. Gain/Loss on Exchange. A creditor whose existing Claim does not constitute a security will recognize gain or loss on the exchange of its existing claims (other than claims for accrued interest) for New Common Stock received equal to the difference between (i) the "amount realized" in respect of such claims and (ii) the creditor's tax basis in such claims. The "amount realized" will be equal to the fair market value of all New Common Stock received, less any amounts allocable to interest, unstated interest, or original issue discount.

          b. Tax Basis and Holding Period. The aggregate tax basis in all New Common Stock received by a creditor will equal the amount realized on the receipt of such securities (other than amounts allocable to any accrued interest). Should the creditor subsequently recognize any gain on the sale or exchange of the New Common Stock received pursuant to the Plan, the gain recognized by such creditor on such sale or exchange will be treated as ordinary income to the extent of any bad debt deduction attributable to its claim, or ordinary loss claimed by it with respect to the exchange of its claim for New Common Stock pursuant to the Plan (to the extent properly attributable to such sale), and, thereafter, as capital gain, provided that the New Common Stock constitutes a capital asset in the creditor's hands.

          The holding period for the New Common Stock will begin on the day following the date such securities are deemed to be received.

     3.   Creditors Receiving Solely Cash

     A creditor who receives cash in full satisfaction of its Claim will be required to recognize gain or loss on the exchange. The creditor will recognize gain or loss equal to the difference between the amount realized in respect of such Claim and the creditor's tax basis in the Claim.

DISCLOSURE STATEMENT UNDER 11 U.S.C (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

     4.   Consideration Allocable to Interest or Original Issue Discount

     Consideration received by a creditor that is attributable to accrued but unpaid interest will be treated as ordinary income, regardless of whether the creditor's existing Claims are capital assets in his hands or whether the exchange is pursuant to a tax reorganization.

     Part of the consideration received under the Plan in exchange for a Claim may be allocable to interest (including original issue discount) accrued while such creditor held the instrument underlying the Claim. If the consideration received with respect to a Claim is less than the amount of such Claim, there is some doubt as to how the consideration should be allocated between principal and such accrued interest. The Plan provides that consideration given in exchange for Senior Notes will be allocated first to principal and then, to the extent that such consideration exceeds the principal amount of such Claim, to accrued but unpaid interest.

     A holder of a Claim on an accrual basis will be required to recognize ordinary income to the extent the consideration received that is allocable to accrued interest exceeds the amount of interest previously included in income, and will recognize a loss to the extent that the amount of interest previously included in income exceeds the consideration that is allocated to such interest. It is unclear whether such a loss is capital or ordinary.

     5.   Backup Withholding

     Under the Tax Code, interest, dividends and other "reportable payments" may, under certain circumstances, be subject to "backup withholding" at a 31% rate. Withholding generally applies if the holder: (a) fails to furnish his social security number or other taxpayer identification number ("TIN"), (b) furnishes an incorrect TIN, (c) fails properly to report interest or dividends, or (d) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding.


                                     XIV.

                                  CONCLUSION

     This Disclosure Statement has attempted to provide information regarding the Debtors' estates and the potential benefits that might accrue to holders of Claims against and Interests in the Debtors under the Plan as proposed. The Plan is the result of extensive efforts by the Debtors, their advisors, and management to provide the creditors with a meaningful dividend. The Debtors believe that the Plan is feasible and will provide each holder of a Claim against the Debtors with an opportunity to receive greater benefits than those that would be received by termination of the Debtors' business and the liquidation of their assets, or by any alternative plan or sale of the business to a third party. The Debtors, therefore, hereby urge you to vote in favor of the Plan.

DISCLOSURE STATEMENT UNDER 11 U.S.C (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

     Whether or not you expect to attend the Confirmation Hearing, which is scheduled to commence on August 1, 2001, at 1:15 p.m. Dallas, Texas Time, you must sign, date, and mail your ballot as soon as possible for the purpose of having your vote count at such hearing. All ballots must be returned to: (A) Counsel for the Debtors (c/o Haynes and Boone, LLP, Attn: Kitty Hawk Solicitation/Ian Peck, 901 Main Street, Suite 3100, Dallas, Texas 75202), or (B) alternatively, in the case of Senior Notes, (i) to the Solicitation Agent for the Senior Notes (Mellon Investor Services LLC, 44 Wall Street, 7/th/ Floor, New York, New York 10005, Attention: Grainne McIntyre (for more information, Banks and Brokers call Ph. 917-320-6286 or Ph. toll free 888-213-0884)), or (ii) to the Nominal Holders. All ballots must be returned on or before 5:00 p.m. Dallas, Texas Time on July 6, 2001. Any ballot which is illegible or which fails to designate an acceptance or rejection of the Plan will not be counted.

Dated: May 30, 2001.

KITTY HAWK, INC.
KITTY HAWK AIRCARGO, INC.
KITTY HAWK CHARTERS, INC.
KITTY HAWK INTERNATIONAL, INC.
KITTY HAWK CARGO, INC.
OK TURBINES, INC.
LONGHORN SOLUTIONS, INC.
AIRCRAFT LEASING, INC.
AMERICAN INTERNATIONAL TRAVEL, INC.
FLIGHT ONE LOGISTICS, INC.

Debtors and Debtors-In-Possession


/s/ Tilmon J. Reeves
---------------------------------
By:  Tilmon J. Reeves
     Chief Executive Officer



Robert D. Albergotti           John D. Penn                      Sarah B. Foster
State Bar No. 00969800         State Bar No. 15752300            State Bar No. 07297500
Haynes and Boone, LLP          Haynes and Boone, LLP             Haynes and Boone, LLP
901 Main Street, Suite 3100    201 Main Street, Suite 2200       600 Congress Ave., Suite 1600
Dallas, Texas 75202            Fort Worth, Texas 76102           Austin, Texas 78701
Tel. No. (214) 651-5000        Direct Tel. No. (817) 347-6610    Tel No. (512) 867-8400
Fax No. (214) 651-5940         Direct Fax No. (817) 348-2300     Fax No. (512) 867-8470

/s/ Robert D. Albergotti
---------------------------------
Robert D. Albergotti (No. 00969800)
John D. Penn (No. 15752300)
Sarah B. Foster (No. 07297500)

COUNSEL TO THE DEBTORS AND THE DEBTORS-IN-POSSESSION

DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

                                 Appendix "A"
                PROJECTIONS OF REORGANIZED DEBTOR'S OPERATIONS
          Management Discussion of the Pro Forma Financial Statements

The Company's management has prepared the following financial projections.
While management believes the underlying assumptions to be reasonably accurate, a large percentage of these assumptions are based solely upon management's industry experience and judgement. Therefore, the Company can give no assurance that such assumptions will prove to be correct.

The financial projections detailed herein are provided for informational purposes only, and are based on estimates and assumptions made at the date of this Disclosure Statement. The Company has no responsibility to update these forecasts for subsequent influences or events that may modify or change certain forecast results. These financial projections have been revised from the projections included in their prior disclosure statement. The changes are based, in large part, on the changed business environment, the new strategic alliance with Eagle Global Logistics and the industry performance since the initial disclosure statement was approved in the Fall of 2000. Comparing the assumptions listed herein with the prior assumptions will identify the primary changes.


Summary of Major Assumptions

General

All values are expressed in nominal dollars (subject to an assumed compound annual inflation rate of 1.5% for costs and 2.0% for employee wages for the periods 2002 - 2005). These pro forma results assume that the Company is a taxpayer; however, the Company has not yet determined its net tax paying position upon emergence from bankruptcy. Currently, the Company has an estimated NOL carry-forward (the "NOL") that exceeds $100.0 million. These pro forma projections make the conservative assumption that there is no NOL Carryforward for future years. The assumptions used to derive these pro forma operating results are based on the historical experience of the Company, industry information available to the Company's management, management's experience, and current general U.S. domestic economic information. The Company believes that these projections are an accurate projection of the Company's expected performance given the assumptions detailed below. Additionally, the information shown for January through April 2001 is not materially different from the actual performance during that period.

Operating Revenues

Over the projection period, management believes that it will be able to steadily improve total revenues above the projected 2001 revenues for its ongoing lines of business due to expected growth in the Scheduled Freight business. On a consolidated basis revenues are projected to increase from $315 million in 2001 to $379 million in 2005. This revenue growth is detailed as follows:

     . The scheduled freight business is assumed to increase from $185.4 million in 2001 to $302.5 million in 2005, representing a compound annual growth rate ("CAGR") of approximately 8.1%. The base year of 2001 has been projected contemplating a return to more normal levels of economic activity by late third quarter. This growth rate is a combination of

Appendix "A" - Page 1
          increased freight (pounds carried) on the scheduled freight system (assumed at 5.0% per annum) as well as a yield increase (assumed at 3.0% per annum) in the scheduled freight business. The disclosure statement approved in October 2000 projected, for the Scheduled Freight business line, a CAGR of 6.4% and this Disclosure Statement assumes a CAGR of 8.1%. Changing the CAGR was based primarily upon the following:
               .    A reduced base year amount for 2001;
               .    The agreement with Eagle Global Logistics dedicating certain capacity to Eagle and enhancing the potential for increased yields from other customers;
               .    The potential that other freight forwarders will also
                    negotiate for dedicated capacity;
               .    The anticipated emergence of the US economy from the current slowing; and,
               .    Increased efficiency from operating the system at higher
                    aircraft utilization.

          This increase is balanced by reductions in the assumptions regarding the USPS business line (from a 2.7% increase to a significant reduction and the ACMI business line (from a 3.6% increase to a 0.0% increase).

     . The USPS business line is assumed to decrease from $103.9 million in 2001 to $51.4 million in 2005. This is due to the assumed termination of the W-Net contract beginning September 2001, and the expected termination of two of the three contract routes currently operated by the Company for the USPS. No other revenue growth is assumed in this business line other than inflation increases obtained upon negotiating renewals of the contract routes.

     . The ACMI business line is assumed to remain flat at $25.8 million through 2005.

The ability of the Company to grow its revenue base will be impacted by a number of factors. The key factors are highlighted below:

Market Share
Management believes that in order to realize its projected revenue growth in the scheduled overnight air freight business it may have to obtain some market share from its competitors. Given the cost structures, age of airline fleet, and need to reduce capacity in the air freight systems of the Company's primary competitors (BAX and Emery), management believes there is ample opportunity to gain market share as an independent, low cost provider of over night heavy weight freight service.

Yield Management
In order to increase yields above those assumed in these projections, the Company believes that demand must strengthen relative to capacity in the marketplace, and/or the current economic climate must strengthen. This may occur through increases in demand, reductions in capacity, or some combination of both. The Company may also be able to utilize some enhanced yield management tools to further increase its yield in the future. Additionally, the Company believes that as it continues to demonstrate improved reliability, the demand for its premium Express delivery product will increase, thereby increasing the overall yield.

Cost of Revenue

During the projection period, management expects operating expenses on a consolidated basis (including depreciation and amortization), to increase from $288.8 million in 2001 to $330.9 million in 2005. The initial reduction of operating expenses is a result of the assumed termination of the W-Net contract with the USPS.

Appendix "A" - Page 2

Flight Expense
These costs are from the Company's operation of its owned and leased 727 aircraft. These costs include Pilot wages, travel and training expenses, Flight Operations administration and Flight Planning, aircraft lease expenses, and insurance related to the aircraft the Company operates. The fleet is projected to remain static at 24 aircraft after August 2001. Thereafter, cost increases are due to cost and wage inflation assumptions.

Transportation Expense

These costs include the costs for chartered aircraft that support the scheduled freight business, the trucks that operate for the scheduled freight business, and the costs for chartered aircraft in support of the Company's peak season/holiday business for the USPS. The Company currently charters three (3) Airbus Industries A-300 freight aircraft in support of the scheduled freight business. These costs increase primarily due to the need for additional A-300 aircraft and trucks to carry the projected increases in pounds in the scheduled freight business. The Company does not expect to operate A-300 aircraft itself, and does anticipate continuing to obtain A-300 aircraft from third-party operators of that type aircraft. The financial projections anticipate adding one additional A-300 aircraft in support of the scheduled freight business per year after 2001, for a total of seven (7) in operation in 2005.

Fuel

The Company incurs fuel expense in the scheduled freight business, and to only a minor degree, for the USPS on one contract route. Most of the Company's Postal and ACMI business provides for the customer to incur the cost of fuel. Fuel cost per gallon is assumed to increase at a CAGR of 1.5% from the assumed 2001 average cost of $1.05 per gallon. The total cost of fuel increases primarily in response to the pounds carried in the scheduled freight business and the necessary increases in chartered aircraft to meet those projected increases.

Maintenance Expense
These expenses are primarily related to maintenance from the operation of the Company's 727 aircraft fleet. These costs include Line Maintenance mechanic wages and training, Maintenance Administration wages and travel, Contract Labor for both mechanics and third-party maintenance providers, Expendable and Rotable Parts costs, and Airframe and Engine maintenance reserves. These costs are projected to go down in the financial projections due to the assumed reduction in operated aircraft related to the assumed USPS W-Net contract termination.
The Company has taken several steps to reduce maintenance costs during the bankruptcy case and is currently operating within these projected expense levels.

Freight Handling
These operating expenses are directly related to the amount of freight that the Company can deliver through its scheduled freight system, the W-Net contract for the USPS, and the peak season/holiday business for the USPS. These financial projections assume the Company's historical experience is indicative of its future performance, and are projected to go down as a result of the assumed W-Net contract termination.

Appendix "A" - Page 3

Depreciation & Amortization
These costs are based upon the value of the Company's assets after applying the "fresh start" accounting rules upon emergence from bankruptcy. Essentially, the assets are valued for book purposes at their current market value on the effective date. The Company's 727 aircraft account for most of these expenses. With the assumed W-Net contract termination, these expenses go down from September 2001 forward.

Operating Overhead
These costs are related to the actual overhead costs from the airline operations, the scheduled freight operations, and the postal operations. The reduction in the airline fleet and the Postal business due to the assumed W-Net contract termination are the primary drivers of these expense reductions after August 2001. The Company believes that, if the W-Net contract is terminated, it will be able to immediately implement cost savings because a substantial percentage of the operating expense for that contract is actual aircraft ground and flight expense that would end upon termination of flight operations.

Aircraft Acquisition Assumptions

These financial projections do not include any aircraft acquisitions through 2005.

Balance Sheet Assumptions

As a result of the bankruptcy filing the Company will be required to adopt "fresh-start" accounting which will require the reorganized Company to mark its assets and liabilities to market value based upon its post-emergence equity valuation. This accounting procedure has been applied to the Balance Sheet as of December 31, 2000. The major assumptions affecting the Balance Sheet post-emergence are as follow:

 .    The cash balance in August 2001 is matched to the Company's expectation after emerging from bankruptcy and paying estimated administrative fees and expenses.

 .    The Accounts Receivable, Net represents the receivables after deducting the amount of the doubtful accounts and are assumed to be collectible as presented.

 .    Assets Held for Resale represents all the excess assets (primarily Kitty
Hawk Charters, Inc. or OK Turbines, Inc. or related thereto) the Company intends to sell, whether real estate, fixed assets/aircraft, operating businesses, or contract rights or interests. In September 2001, this account increases by $27 million due to moving the aircraft currently serving the W-Net contract to Assets Held for Resale. There is a like reduction in Aircraft & Engines.
Assets Held for Resale are assumed sold in two major blocks: the excess assets identified as of 12/31/2000 ($35.1 million) is assumed sold in December 2001 at book value, while the aircraft from the W-Net contract are assumed sold in 2002 for $15 million cash (creates a $12 million loss on sale).

 .    The value of the business in excess of reorganization value is an intangible asset entry upon the Company's Balance Sheet.

Appendix "A" - Page 4

 .    The current Revolving Line of Credit ("Revolver") is shown "termed out"
(converted to a term loan) over 60 months.

 .    Long Term debt includes the current aircraft term loan paid out per its contractual terms, and the capital lease obtained from the Noteholders Motion to Approve Agreed Order Authorizing Use of Cash Collateral for Payments on Post-Petition Boeing 727 Lease Obligations (that is, the cash payment, financing lease, Engines and additional collateral contemplated by, and as provided in, the Motion and, when entered, the Order granting such Motion).

Appendix "A" - Page 5

                           KITTY HAWK AIRCARGO, INC.
               Sources& Uses-Emerge from Chapter 11-in $ 000's
            Pro-forma Exit Bankruptcy the last day of August, 2001

                                                                         Pro-Forma
                                                                   August 31, 2001
                                                                   ---------------
Sources:
   Projected Cash Balance:                                                  32,269
   Aircraft Fin. Lease (Bond Collateral):                                   47,883
   WFB Term Revolver:                                                       46,392
   WFB Aircraft Term Loan (WFB Collateral):                                 22,600
   Total Sources                                                           149,144
Uses:
   Aircraft Fin. Lease (Bond Collateral) Payment:                            9,020
   Aircraft Fin. Lease (Bond Collateral) Balance:                           47,883
   WFB Term Revolver Principal:                                             46,392
   WFB Term Revolver Interest:                                                 850
   WFB Aircraft Term Loan Principal:                                        22,600
   WFB Aircraft Term Loan Interest:                                              -
   New Debt Fees:                                                                -
   Prof. Fees & Expenses - Loan Doc's:                                           -
   Assumed Contracts:                                                        3,958
   1st Supplemental Assumed Contracts:                                         131
   Lease Equipment Buy-outs:                                                   120
   Seabury Group Fees:                                                       1,388
   Kitty Hawk Int'l Priority Claims:                                         2,972
   Bankruptcy Fees - Incurred:                                               1,000
   Bankruptcy Fees - Retention:                                                750
   Total Uses                                                              137,064
Cash Balance/(Cash Need)                                                  $ 12,080

Contingent Sources*:                            Est. Value
                                                ----------
   Charters - 135 Airline:                          10,000
   Charters - Kitty Hawk Turbines:                   3,000
   Charters - OK Turbines:                           3,350
   Tyler Road Property:                                750
   I - 94 East (Test Cell Industrial):               1,000
   I - 94 West (Office/raw land):                      500
   Wayne County (YIP) Airport Lease:                    50
   Morristown, TN Lease:                                50
   Falcon 20 Aircraft                                1,500
   Lear 35/Lear 36 Aircraft                          3,500
   MU2 Aircraft (2)                                    400
   DC-9 Aircraft/Parts Sale (net):                   5,500
   HNL Sale (net):                                   4,098
   JT9 Auction Proceeds:                                25
   Insurance Claim N811CK:                         unknown
   Insurance Claim Sky Trek:                           800
   Sale of 4 DC8's:                                    600

   Total Contingent Sources                         35,123


Appendix "A" - Page 6

Kitty Hawk Aircargo, Inc.
Income Statement
Budget 2001 ($000's)
SF Reduc./W Net Term. - Aug./Park 727's
Z - Eagle                                  Jan       Feb        Mar        Apr       May        Jun       Jul       Aug       Sep
                                           ---       ---        ---        ---       ---        ---       ---       ---       ---
Revenue
   Scheduled Freight:                     13,505    13,434     12,705     9,424     10,600     16,453    14,041    20,469    18,391
   ACMI - USPS:                            7,585     7,241      7,943     7,113      7,611      7,607     6,816     7,943       788
   ACMI - BAX:                             2,149     2,149      2,149     2,194      2,149      2,149     2,149     2,149     2,149
   Misc/Other                                  -         -          -         -          -          -         -         -         -
                                         ------------------------------------------------------------------------------------------
   Total Revenue                         $23,238   $22,824    $22,796   $18,731    $20,360    $26,209   $23,005   $30,560   $21,328

Cost of Revenue
   Flight Expense:                         5,135     5,135      4,529     4,088      3,976      3,976     3,976     3,976     3,251
   Transportation Expense:                 2,431     2,335      2,874     2,926      2,787      6,250     6,101     6,304     6,010
   Fuel:                                   3,722     3,436      3,594     2,628      2,936      3,708     3,359     3,753     3,227
   Maintenance Expense:                    5,081     5,039      4,708     3,750      4,130      4,223     3,916     4,434     2,762
   Freight Handling Expense:               4,326     4,131      3,980     3,270      3,798      4,034     3,605     4,309     2,294
   Depreciation & Amortization:            1,250     1,251      1,252     1,314      1,255      1,256     1,258     1,259       908
   Operating Overhead:                     1,167     1,148      1,247     1,128      1,118      1,130     1,069     1,182       945
                                         ------------------------------------------------------------------------------------------
   Total Cost of Revenue:                 23,111    22,474     22,185    19,103     20,000     24,576    23,284    25,217    19,396

Gross Profit:                            $   127   $   349    $   612   $  (373)   $   360    $ 1,633   $  (279)  $ 5,343   $ 1,932

General & Administrative Expense:            733       734        734     1,025        734        734       734       734       588

Operating Income:                        $  (606)  $  (384)   $  (122)  $(1,398)   $  (374)   $   899   $(1,013)  $ 4,609   $ 1,344

Interest/Other:
   Interest Expense:                         308       283        746       677        711        684       698     1,063     1,030
   Other (Income)/expense:                   (25)     (106)       (25)      (44)      (106)       (25)      (25)     (106)      (25)
                                         ------------------------------------------------------------------------------------------
   Total Interest/Other:                     283       177        721       633        605        659       673       957     1,005

Income Before Tax:                       $  (889)  $  (561)   $  (843)  $(2,030)   $  (979)   $   240   $(1,686)  $ 3,652   $   339

Income Tax Provision/(Benefit)*:            (356)     (225)      (337)     (812)      (392)        96      (674)    1,461       136
*at 40.0%

Net Income:                              $  (533)  $  (337)   $  (506)  $(1,218)   $  (588)   $   144   $(1,011)  $ 2,191   $   203


Calculation of EBITDA
   Operating Income                         (606)     (384)      (122)   (1,398)      (374)       899    (1,013)    4,609     1,344
   Plus Deprec. & Amort.                   1,250     1,251      1,252     1,314      1,255      1,256     1,258     1,259       908
   Plus Deprec. & Amort. in G&A               13        14         14       155         14         14        14        14        14
                                         ------------------------------------------------------------------------------------------
    EBITDA                                   657       881      1,144        71        895      2,169       259     5,882     2,267

Kitty Hawk Aircargo, Inc.
Income Statement
Budget 2001 ($000's)
SF Reduc./W Net Term. - Aug./Park 727's                                   2001        2002      2003      2004       2005
Z - Eagle                                   Oct        Nov       Dec      Total       Total     Total     Total      Total
                                            ---        ---       ---      -----       -----     -----     -----      -----
Revenue
   Scheduled Freight:                      21,188     18,222    16,941   185,373     246,102   263,567   282,236    302,478
   ACMI - USPS:                               788        757    41,757   103,949      50,548    50,835    51,130     51,434
   ACMI - BAX:                              2,149      2,149     2,149    25,828      25,828    25,828    25,828     25,828
   Misc/Other                                   -          -         -         -           -         -         -          -
                                          --------------------------------------    ---------------------------------------
   Total Revenue                          $24,125    $21,127   $60,846  $315,149    $322,478  $340,230  $359,284   $379,739

Cost of Revenue
   Flight Expense:                          3,251      3,251     3,251    47,796      39,469    39,931    40,402     40,882
   Transportation Expense:                  6,097      6,009    29,054    79,178     105,047   116,051   127,615    139,772
   Fuel:                                    3,745      3,446     3,494    41,048      42,758    44,546    46,423     48,394
   Maintenance Expense:                     2,913      2,738     2,881    46,574      35,127    35,696    36,274     36,861
   Freight Handling Expense:                2,686      2,421     8,902    47,754      36,967    38,720    40,587     42,576
   Depreciation & Amortization:               834        835       837    13,509      10,039    10,039    10,039     10,039
   Operating Overhead:                        954        907       909    12,903      11,840    12,031    12,227     12,430
                                          --------------------------------------    ---------------------------------------
   Total Cost of Revenue:                  20,480     19,608    49,327   288,762     281,247   297,014   313,568    330,955

Gross Profit:                             $ 3,645    $ 1,519   $11,519  $ 26,388    $ 41,231  $ 43,216  $ 45,716   $ 48,784

General & Administrative Expense:             588        588       588       588       8,513     7,161     7,268      7,488

Operating Income:                         $ 3,057    $   931   $   931  $ 10,931    $ 17,875  $ 34,070  $ 35,948   $ 41,296

Interest/Other:
   Interest Expense:                        1,039        987       994     9,220      10,142     6,718     4,534      2,209
   Other (Income)/expense:                    (25)      (106)      (25)     (643)     12,000         -         -         -
                                          --------------------------------------    ---------------------------------------
   Total Interest/Other:                    1,014        881       969     8,578      22,142     6,718     4,534      2,209

Income Before Tax:                        $ 2,043    $    50   $ 9,962  $  9,297    $ 11,929  $ 29,230  $ 33,805   $ 39,087

Income Tax Provision/(Benefit)*:              817         20     3,985     3,719       4,771    11,692    13,522     15,635
*at 40.0%

Net Income:                               $ 1,226    $    30   $ 5,977  $  5,578    $  7,157  $ 17,538  $ 20,283   $ 23,452


Calculation of EBITDA
   Operating Income                         3,057        931    10,931    17,857      34,070    35,948    38,948     41,296
   Plus Deprec. & Amort.                      834        835       837    13,509      10,039    10,039    10,039     10,039
   Plus Deprec. & Amort. in G&A                15         15        15       311         234       234       234        234
                                          --------------------------------------    ---------------------------------------
    EBITDA                                  3,906      1,782    11,782    31,695      44,344    46,221    48,612     51,569

Appendix "A" - Page 7

Kitty Hawk Aircargo,
Inc.
Balance Sheet
Budget 2001 ($000's)
SF Reduc./W Net Term. -
Aug./Park 727's                   Dec
Z - Eagle                        2000        Jan        Feb          Mar       Apr        May        Jun         Jul        Aug
Assets
   Current Assets
   --------------
   Cash                         13,000      32,662     27,692      25,643     26,271     26,989     19,453      14,898     12,080
   Restricted Cash                   -           -          -           -          -          -          -           -          -
   Accts Receivable, Net        79,840      38,984     37,712      37,436     33,354     32,543     39,370      39,676     45,308
   Expend./Cons. Parts &
   Supplies                      2,500       2,500      2,500       2,500      2,500      2,500      2,500       2,500      2,500
   Assets Held for Resale       35,123      35,123     35,123      35,123     35,123     35,123     35,123      35,123     35,123
   Deposits                      2,600       2,600      2,600       2,600      2,600      2,600      2,600       2,600      2,600
   Pre-paid Expenses             1,500         693        674         666        573        600        737         699        757
   Pre-paid Fuel                10,112       6,372      3,436       3,594      2,628      2,936      3,708       3,359      3,753
   Deferred Tax                      -           -          -           -          -          -          -           -          -
                             ----------------------------------------------------------------------------------------------------
   Total Current Assets:     $ 144,675   $ 118,933  $ 109,737   $ 107,561  $ 103,049  $ 103,291  $ 103,491   $  98,855  $ 102,121

   Property & Equipment
   --------------------
   Aircraft & Engines           84,500      84,500     84,500      84,500     84,500     84,500     84,500      84,500     84,500
   Work In Process               1,199       1,199      1,199       1,199      1,199      1,199      1,199       1,199      1,199
   Rotable Parts                11,000      11,050     11,100      11,150     11,200     11,250     11,300      11,350     11,400
   Equipment                     5,000       5,050      5,100       5,150      5,200      5,250      5,300       5,350      5,400
   Building & Leasehold
   Improvements                  1,495       1,495      1,495       1,495      1,495      1,495      1,495       1,495      1,495
                             ----------------------------------------------------------------------------------------------------
   Total Property &
   Equipment:                $ 103,194   $ 103,294  $ 103,394   $ 103,494  $ 103,594  $ 103,694  $ 103,794   $ 103,894  $ 103,994
   Less Accum.
   Depreciation                      -       1,263      2,528       3,794      5,061      6,330      7,601       8,872     10,145
                             ----------------------------------------------------------------------------------------------------
   Net Prop. & Equipment     $ 103,194   $ 102,031  $ 100,866   $  99,700  $  98,533  $  97,364  $  96,193   $  95,022  $  93,849

   Reorganized Value in
   Excess of Liabilities        63,200      63,200     63,200      63,200     63,200     63,200     63,200      63,200     63,200

   Other Assets:                 2,800       2,800      2,800       2,800      2,800      2,800      2,800       2,800      2,800

   Total Assets:               313,869     286,964    276,603     273,261    267,582    266,655    265,684     259,876    261,969

                                                                     Dec       Dec         Dec         Dec       Dec
                                 Sep         Oct         Nov         2001      2002        2003        2004      2005
Assets
   Current Assets
   --------------
   Cash                        10,441      13,369      13,045      19,441     29,542     40,680      48,226     60,023
   Restricted Cash                  -           -           -           -          -          -           -          -
   Accts Receivable, Net       40,609      37,867      36,547      74,467     78,839     81,280      83,890     86,683
   Expend./Cons. Parts &
   Supplies                     2,500       2,500       2,500       2,500      2,500      2,500       2,500      2,500
   Assets Held for Resale      62,123      62,123      62,123      27,000          -          -           -          -
   Deposits                     2,600       2,600       2,600       2,600      2,600      2,600       2,600      2,600
   Pre-paid Expenses              582         614         588       1,480        703        743         784        827
   Pre-paid Fuel                3,227       3,745       3,446       9,494      9,896     10,073      10,260     10,455
   Deferred Tax                     -           -           -           -          -          -           -          -
                            ---------------------------------------------  -------------------------------------------
   Total Current Assets:    $ 122,083   $ 122,819   $ 120,850   $ 136,982  $ 124,080  $ 137,875   $ 148,260  $ 163,088

   Property & Equipment
   --------------------
   Aircraft & Engines          57,500      57,500      57,500      57,500     57,500     57,500      57,500     57,500
   Work In Process              1,199       1,199       1,199       1,199      1,199      1,199       1,199      1,199
   Rotable Parts               11,450      11,500      11,550      11,600     11,600     11,600      11,600     11,600
   Equipment                    5,450       5,500       5,550       5,600      1,600      1,888       2,176      2,464
   Building & Leasehold
   Improvements                 1,495       1,495       1,495       1,495      1,495      1,495       1,495      1,495
                            ---------------------------------------------  -------------------------------------------
   Total Property &
   Equipment:               $  77,094   $  77,194   $  77,294   $  77,394  $  73,394  $  73,682   $  73,970  $  74,258
   Less Accum.
   Depreciation                11,085      11,952      12,820      13,689     24,618     35,834      47,339     59,132
                            ---------------------------------------------  -------------------------------------------
   Net Prop. & Equipment    $  66,009   $  65,242   $  64,474   $  63,705  $  48,776  $  37,848   $  26,631  $  15,126

   Reorganized Value in
   Excess of Liabilities       63,200      63,200      63,200      63,200     63,200     64,700      66,200     66,200

   Other Assets:                2,800       2,800       2,800       2,800      2,800      2,800       2,800      2,800

   Total Assets:              254,091     254,061     251,324     266,687    238,856    243,223     243,891    247,215




Appendix "A" - Page 8

Liabilities

   Current Liabilities
   -------------------
   Accounts Payable                6,000     5,778    5,843    5,990   5,349     5,800      7,373    7,218     8,070     6,401
   Accrued Expenses               30,112     7,501    4,565    4,630   3,459     3,736      4,508    4,159     4,553     3,851
   Accrued Interest Payable            -         -        -        -       -         -          -        -         -         -
   Accrued Maintenance            11,473    11,212    7,943    8,317   7,321     7,493      7,043    4,286     2,958       852
   Income Taxes Payable                -      (356)    (580)    (917) (1,729)   (2,121)    (2,025)  (2,700)   (1,239)   (1,103)
   Current Maturities of
   Term Debt                      10,994    11,007   19,464   19,547  19,632    19,716     19,801   27,530    27,681    27,832
                                ----------------------------------------------------------------------------------------------
   Total Current Liabilities:     58,579    35,142   37,236   37,566  34,031    34,624     36,699   40,494    42,023    37,832

   Term Revolver:                 49,761    47,000   47,000   47,000  47,000    47,000     47,000   39,356    38,684    38,006
   Long Term Debt                 80,529    80,356   68,238   65,071  64,145    63,213     60,023   59,076    58,121    54,908
   Deferred Tax Liabilities            -         -        -        -       -         -          -        -         -         -
                                ------------------------------------------------------------------------------------- --------
   Total Liabilities:            188,869   162,498  152,474  149,637 145,176   144,837    143,722  138,926   138,828   130,746

   Shareholder's Equity
   --------------------
   Capital Stock - New Equity          -         -        -        -       -         -          -        -         -         -
   Capital Stock - Reorganized
   Value                         125,000   125,000  125,000  125,000 125,000   125,000    125,000  125,000   125,000   125,000
   Treasury Stock                      -         -        -        -       -         -          -        -         -         -
   Retained Earnings                   -      (533)    (870)  (1,376) (2,594 )  (3,182)    (3,038)  (4,049)   (1,858)   (1,655)
                                ------------------------------------------------------------------------------------- --------
   Total Shareholder's Equity    125,000   124,467  124,130  123,624 122,406   121,818    121,962  120,951   123,142   123,345

   Total Liabilities & Equity:   313,869   286,964  276,604  273,261 267,582   266,655    265,684  259,876   261,970   254,091

Liabilities

   Current Liabilities
   -------------------
   Accounts Payable                6,963     6,863    8,688    8,203   8,663     9,146      9,653
   Accrued Expenses                4,369     4,070   10,118   10,532  10,723    10,922     11,131
   Accrued Interest Payable            -         -        -        -       -         -          -
   Accrued Maintenance              (802)   (1,676)    (373)   1,051   1,446     2,518      2,935
   Income Taxes Payable             (286)     (266)   3,719    4,771  11,692    13,522     15,635
   Current Maturities of
   Long Term Debt                 27,985    39,489   37,395   21,136  23,200    23,374      8,853
                                 ----------------------------------------------------------------
   Total Current Liabilities:     38,229    48,480   59,546   45,694  55,723    59,482     48,206

   Term Revolver:                 37,323    36,634   35,939   27,137  17,413     6,671          -
   Long Term Debt                 53,938    41,610   40,624   28,290  14,814     2,182          -
   Deferred Tax Liabilities            -         -        -        -       -         -          -
                                 ----------------------------------------------------------------
   Total Liabilities:            129,490   126,724  136,109  101,121  87,950    68,335     48,206

   Shareholder's Equity
   --------------------
   Capital Stock - New Equity          -         -        -        -       -         -          -
   Capital Stock - Reorganized
   Value                         125,000   125,000  125,000  125,000 125,000   125,000    125,000
   Treasury Stock                      -         -        -        -       -         -          -
   Retained Earnings                (429)     (399)   5,578   12,735  30,273    50,556     74,008
                                 ----------------------------------------------------------------
   Total Shareholder's Equity    124,571   124,601  130,578  137,735 155,273   175,556    199,008

   Total Liabilities & Equity:   254,061   251,325  266,688  238,856 243,223   243,891    247,215

Appendix "A" - Page 9

Kitty Hawk Aircargo, Inc.
Statement of Cash Flow - Direct
Budget 2001 ($000's)
SF Reduc./W Net Term. - Aug./Park
727's
Z - Eagle

                                           Jan      Feb         Mar        Apr        May       Jun
                                           ---      ---         ---        ---        ---       ---
  Net Revenue-Current Period             23,238    22,824     22,796     18,731     20,360     26,209
  Change in A/R                          40,857     1,272        276      4,082        810     (6,827)
                                         -------------------------------------------------------------
  Cash From Revenue:                     64,095    24,095     23,072     22,813     21,170     19,382

  Cost of Revenue - Current             (23,111)  (22,474)   (22,185)   (19,103)   (20,000)   (24,576)
  Plus Depreciation in COR                1,250     1,251      1,252      1,314      1,255      1,256
  Change in Cons / Expend Supplies            0         0          0          0          0          0
  Increase/(Decrease) in A/P               (222)       66        147       (641)       451      1,573
                                         -------------------------------------------------------------
  Cash Production Costs                 (22,084)  (21,158)   (20,786)   (18,431)   (18,294)   (21,747)

  Gross Cash Profit                      42,011     2,938      2,287      4,382      2,876     (2,365)

  Current G&A Expenses                     (733)     (734)      (734)    (1,025)      (734)      (734)
  Plus Deprec. & Amort. In G&A               13        14         14        155         14         14
  Change in Prepaids                      4,547     2,955       (149)     1,058       (335)      (909)
  Increase/(Decrease) in Accruals
  (exc. Interest)                       (22,873)   (6,204)       438     (2,167)       449        322
                                         -------------------------------------------------------------
  Cash Operating Expenses               (19,046)   (3,969)      (431)    (1,979)      (605)    (1,307)

  Cash After Operations                  22,966    (1,031)     1,855      2,403      2,271     (3,672)

  Other Income/(Expense)                     25       106         25         44        106         25
  Change in Restricted Cash                   0         0          0          0          0          0
  Change in Assets Held for Resale            0         0          0          0          0          0
  Change in Deposits                          0         0          0          0          0          0
  Change in Other Assets                      0         0          0          0          0          0
                                         -------------------------------------------------------------
  Cash Affect - Other                        25       106         25         44        106         25

  Cash After All Operations              22,991      (925)     1,880      2,447      2,377     (3,647)

  Current Tax -expense/+benefit             356       580        917      1,729      2,121      2,025
  Increase/(Decrease) in Tax Payable       (356)     (580)      (917)    (1,729)    (2,121)    (2,025)
  Change in Deferred Tax Assets               0         0          0          0          0          0
  Change in Deferred Tax Liability            0         0          0          0          0          0
                                         -------------------------------------------------------------
  Cash Taxes                                  0         0          0          0          0          0

  Net Cash after Operations & Taxes      22,991      (925)     1,880      2,447      2,377     (3,647)


  Current Interest Expense                 (308)     (283)      (746)      (677)      (711)      (684)
  Change in Interest Payable                  0         0          0          0          0          0
                                         -------------------------------------------------------------
  Cash Financing Costs                     (308)     (283)      (746)      (677)      (711)      (684)

  Net Cash Income                        22,683    (1,209)     1,134      1,770      1,666     (4,331)

                                                                                             2001
                                          Jul        Aug        Sep        Oct       Nov      Dec
                                          ---        ---       ----       ----       ---      ----
  Net Revenue-Current Period            23,005     30,560     21,328     24,125    21,127    60,846
  Change in A/R                           (306)    (5,633)     4,699      2,742     1,320   (37,920)
                                         -------------------------------------------------------------
  Cash From Revenue:                    22,699     24,927     26,027     26,867    22,447    22,926

  Cost of Revenue - Current            (23,284)   (25,217)   (19,396)   (20,480)  (19,608)  (49,327)
  Plus Depreciation in COR               1,258      1,259        908        834       835       837
  Change in Cons / Expend Supplies           0          0          0          0         0         0
  Increase/(Decrease) in A/P              (155)       852     (1,669)       562      (101)    1,825
                                         -------------------------------------------------------------
  Cash Production Costs                (22,181)   (23,107)   (20,157)   (19,083)  (18,873)  (46,665)

  Gross Cash Profit                        518      1,821      5,870      7,784     3,574   (23,739)

  Current G&A Expenses                    (734)      (734)      (588)      (588)     (588)     (588)
  Plus Deprec. & Amort. In G&A              14         14         14         15        15        15
  Change in Prepaids                       387       (452)       701       (550)      325    (6,939)
  Increase/(Decrease) in Accruals
  (exc. Interest)                       (3,105)      (934)    (2,808)    (1,137)   (1,173)    7,351
                                         -------------------------------------------------------------
  Cash Operating Expenses               (3,438)    (2,106)    (2,680)    (2,260)   (1,421)     (161)

  Cash After Operations                 (2,920)      (286)     3,190      5,524     2,153   (23,901)

  Other Income/(Expense)                    25        106         25         25       106        25
  Change in Restricted Cash                  0          0          0          0         0         0
  Change in Assets Held for Resale           0          0    (27,000)         0         0    35,123
  Change in Deposits                         0          0          0          0         0         0
  Change in Other Assets                     0          0          0          0         0         0
                                         -------------------------------------------------------------
  Cash Affect - Other                       25        106    (26,975)        25       106    35,148

  Cash After All Operations             (2,895)      (180)   (23,785)     5,549     2,259    11,247

  Current Tax -expense/+benefit          2,700      1,239      1,103        286       266    (3,719)
  Increase/(Decrease) in Tax Payable    (2,700)    (1,239)    (1,103)      (286)     (266)    3,719
  Change in Deferred Tax Assets              0          0          0          0         0         0
  Change in Deferred Tax Liability           0          0          0          0         0         0
                                         -------------------------------------------------------------
  Cash Taxes                                 0          0          0          0         0         0

  Net Cash after Operations &  Taxes    (2,895)      (180)   (23,785)     5,549     2,259    11,247


  Current Interest Expense                (698)    (1,063)    (1,030)    (1,039)     (987)     (994)
  Change in Interest Payable                 0          0          0          0         0         0
                                         -------------------------------------------------------------
  Cash Financing Costs                    (698)    (1,063)    (1,030)    (1,039)     (987)     (994)

  Net Cash Income                       (3,592)    (1,243)   (24,816)     4,510     1,272    10,253

                                             2002       2003        2004        2005
                                             ----       -----       ----        ----
  Net Revenue-Current Period               322,478    340,230     359,284     379,739
  Change in A/R                             (4,371)    (2,441)     (2,610)     (2,792)
                                         --------------------------------------------
  Cash From Revenue:                       318,107    337,789     356,673     376,947

  Cost of Revenue - Current               (281,247)  (297,014)   (313,568)   (330,955)
  Plus Depreciation in COR                  10,039     10,039      10,039      10,039
  Change in Cons / Expend Supplies               0          0           0           0
  Increase/(Decrease) in A/P                  (485)       460         483         507
                                         --------------------------------------------
  Cash Production Costs                   (271,693)  (286,514)   (303,046)   (320,409)

  Gross Cash Profit                         46,414     51,274      53,628      56,538

  Current G&A Expenses                      (7,161)    (7,268)     (7,377)     (7,488)
  Plus Deprec. & Amort. In G&A                 234        234         234         234
  Change in Prepaids                           375       (217)       (228)       (239)
  Increase/(Decrease) in Accruals
  (exc. Interest)                            1,839        585       1,272         626
                                         --------------------------------------------
  Cash Operating Expenses                   (4,713)    (6,666)     (6,099)     (6,868)

  Cash After Operations                     41,701     44,608      47,529      49,670

  Other Income/(Expense)                   (12,000)         0           0           0
  Change in Restricted Cash                      0          0           0           0
  Change in Assets Held for Resale          27,000          0           0           0
  Change in Deposits                             0          0           0           0
  Change in Other Assets                         0          0           0           0
                                         ---------------------------------------------
  Cash Affect - Other                       15,000          0           0           0

  Cash After All Operations                 56,701     44,608      47,529      49,670

  Current Tax -expense/+benefit             (4,771)   (11,692)    (13,522)    (15,635)
  Increase/(Decrease) in Tax Payable         1,053      6,921       1,830       2,113
  Change in Deferred Tax Assets                  0          0           0           0
  Change in Deferred Tax Liability               0          0           0           0
                                         ---------------------------------------------
  Cash Taxes                                (3,719)    (4,771)    (11,692)    (13,522)

  Net Cash after Operations & Taxes         52,982     39,837      35,837      36,148

  Current Interest Expense                 (10,142)    (6,718)     (4,534)     (2,209)
  Change in Interest Payable                     0          0           0           0
                                         ---------------------------------------------
  Cash Financing Costs                     (10,142)    (6,718)     (4,534)     (2,209)

  Net Cash Income                           42,840     33,119      31,303      33,939


Appendix "A" - Page 10

Increase/(Decrease) in CMLT
 Debt                                 13     8,457       83      85       84       85     7,729      151      151     153   11,504
Increase/(Decrease) in LT Debt    (2,934)  (12,118)  (3,167)   (926)    (932)  (3,190)   (8,591)  (1,627)  (3,891) (1,653) (13,017)
                                  ------------------------------------------------------------------------------------------------
Cash Debt Amortization            (2,921)   (3,661)  (3,084)   (841)    (848)  (3,105)     (862)  (1,476)  (3,740) (1,500)  (1,513)


Cash After Debt Amortization      19,762    (4,870)  (1,950)    929      818   (7,436)   (4,454)  (2,719) (28,556)  3,010     (241)

Change in Net Prop & Equip         1,163     1,165    1,166   1,167    1,169    1,170     1,172    1,173   27,840     766      768
Current Depreciation              (1,263)   (1,265)  (1,266) (1,469)  (1,269)  (1,270)   (1,272)  (1,273)    (923)   (849)    (850)
                                  ------------------------------------------------------------------------------------------------
Capital Expenditures                (100)     (100)    (100)   (301)    (100)    (100)     (100)    (100)  26,917     (83)     (82)

Change in Reorg Val. Excess            0         0        0       0        0        0         0        0        0       0        0
Increase/(Decrease) in Equity -
New                                    0         0        0       0        0        0         0        0        0       0        0
Change in Treasury Stock               0         0        0       0        0        0         0        0        0       0        0
                                  ------------------------------------------------------------------------------------------------
Net Change in Equity                   0         0        0       0        0        0         0        0        0       0        0

Financing Surplus/Required*       19,662    (4,970)  (2,050)    628      718   (7,536)   (4,554)  (2,819)  (1,638)  2,928     (324)


Solve For Cash Balance
----------------------

Change in Book Equity                  0         0        0       0        0        0         0        0        0       0        0
Prior Period Cash Balance         13,000    32,662   27,692  25,643   26,271   26,989    19,453   14,898   12,080  10,441   13,369
Plus Surplus/Less Required        19,662    (4,970)  (2,050)    628      718   (7,536)   (4,554)  (2,819)  (1,638)  2,928     (324)
                                  ------------------------------------------------------------------------------------------------
Equals Current Cash Balance       32,662    27,692   25,643  26,271   26,989   19,453    14,898   12,080   10,441  13,369   13,045

Increase/(Decrease) in CMLT
 Debt                                  (2,094)      (16,259)         2,064            174         (14,521)
Increase/(Decrease) in LT Debt         (1,681)      (21,136)       (23,200)       (23,374)         (8,853)
                                      -------       -----------------------------------------------------
Cash Debt Amortization                 (3,775)      (37,395)       (21,136)       (23,200)        (23,374)

Cash After Debt Amortization            6,478         5,445         11,983          8,103          10,565

Change in Net Prop & Equip                769        14,929         10,929         11,217          11,505
Current Depreciation                     (851)      (10,273)       (10,273)       (10,273)        (10,273)
                                      -------       -----------------------------------------------------
Capital Expenditures                      (82)        4,655            655            943           1,231

Change in Reorg Val. Excess                 0             0         (1,500)        (1,500)              0
Increase/(Decrease) in Equity -
 New                                        0             0              0              0               0
Change in Treasury Stock                    0             0              0              0               0
                                      -------       -----------------------------------------------------
Net Change in Equity                        0             0         (1,500)        (1,500)              0

Financing Surplus/Required*             6,396        10,100         11,138          7,546          11,797

Solve For Cash Balance
----------------------

Change in Book Equity                       0             0              0              0               0
Prior Period Cash Balance              13,045        19,441         29,542         40,680          48,226
Plus Surplus/Less Required              6,396        10,100         11,138          7,546          11,797
                                      -------       -----------------------------------------------------
Equals Current Cash Balance            19,441        29,542         40,680         48,226          60,023


Appendix "A" - Page 11

                                 Appendix "B"
                            Kitty Hawk, Inc., et al
                             Liquidation Analysis
                          Amended as of May 22, 2001
                                (In Thousands)

                                                                                          Net Value               Less:
                                                                                          of Assets             Estimated
                                        Liquidation             Less: Assets            Available for         Administrative
                                           Value              Subject to Liens,           Unsecured            and Priority
                                       of Assets (1)           as Adjusted (2)            Creditors               Claims
                                       -------------          -----------------         -------------         --------------
Kitty Hawk, Inc.                         $   2,786              $       0                 $   2,786             $  1,439
Kitty Hawk Cargo                            25,246                 15,306                     9,940                1,230
Kitty Hawk Aircargo                         77,648                 50,175                    27,473                1,521
Kitty Hawk International                   106,954                 92,139                    14,815                3,426
Kitty Hawk Charters                         28,153                  8,128                    20,025                1,294
Longhorn Solutions                             232                    155                        77                   20
Aircraft Leasing                            53,840                 44,570                     9,270                1,189
American InternationalTravel                    49                     33                        16                   14
Flight One Logistics                             0                      0                         0                    0
OK Turbines                                  1,235                    737                       498                    4
                                       -------------          -----------------         -------------         --------------
                                         $ 296,143              $ 211,243                 $  84,900             $ 10,137
                                       =============          =================         =============         ==============
                                       Reallocation            Net Amount
                                         Based on             Available for             Estimated
                                       Intercompany              General                 General              Estimated
                                       Receivables/             Unsecured               Unsecured              Recovery
                                       Payables (3)             Creditors               Claims (4)            Percentage
                                       ------------           -------------             ----------            ----------
Kitty Hawk, Inc.                         $   5,968              $   7,315                 $ 238,547                 3.07%
Kitty Hawk Cargo                             1,036                  9,746                   235,940                 4.13%
Kitty Hawk Aircargo                         (2,545)                23,407                   261,405                 8.95%
Kitty Hawk International                    (5,949)                 5,440                   268,345                 2.03%
Kitty Hawk Charters                          1,187                 19,918                   240,698                 8.28%
Longhorn Solutions                              14                     71                   230,221                 0.03%
Aircraft Leasing                               281                  8,362                   230,120                 3.63%
American International Travel                    0                      2                   230,320                 0.00%
Flight One Logistics                             1                      1                   230,120                 0.00%
OK Turbines                                      7                    501                   230,237                 0.22%
                                       ------------           -------------
                                         $       0              $  74,763
                                       ============           =============

Footnotes:
---------
(1) The liquidation value(s) represent the expected value to be received upon the sale of the relevant asset pursuant to an orderly sale taking into account the age of the asset and the speed that the asset can be sold. All airframe and engine values are presumed to be "half-time" with regard to condition since no valuation based upon condition was performed upon each airframe and engine. Additional detail of assets is attached as a separate Appendix.

(2) Certain assets are subject to the liens of various secured creditors. Deficiency claims have been included with "Estimated General Unsecured Claims." For purposes of this analysis, the claim of the Wells Fargo Bank Group has been allocated to each applicable Debtor on a pro rata basis using the estimated liquidation values of assets subject to its liens held by such Debtor.

(3) The Debtors have not maintained their intercompany balances on an entity-by-entity basis, but rather on a pooled basis. For purposes of this analysis, each Debtor has either a receivable or a payable from/to the intercompany pool. Based on estimated liquidation recoveries by the Debtors which have payables to the intercompany pool, an allocation of such expected recoveries has been reallocated to those Debtors with receivables from the intercompany pool.

(4) Each Debtor was a guarantor of the Senior Secured Notes Payable. For purposes of this analysis, the deficiency for the Senior Secured Notes is estimated at $230,120,000. Therefore, each Debtor has this amount included in its "Estimated General Unsecured Claims."

Appendix "B" - Page 1

                                 Appendix "B"
                            Kitty Hawk, Inc., et al
          Estimated Liquidation Value of Assets as of March 31, 2001
                            (Revised May 22, 2001)
                                (In Thousands)

                                           Kitty    Kitty     Kitty        Kitty       Kitty
                                           Hawk     Hawk      Hawk         Hawk        Hawk        Longhorn
                                           Inc.     Cargo     Aircargo     Int'l       Charters    Solutions
                                          -------  -------   ----------  ---------   ----------  -----------
Current Assets
--------------
Cash & Cash Equivalents                   $     0  $ 4,102   $   11,237  $   5,030   $    8,321  $       232
Restricted Cash                                                     173     21,212
Accounts Receivable                                 18,831       14,059                   2,486
Assets Held for Resale                                                         100
Expendable Spare Parts and Supplies                                 617                   1,159
                                         --------  -------   ----------  ---------   ----------  -----------
Sub-total Net Current Assets                    0   22,933       26,086     26,342       11,966          232
                                         --------  -------   ----------  ---------   ----------  -----------

Property Plant and Equipment
----------------------------
Building & Leasehold Improvements           1,500                            5,550          800
JT8D-7/9 Spare Engines                                            3,150
Aircraft Kitty Hawk Chartes/OKTurbines                                                   13,500
Aircraft-Unencumbered DC9-15F
L1011 Aircraft                                                              15,000
B727 Aircraft- Wells Fargo Bank                                  27,600
B727 Aircraft- Sr. Secured                                       10,000
B747 Aircraft                                                               43,000
DC8-62F (N801MG)                                                             1,250
DC8-62F (N802MG)                                                             1,250
DC8-62F (N803CK)                                                             1,250
DC8-63F (N811CK)                                                             2,000
DC8-63F (N815CK)                                                             2,000
DC8-62F (N818CK)                                                             1,250
Lear 25-030 (N500JS)                                                                        400
Equipment                                   1,286    2,313        4,392         62        1,305
Rotable Spare Parts                                               6,420                     182
JT9D/RB211 Spare Engines                                                     7,500
JT9D/RB211 Spare Engines- M/Ls                                                 500
                                         --------  -------   ----------  ---------   ----------  -----------
Sub-Total Property Plant & Eqpt             2,786    2,313       51,562     80,612       16,187            0
                                         --------  -------   ----------  ---------   ----------  -----------
Total:                                   $  2,786  $25,246   $   77,648  $ 106,954   $   28,153  $       232
                                         ========  =======   ==========  =========   ==========  ===========

                                                         American      Flight
                                             Aircraft      Int'l        One          OK        Total
                                             Leasing      Travel      Logistics   Turbines    Combined
                                            ----------  ----------   ----------- ----------  ---------
Current Assets
--------------
Cash & Cash Equivalents                     $   12,840  $       49   $         0 $        0  $  41,811
Restricted Cash                                                                                 21,385
Accounts Receivable                                                                             35,376
Assets Held for Resale                                                                             100
Expendable Spare Parts and Supplies                                                   1,104      2,880
                                            ----------  ----------   ----------- ----------  ---------
Sub-total Net Current Assets                    12,840          49             0      1,104    101,552
                                            ----------  ----------   ----------- ----------  ---------

Property Plant and Equipment
----------------------------
Building & Leasehold Improvements                                                                7,850
JT8D-7/9 Spare Engines                                                                           3,150
Aircraft Kitty Hawk Chartes/OKTurbines                                                   50     13,550
Aircraft-Unencumbered DC9-15F                    5,000                                           5,000
L1011 Aircraft                                                                                  15,000
B727 Aircraft- Wells Fargo Bank                                                                 27,600
B727 Aircraft- Sr. Secured                      36,000                                          46,000
B747 Aircraft                                                                                   43,000
DC8-62F (N801MG)                                                                                 1,250
DC8-62F (N802MG)                                                                                 1,250
DC8-62F (N803CK)                                                                                 1,250
DC8-63F (N811CK)                                                                                 2,000
DC8-63F (N815CK)                                                                                 2,000
DC8-62F (N818CK)                                                                                 1,250
Lear 25-030 (N500JS)                                                                               400
Equipment                                                                                81      9,439
Rotable Spare Parts                                                                              6,602
JT9D/RB211 Spare Engines                                                                         7,500
JT9D/RB211 Spare Engines- M/Ls                                                                     500
                                            ----------  ----------   ----------- ----------  ---------
Sub-Total Property Plant & Eqpt                 41,000           0             0        131    194,591
                                            ----------  ----------   ----------- ----------  ---------
Total:                                      $   53,840  $       49   $         0 $    1,235  $ 296,143
                                            ==========  ==========   =========== ==========  =========

Appendix "B" - Page 2